                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:            [_] Confidential, For Use of the
[X]  Preliminary Proxy Statement          Commission Only (as permitted
                                          by Rule 14a-6(e) (2))

[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12

                 Courtyard by Marriott Limited Partnership
              -------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


         ------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:


         ---------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:


         ---------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         ---------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:


         ---------------------------------------------------------------------

     (5) Total fee paid:


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[X]  Fee paid previously with preliminary materials: $30,448

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

         ---------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

         ---------------------------------------------------------------------

     (3) Filing Party:

         ---------------------------------------------------------------------

     (4) Date Filed:

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

                    COURTYARD BY MARRIOTT LIMITED PARTNERSHIP
                               10400 Fernwood Road
                            Bethesda, Maryland 20817


To the Limited Partners of Courtyard by Marriott Limited Partnership:


         A Purchase Offer and Consent Solicitation is being made pursuant to the terms of a settlement (the "Settlement") relating to a class action lawsuit brought against the predecessor-in-interest to CBM One LLC, a Delaware limited liability company and the general partner (the "General Partner") of Courtyard by Marriott Limited Partnership (the "Partnership"), Marriott International, Inc., a Delaware corporation ("Marriott International"), Host Marriott Corporation, a Delaware corporation, as the predecessor-in-interest to a Maryland corporation of the same name ("Host Marriott"), various related entities and others, in the 285th Judicial District Court (the "Court") of Bexar County, Texas (the "Haas Litigation"). The Settlement also relates to lawsuits filed with respect to six other limited partnerships (such suits, together with the Haas Litigation, the "Litigation").

         On March 9, 2000, the defendants and counsel to the class action plaintiffs in the Litigation entered into a settlement agreement (the "Settlement Agreement") providing for the settlement of all the Litigation. The Settlement with respect to the Partnership consists of:

 .    an offer by CBM I Holdings LLC, a Delaware limited liability company (the
     "Purchaser"), to purchase all outstanding units of limited partnership interest in the Partnership (other than units held by the General Partner) pursuant to a purchase offer (the "Purchase Offer"); and

 .    a merger of a subsidiary of the Purchaser into the Partnership immediately following the consummation of the Purchase Offer (the "Merger"), pursuant to which (1) all units held by holders who have not tendered their units in the Purchase Offer and who have not opted-out of the Settlement will be cashed out for the same amount of consideration paid in the Purchase Offer, and (2) all units held by unitholders who have opted-out of the Settlement will be converted into the right to receive an amount in cash equal to the appraised value of such units.

         The consummation of the Purchase Offer and the Merger is subject to the final approval by the Court of the Settlement. Following the expiration of the Purchase Offer there will be a hearing before the Court to determine the fairness of the Settlement. Assuming all the other conditions to the Purchase Offer have been satisfied (or waived, if waivable), the Purchase Offer will be consummated as soon as practicable after the Settlement is approved by the Court and all appeal periods have expired or, if the approval of the Settlement is appealed, after the Settlement is determined finally to be approved. Immediately following the consummation of the Purchase Offer, the Merger will be consummated.

         The Purchase Offer. Pursuant to the terms of the Settlement Agreement, the Purchaser has agreed to offer to purchase all of the issued and outstanding units of limited partnership interest in the Partnership (other than units owned by the General Partner) at a price of $134,130 per unit (or a pro rata portion thereof) in cash, upon the terms and subject to the conditions set forth in the Purchase Offer and Consent Solicitation attached hereto. This amount represents not only the value of your units, but also the value of the settlement of the claims asserted in the Haas litigation. If the Court approves legal fees and expenses of approximately $18,000 per unit to counsel to the class action plaintiffs in the Haas Litigation, the net amount that each holder that is a class member will receive is approximately $116,000 per unit (or a pro rata portion thereof) (the "Net Settlement Amount"). The amount a holder will receive in the Purchase Offer will be reduced by any amount owed by such holder on the original purchase price of his or her units. If you wish to receive the Net Settlement Amount for your units in the Purchase Offer, you should consent to the Merger and the amendments to the partnership agreement as described below. The approval of the Merger and the amendments to the partnership agreement by the holders of a majority of the outstanding units is one of the conditions to the Purchase Offer and the Merger.

     The Purchaser is an indirect wholly owned subsidiary of CBM Joint Venture LLC (the "Joint Venture"), a Delaware limited liability company that is a joint venture between MI CBM Investor LLC ("MI Investor"), a Delaware limited liability company and a wholly owned indirect subsidiary of Marriott International, and Rockledge Hotel Properties, Inc., a Delaware corporation ("Rockledge") (through wholly owned subsidiaries). Rockledge currently owns a 99% non-managing interest in the General Partner. Host Marriott, L.P. ("Host LP"), which owns the 1% managing interest in the General Partner, also owns a 95% non-voting interest in Rockledge. Host Marriott owns approximately 78% of the equity interests in Host LP. Marriott International currently does not own an interest in either Host Marriott, Rockledge or the General Partner, but one of Marriott International's subsidiaries is the manager of the hotels owned by the Partnership. In addition, two individuals who serve on the board of directors of Host Marriott also serve on the board of directors of Marriott International.

     The Merger. The terms of the Settlement Agreement provide for the Merger of a subsidiary of the Purchaser into the Partnership pursuant to an agreement and plan of merger (the "Merger Agreement") immediately following the consummation of the Purchase Offer. In the Merger, each outstanding unit of limited partnership interest in the Partnership that has not been tendered in the Purchase Offer (other than units held by the General Partner, the Purchaser or holders who have elected to opt-out of the Settlement) will be converted into the right to receive $134,130 per unit (or a pro rata portion thereof) in cash. If the Court approves legal fees and expenses of approximately $18,000 per unit to counsel to the class action plaintiffs in the Haas Litigation, the net amount that each holder that is a class member will receive is approximately $116,000 per unit (or a pro rata portion thereof). In addition, each outstanding unit held by a holder who has elected to opt-out of the Settlement will be converted in the Merger into the right to receive a cash amount equal to the appraised value of such unit (or a pro rata portion thereof), as determined in accordance with the appraisal provisions of the Merger Agreement and the Settlement Agreement. The appraised value of units will not include any amount representing the value of the settlement of the claims asserted in the Haas Litigation. The amount to be received by any unitholder in the Merger will be reduced by any amount owed by such holder on the original purchase price of his or her units. If you wish to opt-out of the Settlement, you must follow the procedures described in the attached Purchase Offer and Consent Solicitation.

     Written Consent. The Purchase Offer and Merger will not be consummated unless holders of a majority of the units submit their written consent to (1) the Merger and (2) amendments to the Partnership's partnership agreement as more fully described in the Purchase Offer and Consent Solicitation (the "Amendments"). The Amendments are intended to clarify that the terms of the Settlement (including the Purchase Offer and the Merger) are consistent with the provisions of the partnership agreement and to facilitate the consummation of the Purchase Offer and the Merger. Accordingly, the General Partner is hereby soliciting your consent to each of:

 .        the Merger, and

 .        Amendments.

     The only holders of units who will be entitled to consent to the Merger and the Amendments will be holders of record of units at the close of business on ___________, 2000 who have been admitted to the Partnership as limited partners. The terms of the Settlement are described in detail under the heading "The Settlement - The Settlement Agreement" in the Purchase Offer and Consent Solicitation.

     A Purchase Offer and Consent Solicitation, including a BLUE Proof of Claim, Assignment and Release and a GREEN consent form, are enclosed with this notice. The attached Purchase Offer and Consent Solicitation contains instructions on how to tender your units in the Purchase Offer and to consent to the Merger and the Amendments.

     The Settlement will not be consummated unless the Court approves the fairness of the Settlement (including the terms and conditions of the Purchase Offer, the Merger and the Amendments) at a hearing at which unitholders who have not opted-out of the Settlement and who have timely filed the proper documents with the Court have the right to appear. See the "Notice of Pendency and Settlement of Claim and Derivative Action Related to Courtyard by Marriott LP and Final Approval Hearing" which is being distributed by counsel to the class action plaintiffs with the Purchase Offer and Consent Solicitation, for a description of the procedures that must be followed in order to appear at the hearing.

     A Special Litigation Committee appointed by the General Partner has determined that the terms of the Settlement (1) are fair and reasonable to the Partnership (which the Special Litigation Committee considers, as a practical matter, to have an identity of interest with the limited partners with respect to the derivative claims in the Haas Litigation) and (2) include a fair and reasonable settlement of any and all derivative claims, express or implied, made on behalf of the Partnership in the Haas Litigation. Counsel for the class action plaintiffs recommends that the class action plaintiffs approve the Settlement by tendering their units and consenting to the Merger and the Amendments. See "The Settlement."

     The General Partner is not making a recommendation to you as to whether to tender or refrain from tendering your units or whether or not to consent to the Merger or the Amendments. You must make your own decisions as to these matters.


                                 CBM One LLC
                                 General Partner




                                 ------------------------------------
                                 Secretary

Date: _____________, 2000
Bethesda, Maryland


                               TABLE OF CONTENTS
                                                                                                              Page
                                                                                                              ----
SUMMARY TERM SHEET......................................................................................        2
SPECIAL CONSIDERATIONS..................................................................................       13
THE SETTLEMENT..........................................................................................       17
      Background of the Settlement......................................................................       17
      The Settlement Agreement..........................................................................       20
      Position of the General Partner, the Purchaser, the Joint Venture, Marriott
               International, MI Investor and Rockledge Regarding the Purchase Offer....................       22
      Recommendation of the Special Litigation Committee and Counsel to the Class Action Plaintiffs.....       22
      Purpose and Structure of the Purchase Offer; Merger and Amendments................................       23
      Conditions of the Purchase Offer and the Merger...................................................       24
      Plans for the Partnership; Certain Effects of the Purchase Offer..................................       24
      Certain Information Concerning the Partnership....................................................       25
      Certain Information Concerning the Purchaser, the Joint Venture, Marriott
               International, MI Investor and Rockledge.................................................       26
      Source and Amount of Funds........................................................................       27
      Certain Transactions with the Partnership.........................................................       28
      Security Ownership of Certain Beneficial Owners and Management....................................       30
      Regulatory Matters................................................................................       30
      Final Court Hearing and Right to Appear...........................................................       30
      Procedures for Opting-Out of the Settlement.......................................................       32
      The Merger........................................................................................       32
      The Amendments....................................................................................       35
      Federal Income Tax Considerations.................................................................       40
      Selected Historical Consolidated Financial Data...................................................       47
      Description of Real Estate........................................................................       48
      Operating Data....................................................................................       50
THE PURCHASE OFFER......................................................................................       52
      Terms of the Purchase Offer.......................................................................       52
      Settlement Fund; Acceptance for Payment; Payment for Units........................................       53
      Procedures for Accepting the Purchase Offer and Tendering Units...................................       54
      Withdrawal Rights.................................................................................       56
      Market for the Partnership's Limited Partnership Units and Related Security Holder Matters........       56
      Transfer Fees and Taxes...........................................................................       57
THE WRITTEN CONSENTS....................................................................................       58
      Record Date and Outstanding Units.................................................................       58
      Majority Vote Required; Voting Rights.............................................................       58
      Solicitation Period...............................................................................       58
      Voting and Revocation of Consents.................................................................       58
      Effective Time of Amendments......................................................................       59
      Effective Time of the Merger......................................................................       59
      No Special Meeting................................................................................       59
      Rights of Appraisal...............................................................................       59
      Interests of Certain Persons in the Matters to be Acted Upon......................................       60
OTHER MATTERS...........................................................................................       60
      Fees and Expenses.................................................................................       60
      Miscellaneous.....................................................................................       61


Schedule I -   Directors and Executive Officers of Marriott International, Inc.,
               MI CBM Investor LLC, Rockledge Hotel Properties, Inc., CBM Joint
               Venture LLC and CBM I Holdings LLC
Schedule II - Directors and Executive Officers of CBM One LLC

                                SUMMARY TERM SHEET


     We urge you to read carefully this purchase offer and consent solicitation, particularly the matters discussed under the heading "The Settlement," before deciding whether to tender or refrain from tendering your units of limited partnership interest in Courtyard by Marriott Limited Partnership and whether to vote for or against the merger and the amendments to the partnership agreement described below. The following is a summary of information contained in this purchase offer and consent solicitation. The summary is not intended to be complete, and you should read carefully this entire purchase offer and consent solicitation and the related proof of claim, assignment and release, consent form and the other documents to which we have referred you. In particular, you should read the information contained under the heading "Special Considerations." The purchase offer and consent solicitation, together with the proof of claim, assignment and release, are referred to herein as the "Purchase Offer and Consent Solicitation."

     The term the "general partner" as used in this purchase offer and consent solicitation refers to CBM One LLC, the general partner of Courtyard by Marriott Limited Partnership. The terms "we", "our" and the "purchaser" as used in this purchase offer and consent solicitation refer to CBM I Holdings LLC, a wholly owned indirect subsidiary of CBM Joint Venture LLC, or the "joint venture," which is a joint venture between MI CBM Investor LLC, or "MI Investor," a wholly owned indirect subsidiary of Marriott International, Inc., or "Marriott International," and Rockledge Hotel Properties, Inc., or "Rockledge" (through wholly owned subsidiaries).

WHY ARE YOU MAKING THIS PURCHASE OFFER AND CONSENT SOLICITATION?


     This purchase offer and consent solicitation is being made pursuant to the terms of a settlement agreement relating to a class action lawsuit brought against the general partner, Marriott International, Host Marriott, various related entities and others. The settlement relates to litigation involving Courtyard by Marriott Limited Partnership and six other limited partnerships, including Courtyard by Marriott II Limited Partnership. The settlement provides for a purchase offer, followed by a merger, and amendments to the partnership agreement as described in this purchase offer and consent solicitation. See "The Settlement -- Background of the Settlement," pages 12 through 15.

WHO IS OFFERING TO BUY MY UNITS?


     Our name is CBM I Holdings LLC. We are a wholly owned indirect subsidiary of the joint venture and were organized for the sole purpose of making the purchase offer. The joint venture is a joint venture between MI Investor, a subsidiary of Marriott International, and Rockledge (through wholly owned subsidiaries). See "The Settlement -- Certain Information Concerning the Purchaser, the Joint Venture, Marriott International, MI Investor and Rockledge," pages 21 through 23.

WHAT CLASSES AND AMOUNTS OF SECURITIES ARE YOU SEEKING IN THE OFFER?

     We are offering to purchase all outstanding units of limited partnership interest in Courtyard by Marriott Limited Partnership other than units owned by the general partner.


HOW MUCH ARE YOU OFFERING TO PAY FOR MY SECURITIES AND WHAT IS THE FORM OF PAYMENT?


     We are offering to pay $134,130 per unit (or a pro rata portion thereof) in cash to purchase each unit, settle the Haas litigation and obtain a release of all claims in the Haas litigation. If the court approves legal fees and expenses of approximately $18,000 per unit to counsel to the class action plaintiffs in the Haas litigation, the net amount that each holder that is a class member will receive is approximately $116,000 per unit (or a pro rata portion thereof).
This amount will be reduced by any amount owed by the holder on the original purchase price of such unit. The aggregate amount we are offering to pay for all outstanding units (other than the 15 units held by the general partner) is $152,237,550. See "The Settlement -- The Settlement Agreement," pages 15 through 17.

WHAT WILL I RECEIVE IF I PURCHASED A UNIT FROM A CLASS MEMBER, BUT DID NOT OBTAIN AN ASSIGNMENT OF LITIGATION CLAIMS FROM THAT CLASS MEMBER?


     If you purchased a unit from a class member without obtaining an assignment of that class member's litigation claims, the purchaser will still pay $134,130 for each unit that you tender in the purchase offer or that is converted in the merger. However, this amount represents not only the value of your units, but also the value of the settlement of the claims asserted in the Haas litigation. Accordingly, the $134,130 per unit (or a net amount per unit of approximately $116,000 after payment of court awarded legal fees and expenses to counsel to the class action plaintiffs of approximately $18,000 per unit), or a pro rata portion thereof will have to be divided between you and the class member from whom you purchased the unit. If you are unable to agree on how the money should be divided, the division will be made by a special master appointed by the court. Payment for the units will be made by deposit of the purchase price with Chase Bank of Texas, N.A., which has been retained by counsel to the class action plaintiffs as escrow agent. The defendants in the litigation have no responsibility for or liability whatsoever with respect to the distribution of the settlement funds, or the determination or payment of claims.

DO YOU HAVE THE FINANCIAL RESOURCES TO MAKE PAYMENT?


     We will need approximately $_____ million to purchase all of the units pursuant to the purchase offer, to consummate the merger and to pay related fees and expenses. We will obtain the funds indirectly from Marriott International and Rockledge. See "The Settlement -- Source and Amount of Funds," page 23.


IS YOUR FINANCIAL CONDITION RELEVANT TO MY DECISION TO TENDER IN THE OFFER?


     Because the form of payment consists solely of cash and the purchase offer is not conditioned on our ability to obtain financing, we do not think our financial condition is relevant to your decision as to whether to tender in the purchase offer or consent to the merger. Our obligations in connection with the purchase offer and the merger are guaranteed by Marriott International and Host Marriott. See "The Settlement -- Source and Amount of Funds," page 23.

HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER IN THE PURCHASE OFFER?

     You will have at least until 12:00 midnight, New York City time, on _____________, 2000 to decide whether to tender your units in the purchase offer. See "The Purchase Offer -- Terms of the Purchase Offer," pages 48 and 49.

CAN THE PURCHASE OFFER BE EXTENDED?


     Yes. We can elect to extend the purchase offer at any time. See "The Purchase Offer -- Terms of the Purchase Offer," pages 48 and 49.

HOW WILL I BE NOTIFIED IF THE PURCHASE OFFER IS EXTENDED?


     If the purchase offer is extended we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the next business day after the day the purchase offer was scheduled to expire. See "The Purchase Offer -- Terms of the Purchase Offer," pages 48 and 49.

HOW DO I TENDER MY UNITS?


     To tender all or any portion of your units, you must either (1) complete and sign the BLUE proof of claim, assignment and release (or a facsimile thereof) and mail or deliver it and any other required documents to GEMISYS Corporation, which has been retained by counsel to the class action plaintiffs to serve as claims administrator, at the address set forth on the back cover of this purchase offer and consent solicitation, or (2) if your units are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact such nominee and instruct it to tender your units. See "The Purchase Offer -- Procedures for Accepting the Purchase Offer and Tendering Units," pages 66 and 67. However, tendering your units does not in itself constitute your consent to the merger and the amendments to the partnership agreement. You can only consent to the merger and the amendments by completing and returning the enclosed GREEN consent form.

WHAT ARE THE SIGNIFICANT CONDITIONS TO THE PURCHASE OFFER AND THE MERGER?

     The consummation of the purchase offer and the merger is subject to a number of conditions, including:


     (1) the order of the court approving the terms of the settlement and the dismissal of the litigation shall have become final (other than by reason of an appeal relating solely to counsel fees and expenses),

     (2) not more than 10% of the units of limited partnership interests in each of Courtyard by Marriott Limited Partnership and each of the other six limited partnerships involved in the settlement (other than units held by persons named as insiders in the settlement agreement) shall be held by holders who have elected to "opt-out" of the settlement, and

     (3) holders of a majority of the units in each of Courtyard by Marriott Limited Partnership and Courtyard by Marriott II Limited Partnership (other than affiliates of these partnerships) shall have approved each partnership's merger and amendments to each partnership's partnership agreement.

     We have the right to waive condition (2) above in our sole discretion. However, conditions (1) and (3) cannot be waived. Accordingly, if conditions
(1) and (3) were to be satisfied and we were to waive condition (2), the purchase offer and merger would still be consummated. See "The Settlement -- Conditions of the Purchase Offer and the Merger," page 19.

WHEN WILL I RECEIVE PAYMENT FOR MY UNITS IF I TENDER?


     The court will hold a hearing for approval of the settlement once all conditions to consummating the purchase offer and the merger, other than condition (1) above, have been satisfied. Within seven business days after the judgment order approving the terms of the settlement and the dismissal of the litigation becomes final, the escrow agent will distribute to each unitholder who has submitted a valid proof of claim prior to such date the funds to which such holder is entitled. See "The Purchase Offer -- Settlement Fund; Acceptance for Payment; Payment for Units," pages 49 and 50.



MUST I SUBMIT A PROOF OF CLAIM TO RECEIVE FUNDS IN THE SETTLEMENT?


     Yes. No unitholder will be entitled to receive any funds from the settlement until a valid proof of claim is submitted, whether before or after the judgment order becomes final. However, if you have not submitted a valid proof of claim within 90 days of the date a judgment order approving the settlement becomes final and you have not opted-out of the settlement, then the counsel to the class action plaintiffs will execute a proof of claim on your behalf. See "The Purchase Offer -- Procedures for Accepting the Purchase Offer and Tendering Units," pages 50 through 52.

HOW DO I WITHDRAW PREVIOUSLY TENDERED UNITS?


     You may withdraw units that you have tendered at any time prior to the expiration date. To withdraw units, you must deliver a written notice to the claims administrator prior to the expiration of the purchase offer at the address set forth on the back cover of this purchase offer and consent solicitation. For more information on your withdrawal rights, see "The Purchase Offer--Withdrawal Rights," page 52. If the settlement agreement terminates without the settlement becoming final, then all of your tendered units will be returned.

WHO HAS DETERMINED THAT THE TERMS OF THE SETTLEMENT ARE FAIR?


     Counsel to the class action plaintiffs recommends that the class action plaintiffs approve the settlement by tendering their units in the purchase offer and consenting to the merger and the amendments. The special litigation committee appointed for Courtyard by Marriott Limited Partnership by the general partner has determined that the terms of the settlement (1) are fair and reasonable to the partnership (which the special litigation committee considers, as a practical matter, to have an identity of interest with the limited partners with respect to the derivative claims in the Haas Litigation) and (2) include a fair and reasonable settlement of any and all derivative claims, expressed or implied, made on behalf of Courtyard by Marriott Limited Partnership in the litigation. See "The Settlement -- Recommendation of the Special Litigation Committee and Counsel to the Class Action Plaintiffs," pages 17 and 18.

HOW DO I OPT-OUT OF THE SETTLEMENT?


     If you do not wish to participate in the settlement, you may exclude yourself from the settlement class by submitting an opt-out notice, no later than the expiration date, to the claims administrator. The opt-out notice must contain the information described under the heading "The Settlement-Procedures for Opting-Out of the Settlement," page

27. In addition, you should complete, execute and include with your opt-out notice the certificate of non-foreign status included in the proof of claim. If you do not timely and validly submit an opt-out notice, you will be bound by all orders and judgments entered in the litigation, whether favorable or unfavorable to you.

DO I HAVE THE RIGHT TO APPEAR AT THE FINAL COURT HEARING?

     Unitholders who have not opted-out of the settlement have the right to appear at the final court hearing to be held on August 28, 2000, if they follow the procedures described under the heading "The Settlement - Final Court Hearing and Right to Appear" on pages 25 through 27. The settlement will not be consummated unless the court approves the fairness of the settlement (including the terms and conditions of the purchase offer, the merger and the amendments) at the final hearing.

WHY IS THE GENERAL PARTNER SOLICITING CONSENTS?


     The general partner is soliciting the consents of the limited partners pursuant to the terms of the settlement agreement. If the merger and the amendments to the partnership agreement are not approved by limited partners holding a majority of the outstanding units (excluding units held by the general partner and its affiliates), the settlement agreement will not be consummated and the purchaser will not be obligated to purchase the units. See "The Settlement -- Conditions of the Purchase Offer and the Merger," page 19.

WHAT WILL HAPPEN IN THE MERGER?


     The terms of the settlement agreement provide for the merger of CBM II Acquisition, L.P., a subsidiary of the purchaser, with and into Courtyard by Marriott Limited Partnership immediately after the consummation of the purchase offer. Courtyard by Marriott Limited Partnership will be the surviving entity in the merger.

     In the merger:

     . each outstanding unit that has not been tendered in the purchase offer (other than units held by the general partner, the purchaser and holders who have elected to opt-out of the settlement) will be converted into the right to receive $134,130 per unit (or a pro rata portion thereof) in cash. If the court approves legal fees and expenses of approximately $18,000 per unit to counsel to the class action plaintiffs in the Haas litigation, the net amount that each holder that is a class member will receive is approximately $116,000 per unit (or a pro rata portion thereof); and

     . each outstanding unit held by a unitholder who has elected to opt-out of the settlement will be converted into the right to receive a cash amount equal to the appraised value of such unit (or a pro rata portion thereof). The appraised value will not include any amount representing the value of the settlement of the claims asserted in the Haas litigation.

     Any amount to be received by any holder in the merger will be reduced by any amount owed by the holder on the original purchase price of his or her units. See "The Settlement -- The Merger," pages 27 through 29.

WHAT ARE THE PROPOSED AMENDMENTS TO THE PARTNERSHIP AGREEMENT?


     The proposed amendments to the partnership agreement are intended to clarify that the terms of the settlement agreement (including the purchase offer and the merger) are consistent with the provisions of the partnership agreement and to facilitate the consummation of the purchase offer and the merger.

     The amendments to the partnership agreement will not be implemented if, for any reason, the purchase offer is not consummated, even if the amendments receive the requisite approval. The proposed amendments are described in detail under the heading "The Settlement -- The Amendments," pages 29 through 34.

WHO IS ENTITLED TO VOTE ON THE MERGER AND THE PROPOSED AMENDMENTS TO THE PARTNERSHIP AGREEMENT?


     You are entitled to vote on the merger and the proposed amendments to the partnership agreement if you owned units on __________, 2000 and have been admitted as a limited partner, except that if you are in default with respect to the original purchase price of your units, you are not entitled to vote with respect to such units. See "The Written Consents -- Record Date and Outstanding Units," page 54.

HOW DO I CONSENT TO THE MERGER AND THE PROPOSED AMENDMENTS?


     If you wish to consent to the merger and the amendments, you should complete, sign, date and return the GREEN consent form to the claims administrator in the enclosed envelope with pre-paid postage. Your vote on these matters is very important. Your failure to return the enclosed consent form will have the same effect as not consenting to the merger and the amendments and, therefore, will constitute a vote against the settlement. Tendering your units by submitting a proof of claim does not in itself constitute your consent to the merger and the amendments. See "The Written Consents -- Voting and Revocation of Consents," pages 54 and 55.



HOW DO I REVOKE MY CONSENT?


      You may revoke your executed and returned consent form at any time prior to the expiration date by delivering to the claims administrator a signed and dated written notice stating that your consent is revoked. After the expiration date, all consents previously executed and delivered and not revoked shall become irrevocable. See "The Written Consents - Voting and Revocation of Consents," pages 54 and 55.

HOW LONG DO I HAVE TO CONSENT?


     You may submit your signed consent form now. In order for your consent form to be accepted, it must be received by the claims administrator no later than 12:00 midnight, New York City time, on _____________, 2000, unless the expiration date of the purchase offer is extended, in which case the new expiration date will be the last date on which your consent form will be accepted. See "The Written Consents - Solicitation Period," page 54.


WHAT HAPPENS IF I DON'T TENDER MY UNITS IN THE PURCHASE OFFER AND I VOTE AGAINST THE MERGER AND THE AMENDMENTS, BUT THE MERGER AND AMENDMENTS NEVERTHELESS RECEIVE THE REQUIRED UNITHOLDER APPROVAL?


     Whether or not you tender your units in the purchase offer or vote against the merger and the amendments, if the merger and amendments receive the approval of unitholders holding a majority of the outstanding units, and the other conditions to the purchase offer and the merger are satisfied, (or waived, if waivable) the purchase offer and merger will be consummated. If you did not consent to the merger and the amendments, and you did not tender your units in the purchase offer, you will be cashed out in the merger at the purchase offer price less attorneys' fees and expenses, unless you have opted-out of the settlement by following the procedures described under "The Settlement-- Procedures for Opting-Out of the Settlement" on page 27, in which case you will receive the appraised value of your units.

WHAT MATERIAL FEDERAL INCOME TAX CONSIDERATIONS SHOULD I CONSIDER IN CONNECTION WITH THE SETTLEMENT, THE PURCHASE OFFER AND THE MERGER?

     Participating Unitholders. If you tender your units and submit the required proof of claim to the claims administrator under the terms of the purchase offer or if you do not tender your units but do not affirmatively "opt-out" of the settlement (in either case, you will be a "participating unitholder"), you very likely will be deemed to have received, solely for federal income tax purposes, either in the purchase offer or pursuant to the merger, two separate amounts on a per unit basis: (1) an amount in exchange for your units, and (2) an amount in settlement of the claims asserted in the litigation. None of the defendants in the litigation, the bidders, nor any of their affiliates are taking any position, for federal income tax purposes, regarding the allocation by the participating unitholders of the cash payment between the amount received in consideration for the units and the amount received in settlement of the claims. If the sum of the portion of the cash payment from the purchaser that is properly allocable to the purchase of your units (which amount will be deemed to include any amount owed by you on the original purchase price of your units) plus your share of the partnership's nonrecourse liabilities exceeds your adjusted tax basis in your units, you will recognize gain, all of which (subject to a possible exception described below under "Federal Income Tax Considerations --Federal Income Tax Rates Applicable to Gain from Disposition of Units by Participating and Nonparticipating Unitholders") will be treated as capital gain taxable at applicable capital gain rates (including the 25% rate applicable to your share of the "unrecaptured
Section 1250 gain" of the partnership). It is not clear how the portion of the cash payment that is properly allocable to the settlement of the claims in the litigation will be characterized and whether that payment will cause you to recognize capital gain or ordinary income. You might be required to include in income your share of the legal fees and expenses paid to counsel for the class action plaintiffs in the litigation. You might be able to deduct all or a portion of such deemed payment of legal fees and expenses (subject to various limitations) or otherwise reduce a portion of the gain that you would have recognized upon receiving the offer consideration from the purchaser.

     Nonparticipating Unitholders. If you affirmatively "opt-out" of the settlement (so that we refer to you as a "nonparticipating unitholder"), you will be treated as having made a taxable disposition of your units pursuant to the merger, which disposition would be deemed to occur on the effective date of the merger. If the sum of the cash payment received in respect of your units (which amount will be deemed to include any amount owed by you on the original purchase price of your units) plus your share of the partnership's nonrecourse liabilities exceeds your adjusted tax basis in your units, you will recognize gain, all of which (subject to a possible exception described below under "Federal Income Tax Considerations -- Federal Income Tax Rates Applicable to Gain from Disposition of Units by Participating and Nonparticipating Unitholders") will be treated as capital gain taxable at applicable capital gain rates (including the 25% rate applicable to your share of the "unrecaptured
Section 1250 gain" of the partnership).

     Federal Tax Withholding Applicable to Participating and Nonparticipating Unitholders. Even if you choose not to return the rest of the proof of claim, you should return the Certificate of Non-Foreign Status to prevent federal income tax withholding on the amounts payable to you pursuant to the settlement. See "The Settlement -- Federal Income Tax. Considerations" pages 34 through 41.

     See "Federal Income Tax Considerations," on page 34, for a detailed description of the material federal income tax considerations relevant to unitholders as a result of the settlement, the purchase offer and the merger.


WHAT WILL BE THE CONSEQUENCES TO THE PARTNERSHIP OF THE PURCHASE OFFER AND THE MERGER?


          The joint venture, through its subsidiaries and, therefore, its equity owners would own 100% of the equity interests in Courtyard by Marriott Limited Partnership and would solely have the benefit or detriment of any change in the partnership's value and would receive all distributions, if any, with respect to the partnership's operations. Although Courtyard by Marriott Limited Partnership would become privately held and would no longer be subject to the reporting requirements of the Securities Exchange Act of 1934, it will be required to continue filing periodic reports with the SEC under the terms of its senior notes. See "The Settlement -- Plans for the Partnership; Certain Effects of the Purchase Offer," pages 19 and 20.

TO WHOM MAY I SPEAK IF I HAVE QUESTIONS ABOUT THE PURCHASE OFFER OR THE CONSENT SOLICITATION?

     Counsel to the class action plaintiffs has retained GEMISYS Corporation as the claims administrator to answer your questions regarding completion of the proof of claim and consent form and to provide you with additional copies of this purchase offer and consent solicitation, the proof of claim, the consent form, and other related materials. The telephone number of GEMISYS is (800) 326-8222. Because we or our affiliates are defendants in the lawsuit, the Purchaser, the joint venture, MI Investor, Marriott International and the general partner and its affiliates are prohibited from discussing the settlement with you. You are encouraged to call David Berg or Jim Moriarty, counsel to the class action plaintiffs, if you have questions regarding the terms of the settlement. Mr. Berg's telephone number is (713) 529-5622 and Mr. Moriarty's telephone number is
(713) 528-0700.

SPECIAL CONSIDERATIONS

     Before deciding whether or not to tender any of your Units in the Purchase Offer or whether to consent to the Merger or the Amendments, you should carefully consider the following factors.

 .    Determination of the Purchase Offer Price; No Fairness Opinion from a Third
     Party

     The purchase offer price was determined in extensive arms-length negotiations among the defendants in the Litigation, the class action plaintiffs, Palm Investors, LLC, several Equity Resource Funds, and the special litigation committee appointed for the Partnership by the General Partner (the "Special Litigation Committee"). See "The Settlement -- Background of the Settlement." The Partnership did not request or obtain an opinion from a third party regarding the fairness of the purchase offer price from a financial point of view and the General Partner, as a result of a conflict of interest, makes no recommendation to Unitholders as to whether to tender their Units or consent to the Merger and the Amendments. However, the Special Litigation Committee has determined that the terms of the Settlement (1) are fair and reasonable to the Partnership (which the Special Litigation Committee considers, as a practical matter, to have an identity of interest with the limited partners with respect to the derivative claims in the Haas Litigation) and (2) include a fair and reasonable settlement of any and all derivative claims, expressed or implied, made on behalf of the Partnership in the Haas Litigation. In addition, counsel to the class action plaintiffs in the Haas Litigation ("Class Counsel") recommends that the class action plaintiffs approve the Settlement by tendering their Units in the Purchase Offer and consenting to the Merger and the Amendments. It should be noted that Class Counsel represents the class action plaintiffs on a contingency fee basis and has advised the Partnership that it intends to request the Court for an award of attorneys' fees and reimbursement of expenses of approximately $18,000 per Unit. If the Court approves this request, Class Counsel will receive approximately $18,000 for each Unit that is tendered in the Purchase Offer or converted in the Merger. However, Class Counsel will not be awarded any attorneys' fees or reimbursement of expenses with respect to Units held by limited partners who have elected to opt-out of the Settlement. Finally, it is a condition of consummation of the Purchase Offer and the Merger that the Court approve the fairness of the settlement for class members.


 .    Lack of Trading Market; The Purchase Offer Price may differ from the Market
     Value of the Units

     There is currently no established public trading market for the Units, nor is there another reliable standard for determining the fair market value of the Units. The Purchase Offer and the Merger afford Unitholders an opportunity to dispose of their Units for cash, which alternative otherwise might not be available to them currently or in the foreseeable future. However, the purchase offer price may be higher or lower than the price that could be obtained in the open market. Although the purchase offer price includes an amount representing the value of the settlement of the claims asserted in the Haas Litigation, any amounts awarded by the Court to Class Counsel as attorneys' fees and expenses (not to exceed approximately $18,000 per Unit), will be subtracted from the total amount that Unitholders (other than Unitholders who have opted-out of the Settlement) will receive in the Purchase Offer or the Merger.

 .    The Appraised Value of Units may be higher or lower than the Net Settlement
     Amount

     Unitholders who elect to opt-out of the Settlement will receive the appraised value of their Units in the Merger. The appraised value of Units may be lower or higher than the Net Settlement Amount that Unitholders who do not opt-out of the settlement will receive in the Purchase Offer or the Merger (assuming all conditions to the Purchase Offer and the Merger are satisfied or waived, if waivable). If you opt-out of the Settlement, the amount you will receive in the Merger will not include any amount representing the value of the settlement of the claims asserted against the Defendants in the Haas Litigation and will include no deductions for attorneys' fees and expenses.


 .    Purchase Offer Price May Not Represent Liquidation Value of the Units.
     Accordingly, Opting-Out of the Settlement Class and not consenting to the Merger and Amendments May Result in Greater Future Value

     The purchase offer price may be more or less than the net proceeds that would be realized if the Partnership were liquidated. If the purchase offer price per Unit is lower than the final per Unit liquidation value, the Purchaser and General Partner would benefit upon the liquidation of the Partnership from the spread between the purchase offer price for the tendered Units that are acquired in the Purchase Offer and the Merger and the amount the Purchaser and General Partner would receive in such liquidation. Accordingly, Unitholders may ultimately receive a greater return on their investment if the Settlement (including the Purchase Offer and the Merger) is not consummated and Unitholders will continue holding their Units. If less than a majority of the outstanding Units consent to the Merger and the Amendments, the Settlement will not be consummated.


 .    Conflicts of Interest with Respect to the Purchase Offer; No General
     Partner Recommendation

     The General Partner is a defendant in the Haas Litigation and, therefore, has a conflict of interest with respect to the Purchase Offer, the Merger and the Amendments. The General Partner makes no recommendation to any Unitholder as to whether to tender or refrain from tendering Units or as to whether to vote for or against the Merger or the Amendments. You must make your own decision whether or not to opt-out of the Settlement, based upon a number of factors, including several factors that may be personal to you, such as your financial position, your need or desire for liquidity, your preferences regarding the timing of when you might wish to sell your Units, other financial opportunities available to you, and your tax position and the tax consequences to you of selling your Units.


 .    Material Federal Income Tax Considerations in Connection with the Purchase
     Offer and the Merger

     If the Purchase Offer and the Merger occur, the receipt of cash by you under the terms of the Settlement Agreement will constitute a taxable transaction. You will recognize taxable gain to the extent that the amount that you are deemed to receive exceeds your tax basis in your Units. The amount that you will be deemed to receive will be the sum of the cash amount received by you (which will be deemed to include any amount owed by you on the original purchase price of your Units plus your share of the Partnership's nonrecourse liabilities (and, if you do not affirmatively "opt out" of the settlement) may also include all or a part of your portion of the legal fees paid to Class Counsel). If you do not affirmatively "opt-out" of the Settlement, portion of the amount that you are deemed to receive in the Settlement very likely will be considered to be attributable to the settlement of the claims asserted in the Litigation, all or a portion of which may be taxed at the ordinary income tax rate applicable to you. The remaining portion of your taxable gain will be taxed at applicable capital gain tax rates (including the 25% rate applicable to your share of the "unrecaptured
Section 1250 gain" of the Partnership).

 . Loss of Future Distributions from the Partnership

     After consummation of the Purchase Offer and the Merger (assuming all conditions to the Purchase Offer and the Merger are satisfied or waived, if waivable), the Joint Venture will hold all right, title and interest in and to all of the limited partnership interests in the Partnership, as well as the right to receive any cash dividends, distributions, rights, and other securities issued or issuable in respect thereof. You will not receive any future distributions from operating cash flow of the Partnership or upon a sale or refinancing of properties owned by the Partnership for any Units that the Purchaser acquires from you in the Purchase Offer or the Merger. We cannot predict what the future performance of the Partnership will be. Therefore, retaining the ownership of your Units may be more beneficial to you.


 . Proxies become Irrevocable after Expiration Date; Potential Delay in Payment

     Units tendered pursuant to the Purchase Offer may be withdrawn at any time on or prior to the Expiration Date and, unless accepted for payment by the Purchaser pursuant to the Purchaser Offer, may also be withdrawn at any time after _______, 2000. The Purchaser reserves the right to extend the period of time during which the Purchase Offer is open and thereby delay acceptance for payment of any tendered Units. Units will be returned promptly at such time as it is finally determined that the conditions for consummation of the Purchase Offer and the Merger will not be satisfied or waived (if waivable). Written Consent Forms submitted to the Claims Administrator prior to the Expiration Date may be revoked until the Expiration Date. However, properly executed and timely received Consent Forms that were not properly withdrawn will become binding and irrevocable after the Expiration Date and will not expire until the conditions for consummation of the Purchase Offer and the Merger are satisfied (or waived, if waivable) or until such time as it is finally determined that such conditions will not be satisfied or waived. However, until the Court order approving the Settlement has become final, the Purchase Offer and the Merger will not be consummated. If there is an appeal of the Court's order approving the Settlement, there may be a lengthy delay before you receive any payment for your Units but your consent to the Merger and the Amendment will remain valid.


 . Alternatives to Tendering Units

     If you wish to retain your Units because you believe that the Settlement is not in your best interests, you should not consent to the Merger and the Amendments. If the conditions to the Purchase Offer and the Merger are not satisfied (or waived, if waivable), you will retain your Units and may seek a private sale of your Units now or later.

     However, even if you do not consent to the Merger and the Amendments, the Purchase Offer and the Merger will be consummated if they receive the approval of a majority of the outstanding Units and the other conditions to the Purchase Offer and the Merger are satisfied (or waived, if waivable). In that case, you will receive the purchase offer price less attorneys' fees and expenses for your Units in the Merger, unless you have opted-out of the Settlement, in which case you will receive the appraised value of your Units. See "The Settlement--The Merger."

     EACH UNITHOLDER MUST MAKE HIS OR HER OWN DECISION REGARDING THE OFFER, THE MERGER AND THE AMENDMENTS BASED ON HIS OR HER PARTICULAR CIRCUMSTANCES. UNITHOLDERS SHOULD CONSULT WITH THEIR

RESPECTIVE ADVISORS ABOUT THE FINANCIAL, TAX, LEGAL AND OTHER IMPLICATIONS TO THEM OF ACCEPTING THE OFFER AND CONSENTING TO THE MERGER AND THE
AMENDMENTS.

                                  THE SETTLEMENT

Background of the Settlement


     Organization and Business of the Partnership. The Partnership is a Delaware limited partnership formed on July 15, 1986 to acquire and own 50 Courtyard by Marriott hotels (the "Hotels") and the land on which certain of the Hotels are located. The sole general partner of the Partnership, with a 5% general partner interest, is CBM One LLC, which is jointly owned by Host LP, which holds the sole managing interest, and Rockledge, which holds a non-managing interest.

     On August 20, 1986, the General Partner made a capital contribution of $1.2 million in cash and land valued at $4.8 million for its 5% general partner interest. On that same date, 1,150 Units, representing a 95% interest in the Partnership, were sold in a private placement at an offering price per Unit of $100,000. A portion of the Units were purchased on an installment basis, with the limited partners' obligations to make the installment payments evidenced by promissory notes payable to the Partnership and secured by their Units. The General Partner currently owns a total of 15 Units, which were purchased from defaulting investors, representing a 1.24% limited partnership interest in the Partnership.

     On August 20, 1986, the Partnership began operations and executed a purchase agreement with Marriott Corporation (the predecessor to Host Marriott Corporation) to acquire the Hotels and the land on which certain of the Hotels are located for a total price of $448.2 million. Of the total purchase price, $374.7 million was paid in cash from the proceeds of mortgage financing and the initial installment payments from the sale of the Units, and $73.5 million from a note payable to Host Marriott Corporation. Twenty-eight of the Hotels were conveyed to the Partnership in 1986, twenty-one Hotels in 1987, and the final Hotel in January 1988. The Hotels are managed as part of the Courtyard by Marriott hotel system under a long-term management agreement with Courtyard Management Corporation (the "Manager"), currently a wholly owned subsidiary of Marriott International. For a description of certain terms of the management agreement, see "Certain Transactions with the Partnership--Management Agreement" below.

     The Partnership did not have sufficient cash to repay its original mortgage loan at maturity in June 1993 and defaulted on the loan. In December 1993, the Partnership entered into a forbearance agreement whereby its mortgage lenders agreed not to exercise their rights and remedies for nonpayment of the loan. In April 1994, the Partnership entered into a restated loan agreement with its mortgage lenders, which would have matured in June 1997, subject to extension of two one-year periods if certain operating profit levels were met. The loan required that 75% or more of the available cash flow each year be applied to additional principal repayments. The General Partner's predecessor provided a $37.3 million guarantee of the original loan and Host Marriott provided a $40.0 million guarantee of the refinanced loans, which was backed up by a guarantee from Marriott International. A total amount of $7,341,000 was advanced by the General Partner's predecessor under the original guarantee, which as of March 24, 2000, had accrued a total of $7,600,000 of interest.

     On March 21, 1997, the Partnership refinanced its mortgage debt. The total amount of the debt was increased from $280.8 million to $325.0 million. The $44.2 million of excess refinancing proceeds were used to: (i) make a $7 million contribution to the property improvement fund to cover anticipated shortfalls;
(ii) pay approximately $7.0 million of refinancing costs; and (iii) make a $30.2 million partial return of capital distribution to the partners. The new loan requires monthly payments of interest at a fixed rate of 7.865% and principal based on a 20-year amortization schedule. The loan has a scheduled maturity in April 2012.


     The Abandoned 1997 Rollup Transaction. In late 1997, the Partnership and five other Marriott partnerships that own limited service hotels explored a potential transaction involving the formation of an "umbrella partnership real estate investment trust," or UPREIT, that would acquire the limited service hotels owned by the six partnerships. The transaction was intended to provide the limited partners in the six partnerships with liquidity and the opportunity to participate in a public entity with growth potential. As a result of conditions in the market for limited service hotels, the transaction was abandoned.


     The Unsuccessful Sales Effort. In mid-1998, the Partnership and five other Marriott partnerships retained Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as their financial advisor to explore the possibility of sales of these Marriott partnerships, on a portfolio or individual basis, in an effort to provide liquidity to limited partners and help them realize the value of their investments. More than 70 prospective purchasers were contacted, and certain financial information concerning the Partnership was made available to a number of them for their review and analysis on a confidential basis. Although the Partnership received several indications of interest, due to the large number of Hotels owned by the Partnership, many prospective purchasers did not have the ability to consummate a transaction of this size. The Partnership had preliminary discussions with the party that made the most attractive proposal, but the Partnership and this bidder did not pursue a definitive agreement because of uncertainties regarding the future operating results of the Partnership's Hotels.

     The Litigation. The Settlement Agreement is intended to resolve lawsuits brought on behalf of limited partners in the Partnership, as well as lawsuits on behalf of partners in six other partnerships. On March 16, 1998, limited partners in the Partnership and several other Marriott Partnerships filed a lawsuit (the "Haas Litigation"), styled Robert M. Haas, Sr. and Irwin Randolph Joint Tenants, et al. v. Marriott International, Inc., et al., Case No. 98-CI-04092, in the 57th Judicial District Court of Bexar County, Texas (the "Court") against Marriott International, Host Marriott, various of their subsidiaries, various individuals, and Hospitality Valuation Services, Inc. (collectively, the "Haas Litigation Defendants"). This lawsuit related to the Partnership and the following other partnerships (collectively, the "Marriott Partnerships"):
Courtyard by Marriott II Limited Partnership, Marriott Residence Inn Limited Partnership, Marriott Residence Inn II Limited Partnership, Fairfield Inn by Marriott Limited Partnership, Host DSM Limited Partnership (formerly known as Desert Springs Marriott Limited Partnership) and Atlanta II Limited Partnership (formerly known as Atlanta Marriott Marquis Limited Partnership). The plaintiffs in the Haas Litigation alleged, among other things, that the defendants in this lawsuit conspired to sell hotels to those Marriott Partnerships at inflated prices and that they charged excessive management fees to manage the hotels owned by those partnerships. They also alleged that the Haas Litigation Defendants committed fraud, breached fiduciary duties, and violated the provisions of various contracts. As part of the Settlement, counsel to the plaintiffs in the Haas Litigation ("Class Counsel") will move for certification of a settlement class consisting of all limited partners that were Unitholders as of March 9, 2000, excluding the Haas Litigation Defendants, the Insiders and two groups of limited partners that have elected to opt-out of the Haas Litigation and intervene and are represented by separate counsel -- Palm Investors, LLC and several Equity Resource Funds (the "Intervenors"). In addition, the settlement class will consist of persons who were named as plaintiffs in the Haas Litigation and sold their Units prior to March 9, 2000, but did not assign their litigation claims.

     In addition, certain limited partners of Courtyard by Marriott II Limited Partnership filed a separate lawsuit, styled Whitey Ford, et al. v. Host Marriott Corporation, et al., Case No. 96-CI-08327, in the 285th Judicial District Court of Bexar County, Texas, involving similar allegations against Host Marriott, Marriott International, various related entities, and others (collectively, the "Courtyard II Defendants" and together with the Haas Litigation Defendants, the "Defendants"). On January 29, 1998, two other limited partners of Courtyard by Marriott II Limited Partnership, A.R. Milkes and D.R. Burklew, filed a petition to expand this lawsuit (the "Milkes Litigation" and, together with the Haas Litigation, the "Litigation") into a class action. On June 23, 1998, the Court entered an order certifying a class of limited partners under Texas law in the Milkes Litigation. As a result, Courtyard by Marriott II Limited Partnership is no longer included in the Haas Litigation.

     The Defendants in both the Haas Litigation and the Milkes Litigation have filed answers denying the allegations and asserting various defenses, including the statutes of limitations.

     The Negotiations. The Settlement is the result of negotiations in connection with the Haas and the Milkes Litigation that took place over the course of one year. The parties to the Settlement Agreement engaged in extensive settlement negotiations and explored numerous preliminary settlement strategies during the course of the Litigation. In March 1999, the parties proposed to retain a mediator, and in April 1999, Mr. Finis Cowan, a former federal district judge, was retained to mediate the dispute. During the summer of 1999, several mediation sessions were held, both in Houston, Texas and Washington, D.C., at which representatives of all the parties to the Litigation and their respective counsel were present. These sessions focused primarily on various proposed partnership restructurings and cash payments. During these negotiations, the parties strongly disagreed on the asserted value of the claims. As no settlement appeared imminent, the parties continued to prepare diligently for the trial, which was scheduled for February 2000.

     On August 17, 1999, the General Partner, in accordance with Section 17-403(c) of the Partnership Act, appointed an independent Special Litigation Committee consisting of The Honorable William H. Webster and The Honorable Charles B. Renfrew, to investigate, review, and analyze, on behalf of the Partnership, the facts and circumstances surrounding the derivative claims asserted in the Milkes Litigation and decide what action the Partnership should take with respect to such claims. William H. Webster, a partner at the law firm of Milbank, Tweed, Hadley & McCloy LLP in its Washington, D.C. office, served as a Judge of the United States District Court for the Eastern District of Missouri from 1970 until 1973, when he was elevated to the United States Court of Appeals for the Eighth Circuit. From 1978 until 1987, Mr. Webster served as Director of the Federal Bureau of Investigation. From 1987 until 1991, he served as Director of Central Intelligence, where he headed all the foreign intelligence agencies of the United States and the Central Intelligence Agency. Charles B. Renfrew, who operates law offices under his own name and practiced at two major U.S. law firms prior to that, served as a Judge of the United States District Court for the Northern District of California from 1972-80 and as Deputy Attorney General of the United States from 1980-81. The Special Litigation Committee retained, as its counsel, Richard C. Tufaro and the law firm of Milbank, Tweed, Hadley & McCloy, LLP to assist in its investigation and review.

     In January 2000, counsel for the Special Litigation Committee met in Houston, Texas with Class Counsel in an effort to advance settlement negotiations between the parties. The Special Litigation Committee believed that it controlled the determination of the derivative claims and formed its own views on the value of those claims and an appropriate settlement on behalf of the Partnership and Courtyard by Marriott II Limited Partnership (collectively, the "Partnerships"). After telephonic conversations between the Special Litigation Committee's counsel and the Defendants and their counsel, on February 4, 2000, the parties to the litigation and their respective counsel met in Washington, D.C. with the Special Litigation Committee. The negotiations lasted all day at the office of the Special Litigation Committee's counsel. It was at this settlement meeting that a settlement strategy involving a proposed sale of the units of limited partnership interest in the Partnerships to the Defendants was raised. Class Counsel, after consultation with its representative clients, viewed the proposal favorably because it provided an exit strategy and liquidity--two significant factors desired by the class plaintiffs.

     During February 2000, the numerous telephonic settlement negotiations took place in an attempt to define the parameters of an acceptable Unit repurchase and litigation settlement strategy. Throughout this time, Class Counsel was meeting with its clients, advisors and with counsel to the Special Litigation Committee to discuss various proposed settlement terms. Similarly, the Defendants and their respective counsel and advisors continued to have internal discussions and discussions with counsel to the Special Litigation Committee regarding the resolution of the Litigation. Additional meetings were held in Houston in February 2000, culminating in the execution of a non-binding settlement term sheet on February 23, 2000.

     During the settlement process, Class Counsel, counsel to the Special Litigation Committee, and their respective experts and advisors, or some of them: (1) obtained additional financial material regarding all of the Marriott Partnerships; (2) reviewed detailed information regarding the attempted sale of the Partnerships by Merrill Lynch; (3) interviewed and deposed a representative of Merrill Lynch; (4) reviewed the terms of the secondary market purchases of units of limited partnership interest in the Partnerships; and (5) performed such other reviews and analysis as they deemed appropriate.

     Further settlement negotiations followed, resulting in the execution of the Settlement Agreement by the Defendants, counsel for the plaintiffs, the Intervenors and the Special Litigation Committee on March 9, 2000.

     Fees. In connection with the consummation of the Purchase Offer and the Merger, the Joint Venture will pay Merrill Lynch a fee in accordance with the terms of its engagement letter entered into in mid-1998 in connection with its sales efforts.

The Settlement Agreement


     Insofar as it relates to the limited partners in the Partnership, the Settlement Agreement provides for a two-step process to effectuate the Settlement, consisting of the Purchase Offer and the Merger on the terms and conditions set forth elsewhere in this Purchase Offer and Consent Solicitation.

     The Settlement Agreement provides that the Joint Venture, Host Marriott, Rockledge, and Marriott International, or their designees, will deposit the settlement funds with respect to the Haas Litigation (an aggregate amount of $152,237,550 reduced by $134,130 for each Unit held by a Unitholder who opts-out of the Settlement and further reduced by any amounts owed by Unitholders on the original purchase price of any Units) in escrow with Chase Bank of Texas, N.A., which has been retained to act as escrow agent for the settlement funds (the "Escrow Agent") within three business days after the Court enters a judgment order approving the Settlement Agreement. If the judgment order becomes final without an appeal (other than an appeal that relates solely to counsel fees and expenses), then the Escrow Agent will be authorized to make distributions within seven business days after the date on which the judgment order becomes final (such date, the "Effective Date") of an amount equal to $134,130 per Unit (or a pro rata portion thereof) in cash to limited partners who have submitted valid Proofs of Claim on or before the Effective Date. If the Court approves legal fees and expenses of approximately $18,000 per Unit to Class Counsel, the net amount that each Unitholder that is a class member in the Haas Litigation will receive is approximately $116,000 per Unit (or a pro rata portion thereof) (the "Net Settlement Amount"). The Net Settlement Amount to be received by any holder will be reduced by any amount owed by the holder on the original purchase price of such Unit. The Escrow Agent will be authorized to make distributions of the Net Settlement Amount to limited partners who submit valid Proofs of Claim after the Effective Date within seven days after receipt of their Proofs of Claim. If a class action plaintiff has not submitted a valid Proof of Claim to the Claims Administrator within 90 days following the Effective Date and such plaintiff has not opted-out of the Settlement, Class Counsel will execute a Proof of Claim on behalf of that limited partner. The execution of the Proof of Claim by Class Counsel on behalf of a limited partner will entitle the limited partner to receive the Net Settlement Amount for each Unit held by such limited partner and release, on behalf of such limited partner, all claims that are released, settled and discharged as part of the Settlement as provided in the Proof of Claim.

     Upon the terms and subject to the conditions of the Purchase Offer, payment for the Units (other than Units held by holders who have opted out of the Settlement) will be made by deposit of the consideration therefor with the Escrow Agent. Upon deposit of the settlement funds with respect to the Haas litigation the Escrow Agent for the purpose of making payment to validly tendering Unitholders, the Purchaser's obligation to make such payment shall be satisfied and such tendering Unitholders must thereafter look solely to Class Counsel and the Escrow Agent for payment of the amounts owed to them by reason of acceptance for payment of Units pursuant to the Purchase Offer or the Merger. The Defendants in the Litigation have no responsibility for or liability whatsoever with respect to the investment or distribution of the settlement funds, the determination, administration, calculation or payment of claims, or any losses incurred in connection therewith, or with the formulation or implementation of the plan of allocation of the settlement funds, or the giving of any notice with respect to same.

     By execution and delivery of a Proof of Claim, you will be granting a release of any and all claims, whether known or unknown, relating to the purchase and sale of Units, the operation of the Partnership or management of the Hotels, and other related matters, as set forth in greater detail in the Proof of Claim. If you do not opt-out of the settlement class, you will also be deemed to have granted such a release by virtue of the judgment order, even if you fail to execute and deliver a valid Proof of Claim. Pursuant to a Proof of Claim delivered prior to the Effective Date, you will also transfer your Units to the Purchaser, free and clear of any liens or encumbrances.

     The Haas Litigation Defendants have agreed with the Intervenors to pay the Intervenors $134,130 per Unit in the Purchase Offer pursuant to the same Settlement Agreement entered into with Class Counsel. The Intervenors have agreed to grant releases to the Haas Litigation Defendants as provided in the Proof of Claim and to pay their own counsel fees and expenses. The Intervenors have also agreed to exercise their best efforts to accomplish the terms and conditions of the Settlement Agreement and accordingly are expected to tender their Units in the Purchase Offer and to vote in favor of the Merger and the Amendments. Insiders who own Units will also not be members of the plaintiff class in the Haas Litigation. They will receive $134,130 per Unit tendered in the Purchase Offer. If any of the persons discussed in this paragraph who are not members of the plaintiff class in the Haas Litigation do not tender their Units prior to the Expiration Date, their Units will be converted in the Merger in the same manner as Units held by other participating Unitholders in the Merger.


     If you or any other plaintiffs file an appeal of the judgment order (other than an appeal that relates solely to counsel fees and expenses), the Escrow Agent will return the settlement fund, with interest, to the Joint Venture, Host Marriott, Rockledge, and Marriott International, or their designees, within two days after receiving documentation of the event. If an order of an appellate court affirming the judgment order subsequently becomes final, then the Joint Venture, Host Marriott, Rockledge, and Marriott International, or their designees, will return the settlement fund to the Escrow Agent within three business days thereafter, without interest.

     The Settlement Agreement provides that the limited partners in the Partnership will continue to own their respective Units until the judgment order becomes final. The General Partner will cause the Partnership to make distributions of Cash Available for Distribution (as defined in the Partnership Agreement) for the period until the judgment order is entered. Following entry of the judgment order, and until the judgment order becomes final, assuming there is no appeal, no additional distribution of Cash Available for Distribution will be made, but the limited partners will be entitled to receive interest accumulated on the settlement fund, less administrative expenses. If an appeal is filed, the General Partner will cause the Partnership to make distributions of Cash Available for Distribution for the period until the judgment order becomes final.

     There may be a delay in such distribution to the extent the judgment order becomes final in the middle of an accounting period or the General Partner is otherwise unable to finally determine the amount of the distribution prior to the judgment order becoming final.

Position of the General Partner, the Purchaser, the Joint Venture, Marriott International, MI Investor and Rockledge Regarding the Purchase Offer


     The terms of the Purchase Offer and the Merger (as well as all of the other terms of the Settlement Agreement) were established through extensive arms-length negotiations between and among the plaintiffs, the Defendants and their counsel. None of the Joint Venture, the Purchaser, Marriott International, MI Investor, Rockledge or the General Partner makes any recommendation with respect to the Purchase Offer, the Merger, the Amendments, or the other terms of the Settlement Agreement.

     The General Partner is a Defendant and therefore has a conflict of interest. Accordingly, the General Partner makes no recommendation to any Unitholder whether to tender or to refrain from tendering his or her Units. YOU MUST EACH MAKE YOUR OWN DECISION WHETHER OR NOT TO TENDER YOUR UNITS AND WHETHER OR NOT TO CONSENT TO THE MERGER AND THE AMENDMENTS.

Recommendation of the Special Litigation Committee and Counsel to the Class Action Plaintiffs


     The Special Litigation Committee engaged the law firm of Milbank, Tweed, Hadley & McCloy LLP to act as counsel and assist in the investigation. The Special Litigation Committee also retained the law firm of Bouchard Margules Friedlander & Maloney Huss to advise on matters of Delaware law and Jackson & Walker LLP to advise on matters of Texas law. In addition to these three law firms, the Special Litigation Committee retained experts, Cushman Realty Corporation and Maurice Robinson & Associates, LLC to assist in analyzing the claims.

     After extensive analysis of the factual and legal issues, the Special Litigation Committee concluded that the terms of the proposed Settlement (1) are fair and reasonable to the Partnership (which the Special Litigation Committee considers, as a practical matter, to have an identity of interest with the limited partners with respect to the derivative claims in the Milkes Litigation), and (2) include a fair and reasonable settlement of any and all derivative claims, expressed or implied, made on behalf of the Partnership in the Haas Litigation. The Special Litigation Committee has advised the Partnership it considered the following factors in determining that the proposed Settlement is fair and reasonable:

     (1) the Settlement fairly reflects the substantial risks of litigation to the Partnership and the limited partners;

     (2) the Settlement fairly accounts for the inherent value of the Units based upon market-tested offers to purchase the Partnership obtained by Merrill Lynch in the summer of 1999;

     (3) holders of Units who do not want to participate in the Settlement may opt-out of the Settlement and have their Units appraised and pursue their individual claims separately;

     (4)  the fairness of the Settlement is subject to Court approval;

     (5) the Settlement requires the approval of a majority of the limited partners in the form of a consent to the Merger;

     (6) limited partners who do not opt-out of the class may appear at the hearing to determine the fairness of the Settlement and oppose the Settlement;

     (7)  the lack of an existing active trading market for the Units;

     (8) the terms of the Settlement were the result of extensive arms' length negotiations between Class Counsel and the Defendants; and

     (9) the advice of independent financial experts, Cushman Realty Corporation and Maurice Robinson & Associates, LLC, retained by the Special Litigation Committee in connection with the investigation.

     In addition, Class Counsel has recommended to its clients that they approve the Settlement by tendering their Units in the Purchase Offer and consenting to the Merger and the Amendments. Class Counsel has determined that the Settlement represents a fair, reasonable and attractive settlement. Class Counsel came to this conclusion after engaging in extensive investigation and discovery on the claims asserted in the Haas Litigation that lasted over eighteen months. According to documents filed with the Court, the investigations and discovery conducted by Class Counsel included:

     (1) inspecting thousands of pages of documents produced by the Defendants in the Litigation and by third parties;

     (2) deposing numerous present and former employees of the Defendants in the Litigation;

     (3)  deposing plaintiffs;

     (4)  deposing third party witnesses;

     (5) employing and consulting with experts, including reviewing and producing expert reports and attending and taking expert depositions;

     (6)  reviewing public and on-line filings; and

     (7) researching applicable legal issues with respect to the claims asserted in the Haas Litigation.

     According to documents filed with the Court, Class Counsel, based on its collective experience in handling hundreds of limited partnership claims, believes that the Settlement confers substantial benefits upon the class and each member of the class and is in the best interests of the class members.

Purpose and Structure of the Purchase Offer; Merger and Amendments


     The purpose of the Purchase Offer and the Merger is to fulfill the obligations of Marriott International, Host Marriott and Rockledge under the Settlement Agreement. See " 3/4The Settlement Agreement." The acquisition of the Units has been structured as a cash purchase offer followed by a merger in order to ensure that all of the Units are acquired, to permit different consideration for Unitholders that participate in the Settlement and Unitholders that elect to opt-out of the Settlement, and to provide for a majority vote on the Merger and Amendments.

     The Settlement Agreement and the Merger Agreement provide that, if the judgment order approving the Settlement becomes final, Unitholders who fail to tender their Units, other than Unitholders who opt-out of the Settlement, will receive the same consideration in the Merger as Unitholders whose Units are purchased in the Purchase Offer. If the judgment order approving the Settlement becomes final, each holder of Units who has opted out of the Settlement will be entitled to receive a cash amount per Unit determined through an appraisal process set forth in the Settlement Agreement and the Merger Agreement, but such appraisal amount will not include any amount representing the value of the settlement of the claims that were asserted in the Haas Litigation.

Conditions of the Purchase Offer and the Merger

     Notwithstanding any other provisions of the Purchase Offer and Consent Solicitation, the Purchaser is not obligated to accept for payment, purchase or pay for, subject to Rule 14e-1(c) under the Securities Exchange Act of 1934, any Units tendered, or to consummate the Merger, unless the following conditions are satisfied:

     (1) the order of the Court approving the terms of the Settlement and the dismissal of the Litigation shall have become final (other than by reason of an appeal relating solely to counsel fees and expenses),


     (2) not more than ten percent of the units of limited partnership interests in each of the Partnership and each of the other six Marriott Partnerships (other than units held by Insiders) shall be held by holders who have elected to opt-out of the Settlement,

     (3) holders of a majority of the outstanding units of limited partnership interests in each of the Partnership and Courtyard by Marriott II Limited Partnership (other than the general partners of these partnerships and their affiliates) shall have submitted valid written consents to its merger and the proposed amendments to its partnership agreement.

     The condition set forth in (2) above is for the sole benefit of the Purchaser and may be asserted by the Purchaser regardless of the circumstances giving rise to this condition and may be waived by the Purchaser in writing, in whole or in part, at any time and from time to time, in its sole discretion. The failure by the Purchaser at any time to exercise this right will not be deemed a waiver of such right and this right will be deemed an ongoing right which may be asserted at any time and from time to time until the Expiration Date. However, conditions (1) and (3) may not be waived by the Purchaser. Accordingly, in the event that holders of a majority of the outstanding Units fail to consent to the Merger and the Amendments, the Purchase Offer and the Merger and the other transactions contemplated by the Settlement will not be consummated.

Plans for the Partnership; Certain Effects of the Purchase Offer


     The Purchaser, the Joint Venture, Marriott International, MI Investor and Rockledge currently intend that, upon consummation of the Purchase Offer and the Merger, the Partnership will continue its business and operations, substantially as, and in such places as, they are currently being conducted. Except as set forth in this Purchase Offer and Consent Solicitation, the Purchaser has no present plans or proposals regardless of the outcome of the Purchase Offer that would result in an extraordinary transaction, such as a merger, reorganization, liquidation, or sale or transfer of a material amount of assets, involving the Partnership or its subsidiaries, or any material changes in the Partnership's capitalization, distribution policy, structure or business. Immediately prior to the consummation of the Purchase Offer, Rockledge will contribute its 99% non-managing interest in the General Partner to the Joint Venture as a capital contribution and Host LP will contribute its 1% managing interest to the Joint Venture as a capital contribution. As a result, following the consummation of the Purchase Offer and the Merger, the Partnership will be 100% owned indirectly by the Joint Venture (through the General Partner and the Purchaser) and, therefore, by the Joint Venture's equity owners, MI Investor, Rockledge (through wholly owned subsidiaries) and Host LP. In addition, subject to contractual obligations to third parties, Rockledge (through wholly owned subsidiaries) and MI Investor intend to make certain changes to the arrangements under which the Manager provides management services to the subsidiaries of the Partnership that own the Hotels to make such arrangements more consistent with arrangements that the Manager and its affiliates currently have with other properties in which Rockledge and Host Marriott have an interest. See "--Certain Transactions with the Partnership." In addition, following consummation of the Purchaser Offer and the Merger, the Partnership will be required, under the terms of its senior notes, to make an offer to purchase all outstanding senior notes as a result of a change of control of the Partnership.

     The Units currently are registered under the Exchange Act, and the Partnership currently is subject to the periodic reporting requirements of that Act. Following the consummation of the Purchase Offer and the Merger, the Partnership will become privately held directly and indirectly by Marriott International and Rockledge through the Joint Venture and its subsidiaries. Under the terms of its senior notes, the Partnership will be required to continue filing periodic reports with the SEC, although it will not be required to do so under the Exchange Act.

     Following consummation of the Purchase Offer and the Merger, you will have no further opportunity to participate in the benefit of increases, if any, in the value of the Partnership's business and properties or to receive future distributions, if any, in respect of the Partnership's operations.

Certain Information Concerning the Partnership

     Business Description. The Partnership is a Delaware limited partnership with its principal offices located at 10400 Fernwood Road, Bethesda, Maryland 20817. The Partnership was formed on July 15, 1986 to acquire and own the Hotels and the respective fee or leasehold interests in the land on which the Hotels are located. The Hotels are located in 16 states and contained a total of 7,223 guest rooms as of December 31, 1999. The Partnership is engaged solely in the business of owning and operating hotels. The Hotels are operated as part of the Courtyard by Marriott system, which includes over 471 hotels worldwide in the moderately-priced segment of the lodging industry. The Hotels are managed by the Manager, a wholly owned subsidiary of Marriott International, under the Management Agreement. See "-- Certain Transactions with the Partnership."

     The Partnership has no directors or officers. The business policymaking functions of the Partnership are carried out through the managers and executive officers of the General Partner. The name, business address, principal occupation, five-year employment history, and citizenship of the managers and executive officers of the General Partner are set forth in Schedule II to this Purchase Offer and Consent Solicitation.

     Except as otherwise described in this Purchase Offer and Consent Solicitation, neither the Partnership nor any of its affiliates nor, to the best of the Partnership's knowledge, any of the persons listed in Schedule II hereto, nor any associate or majority-owned subsidiary of any of the foregoing, beneficially owns or has a right to acquire any Units. Except as otherwise described in this Purchase Offer and Consent Solicitation, neither the Partnership nor any of its affiliates nor, to the best of the Partnership's knowledge, any of the persons or entities referred to above, nor any director, executive officer or subsidiary of the Partnership, has effected any transaction in such Units during the past 60 days.

     Except as described in this Purchase Offer and Consent Solicitation, neither the Partnership nor any of its affiliates nor, to the best of the Partnership's knowledge, any of the persons listed on Schedule II hereto, has any contract, arrangement, understanding or relationship with another person with respect to any securities of the Partnership, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of such securities, joint ventures, loan or option arrangements, puts or calls, guarantees or loans, guarantees against loss or the giving or withholding of proxies.

     The Partnership is currently subject to the information and reporting requirements of the Exchange Act and, as a result, is required to file reports and other information with the SEC relating to its business, financial condition and other matters. Certain information, as of particular dates, concerning the Partnership, the General Partner's managers and executive officers, the principal holders of the Partnership's securities, any material interests of these persons in transactions with the Partnership and other matters is required to be disclosed in reports filed with the SEC. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The Partnership's filings are also available to the public on the SEC's Internet site (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

Certain Information Concerning the Purchaser, the Joint Venture, Marriott International, MI Investor and Rockledge

     The Purchaser. The Purchaser, a Delaware limited liability company and a wholly owned subsidiary of the Joint Venture, was formed on April 19, 2000, for the purpose of acquiring the Units pursuant to the Purchase Offer, and has engaged in no activities to date, other than those incidental to its organizing as an entity and making the Purchase Offer. Because the Purchaser is newly formed and has minimal assets and capitalization, no meaningful financial information with respect to the Purchaser is available. Similarly, because the Purchaser has yet to establish an office, it should be contacted through either MI Investor or Rockledge at the address and telephone numbers shown below.

     The Joint Venture. The Joint Venture, a Delaware limited liability company, is owned 50% by Marriott International, through MI Investor, and 50% by Rockledge (through wholly owned subsidiaries). The Joint Venture was formed by MI Investor and Rockledge (through wholly owned subsidiaries) on April 19, 2000 in order to effectuate the terms of the Settlement Agreement and has engaged in no activities to date, other than those incidental to its organization and satisfying the terms of the Settlement Agreement. Because the Joint Venture has yet to establish an office, it should be contacted through either MI Investor or Rockledge at the address and telephone numbers shown below.

     MI Investor. MI Investor, a Delaware limited liability company, is a wholly owned indirect subsidiary of Marriott International. MI Investor was formed on April 13, 2000, for the purpose of investing in the Joint Venture, and has engaged in no activities to date, other than those incidental to its organization and the formation of the Joint Venture. The principal office of MI Investor is located at 10400 Fernwood Road, Bethesda, Maryland 20817 and its telephone number is (301) 380-3000.

     Marriott International. Marriott International, a Delaware corporation, was incorporated on September 19, 1997 and became a public company when it was spun off as a separate entity by the company formerly named "Marriott International, Inc." (now known as Sodexho Marriott Services, Inc.) on March 27, 1998. Marriott International is a worldwide operator and franchisor of hotels and related lodging facilities, an operator of senior living communities, and a provider of distribution services. Its operations are grouped in three business segments, lodging, senior living services and distribution services, which represented 81, six, and 13 percent, respectively, of total sales in the fiscal year ended December 31, 1999. The principal office of Marriott International is located at 10400 Fernwood Road, Bethesda, Maryland 20817 and its telephone number is (301) 380-3000.

     Marriott International is subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, files reports and other information with the SEC relating to its business, financial condition and other matters. Certain information, as of particular dates, concerning Marriott International's directors and officers, the principal holders of Marriott International's securities, any material interests of these persons in transactions with Marriott International and other matters is required to be disclosed in proxy statements distributed to Marriott International's stockholders and filed with the SEC. Such reports, proxy statements, and other information can be inspected at the public reference facilities maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Marriott

International's filings are also available to the public on the SEC's Internet site (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549. Such reports, proxy statements and other information can be inspected and copied at prescribed rates. Such information should also be available for inspection at the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

     Rockledge. Rockledge, a Delaware corporation, was formed in connection with Host Marriott's efforts to reorganize its business operations to qualify as a "real estate investment trust," or REIT, for federal income tax purposes. Rockledge was formed to own various assets through a contribution of approximately $264 million from Host Marriott to its operating partnership, the direct ownership of which by Host Marriott or its operating partnership could jeopardize Host Marriott's status as a REIT. These assets primarily consist of partnership or other interests in hotels which are not leased and certain furniture, fixtures and equipment used in the hotels. In exchange for the contribution of these assets, the operating partnership received only non-voting common stock, representing 95% of the total economic interests therein. The Host Marriott Statutory Employee/Charitable Trust, the beneficiaries of which are certain employees of Host LP, concurrently acquired all of the voting common stock representing the remaining 5% of the total economic interest. The principal office of Rockledge is 10400 Fernwood Road, Bethesda, Maryland 20817 and its telephone number is (301) 380-9000.

     The name, business address, present principal occupation, five-year employment history and citizenship of each of the directors and executive officers of the Purchaser, the Joint Venture, Marriott International, MI Investor and Rockledge are set forth in Schedule I hereto.

     Except as set forth in this Purchase Offer and Consent Solicitation and in
Schedule I, neither the Joint Venture, the Purchaser, Marriott International, MI Investor or Rockledge, nor any person controlling the Joint Venture, the Purchaser, Marriott International, MI Investor or Rockledge, nor, to the best knowledge of the Joint Venture, the Purchaser, Marriott International, MI Investor or Rockledge, any of the persons listed in Schedule I or any associate or majority-owned subsidiary of any of the foregoing, beneficially owns or has a right to acquire any Units or has effected any transactions in the Units during the past 60 days. Except as described in this Purchase Offer and Consent Solicitation, neither the Joint Venture, the Purchaser, Marriott International, MI Investor or Rockledge, nor any of their affiliates nor, to the knowledge of the Joint Venture, the Purchaser, Marriott International, MI Investor or Rockledge, any of the persons listed on Schedule I hereto, has any contract, arrangement, understanding or relationship with another person with respect to any securities of the Partnership, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of such securities, joint ventures, loan or option arrangements, puts or calls, guarantees or loans, guarantees against loss or the giving or withholding of proxies, consents, or authorizations. Except as described in this Purchase Offer and Consent Solicitation, neither the Joint Venture, the Purchaser, Marriott International, MI Investor or Rockledge, nor any of their affiliates nor, to the knowledge of the Joint Venture, the Purchaser, Marriott International, MI Investor or Rockledge, any of the persons listed on Schedule I hereto, has since January 1, 1998 engaged in any business relationship or transaction with the Partnership or any of its affiliates that would require disclosure herein under the rules and regulations of the SEC applicable to the Purchase Offer. Except as described in this Purchase Offer and Consent Solicitation, there have been no contacts, negotiations or transactions since January 1, 1998 between the Purchaser, the Joint Venture, Marriott International, MI Investor or Rockledge, and their respective affiliates or any of the persons listed on Schedule I hereto, on the one hand, and the Partnership or its affiliates on the other hand, concerning a merger, consolidation, acquisition, tender offer or other acquisition of securities, election of directors or sale or other transfer of a material amount of assets of the Partnership.

Source and Amount of Funds

     The total amount of funds required to purchase the Units in the Purchase Offer and to consummate the Merger will be up to approximately $152.2 million, depending upon the number of Units held by limited partners who elect to opt-out of the class and the appraised value determined for those Units under the Merger Agreement. The Purchaser will obtain the necessary funds, indirectly, from Marriott International, and from Rockledge, which will obtain funds from the operating partnership of Host Marriott through a loan or capital contribution. MI Investor and Rockledge will provide a portion of the funds for the Purchase Offer and the Merger by equity contributions to the Joint Venture, and a subsidiary of Marriott International will provide a portion of the funds through a loan. There is no financing contingency to consummation of the Purchase Offer and the Merger. Host Marriott and Marriott International have guaranteed the obligations of the Haas Litigation Defendants and Rockledge to provide the funds necessary to fund payments under the Settlement Agreement, if the judgment order becomes final.

     The Joint Venture, Marriott International, Host Marriott, and Rockledge will be responsible for payment of expenses of the Purchase Offer and the Merger. See "Other Matters - Fees and Expenses."

Certain Transactions with the Partnership

     The following paragraphs describe certain transactions between the Partnership, on the one hand, and Host Marriott, Rockledge, Marriott International, and certain affiliates and related persons, on the other hand.

     Management Agreement. The Hotels owned by the Partnership's subsidiaries are managed by the Manager, a wholly owned subsidiary of Marriott International, under a management agreement (the "Management Agreement"). The following paragraphs summarize the principal provisions of the Management Agreement.

     The Management Agreement has an initial term expiring December 31, 2017 and can be renewed for four successive ten-year periods as to one or more of the Hotels. The Partnership may terminate the Management Agreement if, during any three consecutive years, the average operating profit, as defined, does not exceed $40,198,000 plus 8% of the sum of owner funded capital expenditures. In addition, upon the sale of a Hotel, the Partnership may terminate the Management Agreement with respect to that Hotel with payment of a termination fee. Prior to December 31, 2001, a maximum of fifteen Hotels can be sold free and clear of the Management Agreement with payment of the termination fee. The termination fee is calculated by the Manager as the net present value of reasonably anticipated future incentive management fees.

     The Management Agreement provides for annual payments of (1) the base management fee equal to 3% of gross Hotel sales, (2) the Courtyard management fee equal to 3% of gross Hotel sales, and (3) the incentive management fee not to exceed 15% of operating profit, as defined, payable from available cash as described in the following paragraph. A portion of the Courtyard management fee equal to 1% of gross Hotel sales is subordinate to debt service on the mortgage loan.

     As part of the Partnership's debt financing in March 1997, the Partnership agreed to pay $4.2 million of deferred incentive management fees and the Manager agreed to forgive approximately $14.9 million of these fees. This left a remaining balance of $6.5 million of accrued incentive management fees as of each of March 21, 1997 and December 31, 1997. The Partnership paid $823,000 and $876,000 of deferred incentive management fees during 1998 and 1999, respectively, leaving a balance of $4.8 million of deferred incentive management fees as of December 31, 1999. Deferred and current year incentive management fees are payable from 50% of available cash after the payment of: (1) debt service, (2) deferred Courtyard management fees, if any, (3) deferred Marriott International ground rent, if any, and (4) a priority return to the Partnership equal to 10% of cumulative capital less sale and refinancing proceeds. Deferred management fees are not payable to the Manager from sale or refinancing proceeds. Unpaid incentive management fees will not accrue.

     The Management Agreement provides for the establishment of a repairs and equity reserve (property improvement fund) for the Hotels to ensure that the physical condition and product quality of the Hotels are maintained. Contributions to the property improvement fund were equal to 5% of gross Hotel sales through 1998 and were increased to 6% of gross Hotel sales in 1999 and 2000 and may be increased, at the option of the Manager, to 7% thereafter. For the years ended December 31, 1999 and 1998, the Partnership reported contributions of $12,361,000 and $10,540,000, respectively, to the property improvement fund.

     Following the Merger, the Partnership will be owned, directly and indirectly, by Marriott International, Rockledge and Host Marriott. See "The Settlement -- Plans for the Partnership; Certain Effects of the Purchase Offer." Subject to contractual obligations to third parties, Rockledge and MI Investor intend to make certain changes to the arrangements under which the Manager provides management services to the subsidiaries of the Partnership that own the Hotels to make such arrangements more consistent with arrangements that the Manager and its affiliates currently have with other properties in which Rockledge and Host Marriott have an interest. These changes include eliminating the ability of the Management Agreement to be terminated with respect to a Hotel upon the sale of such Hotel by payment of a termination fee, decreasing the amount to which the incentive fee would increase under certain circumstances and increasing annual contributions to the repairs and equipment reserve.

     The following table sets forth the Partnership's reported breakdown of amounts paid to Marriott International and affiliates under the Management Agreement for the years ended December 31, 1999 and 1998:

                                                                 1999     1998
                                                                -------  -------
                                                                 (in thousands)
Incentive management fee......................................  $ 9,165  $ 9,426
Ground rent...................................................    7,479    7,383
Chain services and MRP allocation.............................   10,185    9,676
Base management fee...........................................    6,182    6,037
Courtyard management fee......................................    6,182    6,037
Deferred incentive management fee.............................      876      823
                                                                -------  -------
                                                                $40,069  $39,382
                                                                =======  =======

     Ground Leases. The land on which 31 of the Hotels are located is leased from affiliates of Marriott International. In addition, two of the Hotels are located on land leased from third parties. The ground leases have remaining terms (including all renewal options) expiring between the years 2058 and 2081. The Marriott International ground leases provide for rent based on specific percentages (from 4% to 8.5%) of certain sales categories subject to minimum amounts. The minimum rentals are adjusted at various anniversary dates throughout the lease terms, as defined in the agreements. The affiliates of Marriott International, as land lessors, agreed to continue to subordinate their ownership interest, as well as receipt of ground rent, to debt service on the Partnership's existing debt financing and qualified refinancing.

     Payments to Host Marriott and Subsidiaries. The following sets forth amounts paid by the Partnership to Host Marriott and its subsidiaries for the years ended December 31, 1999 and 1998:


                                                                  1999    1998
                                                                  ----    ----
                                                                 (in thousands)

Cash distributions (as a limited and a general partner*).......   $ 831  $  755
Administrative expenses reimbursed.............................     146     523
                                                                  -----  ------
                                                                  $ 977  $1,278
                                                                  =====  ======


__________________________

* These cash distributions were made with respect to the limited and general partnership interests held by the General Partner. Prior to December 28, 1998, the General Partner was a wholly owned subsidiary of Host Marriott. On December 28, 1998, Host Marriott, which owns approximately 78% of the equity interests in Host LP, transferred its interest in the General Partner to Host LP. Host LP currently owns a 1% managing partnership interest in the General Partner.

Security Ownership of Certain Beneficial Owners and Management

     As of December 31, 1999, Palm Investors, LLC, an unrelated third party, owned approximately 5.4% of the 1,150 Units outstanding. The General Partner owns a total of 15 Units representing a 1.24% limited partnership interest in the Partnership.

     Neither the Purchaser, Rockledge, Marriott International, CBM Joint Venture nor MI Investor own any Units. As of December 31, 1999, two individuals that are officers and managers of the General Partner and officers of Host Marriott each owned a quarter Unit. In addition, two officers of Marriott International owned one Unit each.

     In connection with the Settlement Agreement, the Purchaser intends to acquire all of the outstanding Units (other than Units held by the General Partner). The Purchaser is a subsidiary of a joint venture between Rockledge and Marriott International.

Regulatory Matters

     General. The Purchaser is not aware of any license or regulatory permit that appears to be material to the business of the Partnership that might be adversely affected by the Purchaser's acquisition of Units as contemplated herein, the Merger or the other provisions of the Settlement Agreement.

     Based upon an examination of available information relating to the businesses in which the Partnership is engaged, the Purchaser, the Joint Venture, Marriott International, MI Investor and Rockledge believe that the acquisition of Units pursuant to the Purchase Offer or the Merger would not violate the antitrust laws. The Purchaser, the Joint Venture, Marriott International, MI Investor and Rockledge believe that retention of all of the operations of the Partnership should be permitted under the antitrust laws. Nevertheless, no one can assure you that a challenge to the Purchase Offer on antitrust grounds will not be made or, if such challenge is made, what the result will be.

     Except as set forth in this section entitled "-- Regulatory Matters," the Purchaser is not aware of any filings, approvals or other action by any federal or state governmental administrative or regulatory authority that would be required for the acquisition of Units by the Purchaser as contemplated herein or the Merger. Should any such other approval or action be required, it is currently contemplated that such approval or other action would be sought. We cannot assure you that any such additional approval or other action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to the Partnership's business in the event that such other approvals were not obtained or such other actions were not taken.

Final Court Hearing and Right to Appear

     At the present time, the Court has only determined that the Settlement falls within a range of reasonableness that justifies sending class members the Notice of Pendency and Settlement of Claim and Derivative Action related to Courtyard by Marriott LP and Final Approval Hearing (the "Notice"), which is being distributed by Class Counsel with this Purchase Offer and Consent Solicitation, and the holding of a formal final approval hearing on the merits of the proposed Settlement.

     The Court must determine whether the proposed Settlement is fair, reasonable, and adequate, whether a judgment order should be entered dismissing the Haas Litigation, and whether the Court will retain jurisdiction over implementation of the Settlement. The factors the Court will consider in making this determination are:

     (1) whether the Settlement was negotiated at arms' length or was a product of fraud or collusion;

                                      -30-
[FN]

     (2)  the complexity, expense and likely duration of the Litigation;

     (3)  the stage of the proceedings, including the status of discovery;

     (4) the factual and legal obstacles that could prevent the plaintiffs from prevailing on the merits;

     (5)  the possible range of recovery and the certainty of damages; and

     (6) the respective opinions of the participants, including Class Counsel, class representatives and the absent class members.

     The Court will make these determinations on the fairness of the proposed Settlement at the final approval hearing, which is scheduled for August 28, 2000 at 9 a.m. in the courtroom of the Honorable Michael Peden, 285/th/ District Court, Bexar County Courthouse, 100 Dolorosa, San Antonio, Texas. The final approval hearing may be continued or adjourned from time to time by the Court without further notice to you.

     Any class member who has not opted-out of the Settlement may appear at the final approval hearing to demonstrate why the proposed Settlement should not be approved as fair, reasonable, and adequate, why the Haas Litigation should not be dismissed with prejudice, or to present any opposition to the proposed distribution of the settlement funds or to Class Counsel's application for an award of attorney's fees and expenses.

     Unitholders will only be heard at the final approval hearing if they, on or prior to August 18, 2000, submit written notice of their intention to appear at the hearing to:

     Robert M. Haas, Sr. et al. v. Marriott International, Inc. et al., No. 98-CI 04092
     District Clerk
     Bexar County Courthouse
     100 Dolorasa Street
     San Antonio, Texas 78205

     and copies to:

Co-Lead Counsel:

     Stephen M. Hackerman
     Hackerman Peterson Frankel & Manela
     1122 Bissonnet Street
     Houston, Texas  77005

and upon counsel for Defendants:

     Tom A. Cunningham, Esq.
     Cunningham, Darlow, Zook & Chapoton, LLP
     600 Travis, Suite 1700
     Houston, Texas  77002

     Attorneys for Host Marriott Corporation

     Seagal C. Wheatley, Esq.
     Jenkens & Gilchrist, P.C.
     1800 Frost Bank Tower
     100 West Houston Street
     San Antonio, Texas  78205

     Attorneys for Marriott International, Inc.

     As indicated in the Notice, the written notice of intention to appear at the hearing should state: (1) all grounds for objection or other statement of position, (2) a detailed description of the facts underlying each objection,
(3) a detailed description of the legal authorities supporting each objection,
(4) a statement of whether the objector intends to appear and argue at the hearing and, if so, how long the objector anticipates needing to present the objection, (5) a list of witnesses who the objector may call by testimony or affidavit, (6) a list of exhibits which the objector may offer during the hearing, along with copies of such exhibits, showing proof of service on the attorneys of record for all parties as indicated above.

     Failure to timely submit a written notice of intention to appear at the hearing will constitute a waiver of any objections and will foreclose the raising of objections to the Settlement, to the dismissal with prejudice of the action, to the proposed distribution of the settlement funds, and to the fees and expenses requested by Class Counsel.

Procedures for Opting-Out of the Settlement

     Unitholders who do not wish to participate in the Settlement may exclude themselves from the Settlement class by submitting to GEMISYS Corporation, which has been retained by Class Counsel to act as the claims administrator (the "Claims Administrator"), at the address set forth on the back cover page of the Purchase Offer and Consent Solicitation, a written request to be excluded (an "Opt-Out Notice"). As indicated in the Notice, the Opt-Out Notice must be received by the Claims Administrator on or prior to the Expiration Date. The Opt-Out Notice must include: (1) the name of the case (Haas), (2) the Unitholder's name, address and telephone number, social security number or taxpayer identification number, (3) the number of Units held by the Unitholder,
(4) the date on which the Unitholder purchased the Units, (5) the name of the Partnership (Courtyard by Marriott Limited Partnership), (6) a statement that the Unitholder is requesting to be excluded from the settlement class, and
(7) the Unitholder's signature. Units held by holders who have opted-out of the Settlement will be converted into the right to receive a cash amount equal to the appraised value of such Units in accordance with the procedures described under the heading "The Settlement--the Merger--Rights of Unitholders Who
Have Elected to Opt-Out of the Settlement." The appraised value of Units will not include any amount representing the value of the settlement of the claims in the Haas Litigation. Any amounts to be received in the Merger will be reduced by any amount owed on the original purchase price of such Units.

     Unitholders who wish to opt-out of the Settlement should also complete, execute and include with their Opt-Out Notice the Certificate of Non-Foreign Status included in the Proof of Claim. Failure to include the Certificate of Non-Foreign Status will result in certain amounts being withheld from the cash payment representing the appraised value of Units to be received by Unitholders who opt-out of the Settlement. See "Federal Income Tax Considerations--Federal Tax Withholding Applicable to Participating and Nonparticipating Unitholders" in the Purchase Offer and Consent Solicitation and Instruction 8 to the Proof of Claim.

     Unitholders who fail to timely and validly submit an Opt-Out Notice will be bound by all orders and judgments entered in the Haas Litigation, whether favorable or unfavorable to them. See "The Settlement--The Merger--Rights of Unitholders Who Have Elected to Opt-Out of the Settlement," page 21 and 22.

The Merger

     Pursuant to the Settlement Agreement, and in accordance with the provisions of Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"), the Partnership, the Joint Venture and CBM I Acquisition, L.P., a Delaware limited partnership and a subsidiary of the Purchaser ("Merger Sub") have entered into the Merger Agreement. The following summary of certain provisions of the Merger

Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement. You can obtain a copy of the Merger Agreement by following the procedures set forth under the heading "Other Matters-- Miscellaneous." The following summary may not contain all the information that is important to you.

     The Merger Agreement provides that Merger Sub will be merged with and into the Partnership, with the holders of partnership interests in the Partnership receiving cash in specified amounts (except that the Units held by the General Partner and the Units held by the Purchaser will be converted into percentage interests in the surviving entity), and the General Partner and the Purchaser will become the only partners in the Partnership. The Partnership will be the surviving entity in the Merger and Merger Sub will cease to exist. The Partnership will continue its existence as a limited partnership under the laws of the State of Delaware, and its name shall continue to be "Courtyard by Marriott Limited Partnership."

     Effects of Merger

     The Merger will have the effects set forth in the Partnership Act. The sole General Partner of the Partnership following the Merger will continue to be CBM One LLC, until it withdraws or is removed in accordance with the Partnership Agreement, as amended, and the General Partner and the Purchaser will be the only limited partners of the Partnership following the Merger. Assuming the Unitholders consent to the Merger and the Amendments and the other conditions to the Purchase Offer and the Merger are satisfied (or waived, if waivable), the Partnership Agreement will be amended as soon as practicable following the Expiration Date, but in any event prior to the consummation of the Purchase Offer to give effect to the Amendments. The Partnership Agreement will be amended and restated as soon as practicable after the Merger to reflect the acquisition of the Units by the Purchaser and other changes in accordance with the terms and conditions thereof and applicable Delaware law.

     Conversion of Partnership Interests in the Merger

     In connection with the Merger: (1) all partnership interests in the Merger Sub will be cancelled, (2) each Unit held by a Unitholder (other than the Purchaser or the General Partner) who has not delivered a Proof of Claim prior to the Expiration Date and who has not elected to opt-out of the Settlement will be converted into the right to receive $134,130 per Unit (or a pro rata portion thereof) in cash. If the Court approves legal fees and expenses of approximately $18,000 per Unit to Class Counsel in the Haas Litigation, the net amount that each Unitholder will receive in the Merger is approximately $116,000 per Unit, which amount will be reduced by any amount owed by the holder on the original purchase price of his or her Units, (3) the Units held by Purchaser (including Units acquired in the Purchase Offer) will be converted into a 93.76% limited partnership interest in the Partnership, and (4) the 15 Units held by the General Partner will be converted into a 1.24% limited partnership interest in the Partnership, and the General Partner's general partnership interest in the Partnership will remain outstanding so that the General Partner will continue to own a 5% general partnership interest in the Partnership.

     Rights of Unitholders Who Have Elected to Opt-Out of the Settlement

     If you elect not to participate in the Settlement by timely delivering an Opt-Out Notice to the Claims Administrator as described herein, your Units will be converted in the Merger into the right to receive cash in an amount equal to the appraised value of such Units, determined in the following manner. The appraised value of your Units in the Merger will be an amount that you would receive if the entire equity interest in the Partnership were sold for an amount equal to (i) the average of the appraised values of the Hotels determined by two appraisers (in the manner described in the paragraph below) plus (or minus) (ii) the net working capital of the Partnership (to the extent not distributed to the partners) minus (iii) the aggregate amount of indebtedness of the Partnership and its subsidiaries minus
(iv) the fair value of deferred management fees accrued under the Management Agreement minus (v) the amount of any commitments for owner funded capital expenditures and the estimated cost of any deferred maintenance with respect to the Partnership's properties, and the proceeds of such sale were then distributed among the partners of the Partnership in the same manner as liquidation proceeds in accordance with the terms of the Partnership Agreement. The liquidity of the Units will not be a factor in determining the fair market value of the Units.

     In order to determine the appraised value of the Hotels, two independent, nationally recognized hotel valuation firms _____________________________ and ____________________________, have been selected in consultation with Class Counsel and will be approved by the Court (or, if the Court does not approve such firms, such substitutes as may be approved by the Court). These independent valuation firms will appraise the market value of the Partnership's portfolio of Hotels as of the Effective Date, which appraisals will be completed within 60 days after the effective time of the Merger and set forth in a report certified by a MAI appraiser as having been prepared in accordance with the requirements of the Standards of Professional Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation (which may be based on site visits to 10 or more Hotels and a limited scope review deemed appropriate by such appraisal firm). The Court will have no involvement in the appraisal process, other than approving the independent valuation firms that will conduct the appraisals.

     In the fall of 1999, in connection with Merrill Lynch's efforts to sell the Partnership, the Partnership received a preliminary nonbinding proposal from a third party to acquire all of the equity of the Partnership at a price equivalent to approximately $82,000 per Unit. The proposal was based on a methodology of adjustments similar to the methodology described in the first paragraph of this section. The third party's proposal was never formalized and an agreement in principle was never reached because of uncertainties regarding future operating results of the Partnership's Hotels.

     The appraised value of Units payable in the Merger to persons who opt-out of the Settlement may be more or less than $82,000 per Unit, depending upon the market values of the Hotels determined by the independent appraisers and the actual amount of the foregoing adjustments at the time of the Merger, which may differ materially from the amounts on which the 1999 acquisition proposal was based. In addition, the appraised value of the Units may differ from the price that a third party would be willing to pay for the Partnership's entire portfolio of Hotels and the appraised value per Unit may be lower or higher than the Net Settlement Amount per Unit. If you opt-out of the settlement class and elect not to participate in the Settlement, the amount you will receive in the Merger will not include any amount representing the value of the settlement of the claims asserted against the Defendants in the Haas Litigation. Any consideration to be received in the Merger by any limited partner will be reduced by any amount owed on the original purchase price of his or her Units. The Joint Venture will pay any expenses incurred in connection with the appraisal process.

The Amendments

          The proposed amendments to the Partnership Agreement are discussed below. Capitalized terms used herein but not defined have the meanings set forth in the Partnership Agreement. In general, the proposed amendments are intended to clarify that the terms of the Settlement Agreement (including the Purchase Offer and the Merger) are consistent with the provisions of the Partnership Agreement and to facilitate the consummation of the Purchase Offer and the Merger. If for any reason the Purchase Offer is not consummated, the Amendments to the Partnership Agreement will not be implemented, even if they receive Unitholder approval. You can obtain a copy of the Partnership Agreement by following the procedures set forth under the heading "Other Matters --Miscellaneous."

          1. Amendments to Voting Provisions. The Partnership Agreement contains various provisions that inhibit the ability of the General Partner and its affiliates to vote Units beneficially owned by them. In the event the Purchase Offer is consummated and such parties become the owners of a majority of the outstanding Units, such parties believe it would be appropriate to amend the voting provisions of the Partnership Agreement to provide such parties with the voting rights described below. The proposed Amendments would affect provisions of the Partnership Agreement that (1) impose restrictions on voting, and (2) establish certain voting standards.

          Section 10.01.G of the Partnership Agreement currently provides that the General Partner or its Affiliates are not entitled to any voting, determinative or consensual rights with respect to any Units owned or controlled by them and such Units held by the General Partner or its Affiliates are not taken into account in determining the presence or absence of a quorum. Under the current definition of "Consent" in Section 1.01 of the Partnership Agreement, if the General Partner or any of its Affiliates purchases any Units, it shall not have any voting rights with respect to such Units. The proposed Amendments would delete or revise as appropriate the provisions limiting the voting of the General Partner and its Affiliates to permit the General Partner and its Affiliates to have full voting rights with respect to all Units held by the General Partner or its Affiliates on all matters affecting the Partnership in the same manner as other holders are entitled.

          Purpose and Effect of the Amendments. This change has been proposed in order to facilitate the consummation of the Merger. Absent the proposed amendments, in the unlikely event that some action needs to be taken between the time the Purchase Offer is consummated and the time the Merger is effective, the General Partner and its Affiliates would not be permitted to vote such Units even if they held a significant portion of the outstanding Units. The proposed voting amendments would allow the General Partner and its Affiliates to have full voting rights during the interim period. The General Partner will only vote the Units acquired in the Purchase Offer if necessary or advisable to consummate the Merger. In addition, in the absence of the proposed amendments, after the Merger, the Purchaser, as an Affiliate of the General Partner, will not be allowed to vote its Units on items presented to the limited partners for their approval, including amendments to the Partnership Agreement.

          Text of the Amendments. Section 10.01.G of the Partnership Agreement, which currently reads as follows, would be deleted in its entirety.

          If any Consents, determinations or votes of Limited Partners, with or without a meeting, are to be requested, made or taken, the General Partner or any of its Affiliates (other than officers, directors or employees of the General Partner or any of its Affiliates) shall not be entitled to any voting, determinative or consensual rights with respect to any Interests owned or controlled by any of them nor shall any Interests be taken into account in determining the presence or absence of a quorum.

          Section 1.01 of the Partnership Agreement, which defines "Consent," would be revised by the Amendments to delete the strike through language as set forth below:

               "Consent" means either (a) the approval given by vote at a meeting called and held in accordance with the provisions of Section 10.01, or

     (b) a prior written approval required or permitted to be given pursuant to this Agreement or the act granting such approval, as the context may require. Unless otherwise specified, Consent of the Limited Partners shall mean Consent of a majority in interest of the Limited Partners entitled to vote. However, if the General Partner or any Affiliate of the General Partner (other than officers, directors or employees of the General Partner or its Affiliates) purchases any Units, it shall have no voting rights with respect to such Units.

     2. Elimination of Fifty Percent Transfer Restriction. Section 7.01.B of the Partnership Agreement effectively prohibits the transfer of 50% or more of the outstanding Units within a 12-month period. The proposed Amendment would eliminate this restriction on the transfer of Units.

     Purpose and Effect of the Amendment. Under Section 708 of the Internal Revenue Code of 1986, as amended (the "Code"), a partnership is considered to "terminate" for federal income tax purposes if 50% or more of the interests in profits and capital are sold within a 12-month period (a "Section 708 Termination"). The Partnership Agreement, as currently written, prohibits any assignment of Units that would result in a Section 708 Termination. Thus, the Partnership Agreement, when read in conjunction with Section 708, permits the transfer of up to, but not including, 50% of the total number of outstanding Units in any consecutive 12-month period. The Purchase Offer and the Merger would result in a transfer of all of the outstanding Units (except the 15 Units held by the General Partner). Accordingly, the General Partner is proposing, at the request of the Joint Venture and the Purchaser, the deletion of Section 7.01.B from the Partnership Agreement to facilitate consummation of the Purchase Offer and the Merger.

     Text of the Amendment. Section 7.01.B of the Partnership Agreement, which currently reads as follows, would be deleted entirely by the Amendment:

     No assignment of any Interest may be made if the assignment is pursuant to a sale or exchange of the Interest and if the Interest sought to be assigned, when added to the total of all other Interests assigned within a period of 12 consecutive months prior thereto, would, in the opinion of legal counsel for the Partnership, result in the Partnership being deemed to have been terminated within the meaning of section 708 of the Code. The General Partner shall give Notification to all Limited Partners in the event that sales or exchanges should be suspended for such reason. Any deferred sales or exchanges shall be made (in chronological order to the extent practicable) as of the first day of an Accounting Period after the end of any such 12-month period, subject to the provisions of this Article Seven.

     3. Revision of Restriction on Timing of Transfers. Section 7.01.A of the Partnership Agreement permits the assignment of Units only on the first day of an Accounting Period. The Amendment to Section 7.01.A would eliminate this restriction for the transfer of Units to the Purchaser pursuant to the Purchase Offer, and would exempt the Purchaser from this restriction for any subsequent transfer of Units to another entity.

     Purpose and Effect of the Amendment. Section 7.01A of the Partnership Agreement permits the assignment of Units only on the first day of each Accounting Period. Without amending the Partnership Agreement to permit the waiver of this requirement, the closing date for the Purchase Offer would have to fall on the first day of an Accounting Period, rather than an earlier or later date that otherwise would be chosen as the closing date. Accordingly, the General Partner has proposed, at the request of the Joint Venture and the Purchaser, the inclusion in Section 7.01.A of a provision that would eliminate the Section 7.01.A transfer restrictions for Units transferred pursuant to the Purchase Offer. This change would permit the transfer of such Units and the closing of the Purchase Offer to occur on the earliest date practicable following the expiration of the Purchase Offer, and in any event, on such date as is necessary to facilitate the orderly consummation of the Purchase Offer. The General Partner also has proposed, at the request of the Joint Venture and the Purchaser, that Unitholders exempt the Purchaser from this restriction for all subsequent assignments of its Units to any other entity in order to provide the Purchaser with the flexibility to transfer its Units on such date that may be necessary to facilitate the transfer. Because such transfers would occur in isolated transactions, the General Partner does not believe that, as a result of such transfers, the Partnership would be treated as an association taxable as a corporation under Section 7704 of the Code.

     Text of the Amendment. Section 7.01.A of the Partnership Agreement would be revised to add the underlined language set forth below:

          No assignment of any Interest may be made other than on the first day of an Accounting Period, provided, however, that this restriction on the
                              -----------------------------------------------
     timing of assignment shall not apply to (i) any transfer of Units by
     --------------------------------------------------------------------
     Limited Partners to CBM I Holdings LLC or (ii) any subsequent assignment of
     ---------------------------------------------------------------------------
     any Units by CBM I Holdings LLC.
     --------------------------------

     4. Amendments to Provisions Relating to Allocations of Profits and Losses and Distributions of Cash. Section 4.05 of the Partnership Agreement provides that net profits, gains, net losses or losses attributable to Units that are transferred during the taxable year shall be allocated between the transferor and transferee according to the number of accounting periods in such taxable year that each owned the Units. If Units are transferred on a date other than the first day of an accounting period, in violation of the transfer restriction imposed by Section 7.01.A of the Partnership Agreement (discussed above under "- -Revision of Restriction on Timing of Transfers"), Section 4.05 requires that net profits, gains, net losses or losses attributable to the Units for the accounting period in which the transfer occurs shall be prorated between the transferor and the transferee if, and to the extent, legally required in the opinion of legal counsel. Section 4.07 of the Partnership Agreement provides that cash available for distribution with respect to each fiscal year of the Partnership shall be distributed at least annually. Section 4.10 of the Partnership Agreement provides that cash available for distribution with respect to Units shall be distributed to the limited partners pro rata in accordance with the number of Units held by each as of the end of the accounting period with regard to which the distribution relates. The Amendments to these provisions would clarify that Unitholders (1) would receive allocations of profit or loss on their Units up through the Effective Date rather than through the end of the preceding accounting period, (2) would receive a distribution from cash available for distribution for the period ending on the day prior to the date of the entry of the judgment order, and (3) would not receive any additional cash distributions (including any sale or refinancing proceeds) relating to periods beginning on or after the date of the entry of the judgment order (which cash distributions would inure to the benefit of the Purchaser), unless an appeal is filed with regard to the judgment order (other than an appeal that relates solely to counsel fees and expenses), in which case the Unitholders also would receive a distribution of cash available for distribution for the period beginning on the date the judgment order is entered and ending on the Effective Date.

     Purpose and Effect of the Amendments. The change to Section 4.07 of the Partnership Agreement has been proposed to permit Unitholders to receive a distribution of cash available for distribution from the Partnership for the period ending on the day prior to the date of the entry of the judgment order, as required by the terms of the Settlement Agreement. In the event an appeal is timely filed with regard to the judgment order after it is entered (other than an appeal that relates solely to counsel fees and expenses), the proposed change to Section 4.07 also would permit the Unitholders to receive a distribution of cash available for distribution from the Partnership for the period beginning on the date the judgment order is entered and ending on the Effective Date.
Because the Partnership distributes cash available for distribution on an annual basis in accordance with Section 4.07.A, Section 4.10 otherwise would cause all cash distributions (including sale or refinancing proceeds) with respect to the Units to be made to the Purchaser if the Unitholders disposed of their Units before the end of the accounting period ending prior to the date of any such distributions from the Partnership. As a result of amending Section 4.07 so as to require the distributions described in the Settlement Agreement, the Unitholders will receive a distribution of cash available for distribution for the period ending on the day prior to the entry of the judgment order and, if an appeal is filed with regard to the judgment order (other than an appeal that relates solely to counsel fees and expenses), a distribution of cash available for distribution for the period beginning on the date the judgment order is filed and ending on the Effective Date but will receive no distributions for any period after the Effective Date.

     The proposed Amendment to Section 4.05 would require the Partnership to allocate net profits, gains, net losses and losses with respect to the Units for the fiscal year of the Partnership in which the judgment order becomes final between the Purchaser and each Unitholder based upon the number of days that each held such Units during such fiscal year (including any short fiscal year for tax purposes resulting from a "technical" termination of the Partnership pursuant to Section 708(b)(1)(B) of the Code). Because the Partnership currently is generating net income, if the judgment order becomes final on a date other than the first day of an Accounting Period, the Amendment would result in a greater amount of taxable income being allocated to the Unitholders than would be the case currently under the Partnership Agreement. However, the additional allocation of taxable income would increase each Unitholder's adjusted tax basis in his Units and, thus, would decrease the amount of capital gain, or increase any capital loss, recognized by the Unitholder in the Purchase Offer or as a result of the Merger. See "Federal Income Tax Considerations--Allocations of Profits and Losses to Participating and Nonparticipating Unitholders."

     Text of the Amendments. Section 4.05 of the Partnership Agreement would be amended to add the underlined language set forth below:

          Any Net Profits or Net Losses for any Fiscal Year allocable to the Limited Partners shall be allocated among the Limited Partners pro rata in accordance with the number of Units owned by each as of the end of such Fiscal Year; provided that if any Unit is assigned during the Fiscal Year in accordance with this Agreement, the Net Profits or Net Losses that are so allocable to such Unit shall be allocated between the assignor and assignee of such Unit according to the number of Accounting Periods in such Fiscal Year each owned such Unit. Any Gains or Losses allocable to the Limited Partners shall be allocated among the Limited Partners who held Units on the last day of the Accounting Periods in which the sale or disposition giving rise to such Gains or Losses occurred, pro rata in accordance with the number of Units owned by each such Limited Partner. If any Unit is assigned by a Limited Partner other than on the first day of an Accounting Period (in contravention of the Agreement), then the Partnership shall recognize such assignment for the purposes of allocating Net Profits, Gains, Net Losses or Losses if, and to the extent, it is legally required to do so in the opinion of legal counsel. Notwithstanding the foregoing,
                                               ------------------------------
     each transfer of Units to CBM I Holdings LLC or acquisition of Units
     --------------------------------------------------------------------
     pursuant to the merger of CBM Acquisition L.P., an affiliate of CBM I
     ---------------------------------------------------------------------
     Holdings LLC, with and into the Partnership (the "Merger") pursuant to an
     -------------------------------------------------------------------------
     agreement and plan of merger (the "Merger Agreement"), with the Partnership
     ---------------------------------------------------------------------------
     surviving, in connection with the settlement of certain claims brought by
     -------------------------------------------------------------------------
     the Limited Partners against the General Partner and other defendants, as
     -------------------------------------------------------------------------
     described in the Settlement Agreement, dated as of March 9, 2000 (the
     ---------------------------------------------------------------------
     "Settlement Agreement"), shall be considered to be in accordance with this
     --------------------------------------------------------------------------
     Agreement and the Net Profits, Gains, Net Losses or Losses for the Fiscal
     -------------------------------------------------------------------------
     Year (including any short Fiscal Year resulting from the termination of the
     ---------------------------------------------------------------------------
     Partnership pursuant to Section 708(b)(1)(B) of the Code) in which the
     ----------------------------------------------------------------------
     transfer occurs shall be allocated between the transferor and the
     -----------------------------------------------------------------
     transferee based upon the number of days that each held such Units during
     -------------------------------------------------------------------------
     such Fiscal Year.
     ----------------

     Section 4.07 of the Partnership Agreement would be amended to renumber
Section 4.07 as Section 4.07.A and to add new Section 4.07.B, as set forth below:

          Section 4.07.B. To effectuate the terms of the Settlement Agreement,
          --------------------------------------------------------------------
     the Partnership shall make the following extraordinary distributions of
     -----------------------------------------------------------------------
     Cash Available for Distribution within 90 days after the end of the
     -------------------------------------------------------------------
     relevant distribution period:
     -----------------------------

          (i) To each Limited Partner, his pro rata share of Cash Available for
          ---------------------------------------------------------------------
     Distribution, as determined in accordance with the provisions of Section
     ------------------------------------------------------------------------
     4.07.A. above, with regard to the period ending on the day prior to the
     -----------------------------------------------------------------------
     date of the entry of the judgment order relating to the Settlement
     ------------------------------------------------------------------
     Agreement (the "Judgment Order"). Subject to Section 4.07.B(ii) below,
     ----------------------------------------------------------------------
     after receipt of this distribution, no Limited Partner shall have a right
     -------------------------------------------------------------------------
     to any other distribution from the Partnership pursuant to this Article
     -----------------------------------------------------------------------
     Four or any other provision of this Agreement.
     ----------------------------------------------

          (ii)  To each Limited Partner, if and only if an appeal with regard to
          ----------------------------------------------------------------------
     the Judgment Order is timely filed within the time permitted for such
     ---------------------------------------------------------------------
     appeal (other than an appeal that relates solely to counsel fees and
     --------------------------------------------------------------------
     expenses), his pro rata share of Cash Available for Distribution, as
     --------------------------------------------------------------------
     determined in accordance with the provisions of Section 4.07.A. above, with
     ---------------------------------------------------------------------------
     regard to the period beginning on the date of the entry of the Judgment
     -----------------------------------------------------------------------
     Order and ending on the day on which the Judgment Order becomes "final" (as
     ---------------------------------------------------------------------------
     such term is defined in the Settlement Agreement).
     --------------------------------------------------

          Notwithstanding the last sentence of Section 4.10, for allocation and
          ---------------------------------------------------------------------
     distribution purposes, each Limited Partner who transfers Units pursuant to
     ---------------------------------------------------------------------------
     the Settlement Agreement or the Merger shall be deemed to be a Limited
     ----------------------------------------------------------------------
     Partner of record as of the end of the Accounting Period prior to each
     ----------------------------------------------------------------------
     distribution described in Section 4.07.B(i) and (ii) and Section 4.10 shall
     ---------------------------------------------------------------------------
     be applied accordingly.
     -----------------------

     5. Amendment to Provisions Relating to Authority of the General Partner to Manage the Partnership.

     The Partnership Agreement contains provisions providing for appraisal procedures in the event that the Partnership sells any Hotels to the General Partner or any affiliate of the General Partner, and in the event of a distribution of the Partnership's assets in connection with a liquidation.
Those appraisal procedures are intended to establish a fair purchase price for the Hotels and the Partnership's assets in those limited circumstances. The Partnership is not currently selling any Hotels or liquidating the Partnership. Accordingly, the Partnership Agreement does not require the Partnership, in connection with the Purchase Offer and the Merger, to conduct an appraisal procedure of the type that would be required in the event of a sale of Hotels to the General Partner or any of its affiliates or in the event of a distribution of the Partnership's assets in connection with a liquidation

     The procedure set forth in the Settlement Agreement and the Merger Agreement providing for appraisal of the fair market value of the Units by one or more third parties to establish the value of Units held by holders who have elected to opt-out of the Settlement is not required by the Partnership Agreement. Rather, in connection with the Settlement, a purchase price for the Units in the Purchase Offer, as well as the appraisal process for determining the value of Units held by limited partners who have elected to opt-out of the Settlement, was established through arms-length negotiations between Defendants and Class counsel.

     Purpose and Effect of the Amendment. Section 5.01A of the Partnership Agreement currently provides that, except as expressly provided in the Partnership Agreement, the authority of the General Partner to conduct the business of the Partnership shall be exercised only by the General Partner.
Section 5.01C of the Partnership Agreement delineates certain powers that the General Partner may exercise without the consent of the limited partners. To the extent that the appraisal procedure for determining the value of Units held by limited partners who have elected to opt-out of the Settlement could otherwise be deemed to fall within the exclusive authority of the General Partner to conduct the business of the Partnership, the proposed amendment to
Section 5.01C would clarify that the General Partner has the power to delegate the authority to conduct such appraisal procedures in accordance with the Settlement Agreement and the Merger Agreement.

     Text of the Amendment. Section 5.01.C of the Partnership Agreement, would be amended to add the underlined language set forth below:

               (vii)          sell up to 20 hotels (no more than five Hotels at
                      less than the Partnership's purchase price);

               (viii)         retain such persons or entities as the General
                              ----------------------------------------------
                      Partner, in its sole discretion, shall deem necessary or
                      --------------------------------------------------------
                      appropriate in order to appraise the fair market value of
                      ---------------------------------------------------------
                      the Hotels and the value of the Units in accordance with
                      --------------------------------------------------------
                      the terms of the Settlement Agreement and the Merger
                      ----------------------------------------------------
                      Agreement; and
                      --------------

               (ix)           take such actions as the General Partner
                      determines are advisable or necessary, and will not result in any material adverse effect on the economic position of holders of a majority of the Units, to preserve the tax status of the Partnership as a partnership for Federal income tax purposes.

Federal Income Tax Considerations

     Summarized below are the material United States federal income tax considerations of the Settlement.

     General. The following discussion summarizes certain federal income tax considerations related to the Settlement that may be relevant to (i) a Unitholder who tenders his Units and submits the required Proof of Claim to the Claims Administrator pursuant to the terms of the Purchase Offer and a Unitholder who does not tender his Units and submit the Proof of Claim but who does not affirmatively "opt-out" of the Settlement (in either case, hereinafter, a "Participating Unitholder"), or (ii) a Unitholder who affirmatively "opts out" of the Settlement and therefore exchanges his Units in the Merger (hereinafter, a "Nonparticipating Unitholder").

     The information in this section is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, rulings, and other pronouncements and decisions now in effect, all of which are subject to change (perhaps with retroactive effect). The General Partner has not requested, and does not plan to request, any rulings from the IRS concerning the tax treatment of the Unitholders in connection with the Settlement. Thus, it is possible that the IRS would challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court would agree with the IRS.

     The discussion set forth herein is not intended to be exhaustive of all possible tax considerations. For example, this summary does not give a detailed discussion of any state, local, or foreign tax considerations. Nor does it discuss all aspects of federal income taxation that may be relevant to specific Unitholders in light of their particular circumstances. Except where specifically indicated, the discussion below describes general federal income tax considerations applicable to individuals who are citizens or residents of the United States. Accordingly, the following discussion has limited application to domestic corporations and persons subject to specialized federal income tax treatment, such as foreign persons, tax-exempt entities, regulated investment companies and insurance companies.

     The following discussion includes an estimate by the General Partner, on a per Unit basis, of a Unitholder's adjusted tax basis in his Units (including the amount of syndication costs includible in his basis), the amount of the Partnership's liabilities allocable to such Unitholder, the passive activity loss carry forward, if any, attributable to his ownership of Units and the amount of "unrecaptured Section 1250 gain" that such Unitholder would recognize at the time of the disposition of his Units. These amounts are only estimates, and there could be material differences between these estimated amounts and the actual numbers due to a variety of factors. In addition, these estimates apply only to a Unitholder who purchased his Units on the date of the original offering of the Units and who has held his Units continuously since that time. The estimated amounts could differ considerably for a Unitholder who acquired some or all of his Units after the date of the original offering. The amount of gain recognized by such Unitholders in connection with the disposition of their Units pursuant to the Settlement will depend upon when they acquired their Units and the price they paid for the Units (as adjusted for subsequent allocations of Partnership income and loss and subsequent Partnership distributions).

     UNITHOLDERS SHOULD BOTH REVIEW THE FOLLOWING DISCUSSION AND CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES TO THEM -- INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES -- IN LIGHT OF THEIR PARTICULAR TAX SITUATION, OF CHOOSING TO PARTICIPATE IN THE SETTLEMENT OR OPTING OUT OF THE SETTLEMENT.

     The class of Participating Unitholders is represented by Class Counsel, who have engaged Chamberlain, Hrdlicka, White, Williams, and Martin ("Chamberlain Hrdlicka") as special tax counsel. Chamberlain Hrdlicka is separately providing to the Unitholders its summary regarding the potential federal income tax consequences resulting from the Settlement. You should review this summary carefully with your tax advisor. That summary is solely the responsibility of such special tax counsel, and none of the Purchaser, the Partnership, the General Partner, the Joint Venture, Rockledge, the MI Investor, any of the Defendants nor any of their affiliates or advisors express any views with respect to the matters set forth therein or have any responsibility with respect thereto.

     Tax Treatment of Participating Unitholders. Each Participating Unitholder will receive, either in the Purchase Offer or pursuant to the Merger, cash in the amount of $134,130 per Unit (or a pro rata portion thereof), before reduction (in the case of class members) for such Unitholder's pro rata share of legal fees and expenses ("Class Counsel's Attorneys' Fees") awarded by the court to Class Counsel (the "Gross Per Unit Settlement Amount"). Each Participating Unitholder very likely will be deemed, solely for federal income tax purposes, to have received two separate amounts, on a per Unit basis: (1) an amount in exchange for his Units (for purposes of this discussion, the "Deemed Unit Purchase Amount"), and (2) a separate amount in settlement of the claims asserted in the Haas Litigation (for purposes of this discussion, the "Deemed Claim Value," which, as described below, may or may not be considered to include the Unitholder's pro rata share of Class Counsel's Attorneys' Fees).

     The correct allocation of the Gross Per Unit Settlement Amount between the Deemed Unit Purchase Amount and the Deemed Claim Value for federal income tax purposes is a question of fact and may depend in part upon the fair market value of the Units. None of the Defendants nor any of their affiliates are taking any position regarding the allocation by the Participating Unitholders of the Gross Per Unit Settlement Amount between the Deemed Unit Purchase Amount and the Deemed Claim Value for federal income tax purposes. As described above in "The Merger -- Rights of Unitholders Who Have Elected to Opt-Out of the Settlement," however, Nonparticipating Unitholders will receive cash in the Merger in an amount per Unit equal to the appraised value of a Unit, as determined pursuant to a separate appraisal process that will be completed within 60 days after the Merger. In addition, Class Counsel will assert in court, for purposes of determining their legal fees, that the plaintiffs are receiving in the Settlement benefits resulting from the Haas Litigation with a value that is in excess of the value of the Units under the existing partnership structure and agreements. Finally, the Purchaser and the Defendants will make an allocation between the Deemed Unit Purchase Amount and the Deemed Claim Value for the purpose of determining the Purchaser's initial tax basis in the Units acquired by it through the Purchase Offer and pursuant to the Merger, the Purchaser's share of the Partnership's tax basis in its property and the consequences to the Defendants of the Settlement for tax and financial accounting purposes. There can be no assurance that the IRS would not assert that a Participating Unitholder must treat the appraised value of the Units held by the Nonparticipating Unitholders, the value of the benefits received by the plaintiffs in settlement of the Haas Litigation that is asserted by Class Counsel in their petition for legal fees and expenses, the amounts used by the Purchaser and the Defendants for determining the tax and financial accounting consequences to them of the Settlement, or some other measurement of value as determinative for purposes of allocating the Gross Per Unit Settlement Amount between the Deemed Unit Purchase Amount and the Deemed Claim Value.

     Federal Tax Consequences of Disposition of Units. Each Participating Unitholder will be treated as having made a taxable disposition of his Units in the Purchase Offer or pursuant to the Merger. The disposition likely would be deemed to occur, with regard to a Participating Unitholder who tenders his Units and submits the Proof of Claim, on the date his right to receive the Gross Per Unit Settlement Amount becomes fixed, which would be the Effective Date, and, with regard to a Participating Unitholder who does not tender his Units and submit the Proof of Claim, on the effective date of the Merger. The gain or loss recognized by a Unitholder upon the disposition of his Units will equal the difference between the amount considered realized by the Unitholder for tax purposes in exchange for his Units (as described in the next paragraph) and the Unitholder's adjusted tax basis in such Units (described below under "Basis of Units of Participating and Nonparticipating Unitholders").

     The amount considered realized by each Participating Unitholder will equal the sum of the following items: (1) the cash received for his Units at the time of the disposition (which will equal the Deemed Unit Purchase Amount and will be deemed to include any amount owed by the Unitholder on the original purchase price of his Units), and (2) the portion of the Partnership's liabilities allocable to the Participating Unitholder's Units for federal income tax purposes immediately prior to the date of the disposition of such Units. The General Partner estimates that, as of December 31, 1999, the dollar amount of the Partnership's liabilities allocable to each Participating Unitholder was approximately $238,000 per Unit.

     A Unitholder will recognize gain to the extent that the amount realized by him in exchange for his Units (as determined in the preceding paragraph) exceeds his adjusted tax basis in the Units (as described below under "Basis of Units of Participating and Nonparticipating Unitholders"). The taxable gain recognized by the Participating Unitholder will exceed the cash amount received with respect to his Units by an amount equal to the excess (if any) of his share of the Partnership's liabilities allocable to him for federal tax purposes over his adjusted tax basis in his Units (which is commonly referred to as a "negative capital account").

     For a discussion of the federal income tax rates applicable to the gain recognized by a Unitholder from the disposition of a Unit that has been held as a capital asset by the Unitholder, see "Federal Income Tax Rates Applicable to Gain from Disposition of Units by Participating and Nonparticipating Unitholders" below.

     Federal Tax Consequences of Receipt of Deemed Claim Value. As noted above, there can be no certainty as to what portion of the Gross Per Unit Settlement Amount would be considered allocable to the Deemed Claim Value (rather than the Deemed Unit Purchase Amount). Moreover, there is considerable uncertainty in the law as to how amounts that are treated as allocable to the Deemed Claim Value received by a Participating Unitholder would be characterized for federal income tax purposes.

     The determination of the character and amount of income and gain recognized by a plaintiff in connection with payments received in settlement of litigation depends on many factors, including the nature and relative merits of the claims made in the litigation that is being settled, and whether a portion of the settlement payment that may otherwise be characterized as capital in nature is subject to recharacterization as ordinary income to reflect certain tax benefits realized by the plaintiff in prior years. In general, an amount received in settlement of a claim may be characterized as ordinary income (if the amount relates to lost profits or punitive damages) or a return of capital or capital gain (if the amount relates to injury to capital assets).

     The complaints of the plaintiffs in the Haas Litigation are specified in their pleadings filed in that litigation. As described in the preceding paragraph, to the extent the plaintiffs' complaints might be construed as relating to injury to capital assets, a recovery attributable to those complaints may result in the recognition of capital gain by the plaintiffs. Conversely, to the extent the plaintiffs' complaints might be construed as asking for lost profits or punitive damages, a recovery attributable to those complaints may result in the recognition of ordinary income by the plaintiffs. The Settlement Agreement does not address the relative merits of any of the claims and does not provide for an allocation of all or a part of the Gross Per Unit Settlement Amount to any specific claim. Moreover, there will be no judicial determination of the merits of any of the various claims or the proper allocation of the Gross Per Unit Settlement Amount among the claims. To the extent that a Participating Unitholder takes the position that the Deemed Claim Value should be characterized as a return of capital or capital gain, there can be no assurance that the IRS would not challenge this position and determine that some or perhaps even all of the Deemed Claim Value should be treated by a Participating Unitholder as ordinary income for federal income tax purposes.

     In the event that any interest accrued on the Deemed Claim Value is payable to a Participating Unitholder, such Participating Unitholder will be required to treat the interest as ordinary income for federal income tax purposes.

     Tax Treatment of Class Counsel's Attorneys' Fees. As described above in "The Settlement--The Settlement Agreement," the Net Settlement Amount reflects a reduction for each Participating Unitholder's pro rata share of Class Counsel's Attorneys' Fees. The IRS could take the position that each Participating Unitholder must include in income his share of Plaintiff's Counsel's Attorneys' Fees. There is existing judicial authority that would support a position that, under certain circumstances, a plaintiff's attorneys' fees and expenses that are paid by a defendant in litigation pursuant to a judgment or settlement are excludable from the income of the plaintiff; however, the facts in these cases are distinguishable from the facts underlying the Haas Litigation, and there can be no assurance that a court would follow the decisions in those cases. The determination of whether a Participating Unitholder must include in income his share of Class Counsel's Attorneys' Fees may depend upon the laws of Texas or that of another state (including the Participating Unitholder's state of residence) regarding the relative rights under state law of a particular Participating Unitholder and of Class Counsel to that portion of the Deemed Claim Value represented by legal fees and expenses.

     In the event that a Participating Unitholder must include his share of the Class Counsel's Attorneys' Fees in income, the characterization of that amount as ordinary income or capital gain would depend on the manner in which the balance of the Deemed Claim Value is correctly characterized. For example, if the Deemed Claim Value were determined to be allocable between claims for lost profits and claims for injury to a capital asset, the legal fees allocated to lost profits will be treated as ordinary income and the legal fees allocated to the capital asset claim likely will be treated as a return of capital or capital gain.

     A Participating Unitholder may be able to claim a deduction on his federal income tax return with regard to all or a portion of the Class Counsel's Attorneys' Fees paid on his behalf by the Defendants to the extent those amounts are required to be included in income. If the Participating Unitholder is required to treat part of the Deemed Claim Value as ordinary income, the corresponding part of the legal fees and expenses paid on his behalf that are required to be included in income may be deductible currently under Section 162 (which addresses trade or business expenditures) or Section 212 (which addresses expenditures for the production of income) of the Code. Because (among other things) each Participating Unitholder is a limited partner rather than a general partner, such Participating Unitholder may not be able to prove that legal fees and expenses incurred in the Litigation are properly characterized as trade or business expenditures, which is the necessary prerequisite for an ordinary deduction under Section 162. Even if a Participating Unitholder takes the position that all or a portion of the Class Counsel's Attorneys' Fees that he is required to include in income relates to the production of income and such position is respected (with the result that the fees and expenses fall under Section 212), if such Participating Unitholder is an individual, the Class Counsel's Attorneys' Fees would be treated as a miscellaneous itemized deduction that is allowable as a deduction only to the extent that the Participating Unitholder's total miscellaneous itemized deductions (including the Class Counsel's Attorneys' Fees) exceeds two percent (2%) of his adjusted gross income. Such deduction will be subject to reduction if the Participating Unitholder's "adjusted gross income" for the tax year with regard to which the deduction relates exceeds a specified amount (which amount, for 2000, is $128,950 (or $64,475 in the case of a married individual filing a separate return)). In calculating his "alternative minimum taxable income," a Participating Unitholder who is an individual will not be able to utilize any miscellaneous itemized deductions.

     A Participating Unitholder will be required to capitalize (i.e., add to the adjusted tax basis in his Units) any portion of the Class Counsel's Attorneys' Fees that are paid on his behalf by the Defendants and that relate to capital asset claims, resulting in a reduction of the total amount of capital gain, or an increase in any capital loss, recognized by the Participating Unitholder as a result of the Settlement.

     Tax Treatment of Nonparticipating Unitholders. Each Nonparticipating Unitholder will be treated as having made a taxable disposition of his Units pursuant to the Merger, which disposition would be deemed to occur on the effective date of the Merger. The gain or loss recognized by a Nonparticipating Unitholder upon the disposition of his Units will equal the difference between the amount considered realized by the Unitholder for tax purposes in exchange for his Units in the Merger and the Unitholder's adjusted tax basis in such Units. See "Basis of Units of Participating and Nonparticipating Unitholders" below.

     The amount realized by each Nonparticipating Unitholder will equal the sum of the following items: (1) the cash received for his Units at the time of the Merger (as determined in accordance with the procedures described above in "The Settlement--The Merger--Rights of Unitholders Who Have Elected to Opt-Out of the Settlement"), which will be deemed to include any amount owed by the Nonparticipating Unitholder on the original purchase price of his Units, and (2) the portion of the Partnership's liabilities allocable to the Nonparticipating Unitholder's Units for federal income tax purposes immediately prior to the Merger. The General Partner estimates that, as of December 31, 1999, the dollar amount of the Partnership's liabilities allocable to each Nonparticipating Unitholder was approximately $238,000 per Unit.

     To the extent that the amount realized, as determined in the preceding paragraph, exceeds the Nonparticipating Unitholder's adjusted tax basis in the Units, such Nonparticipating Unitholder will recognize gain. The taxable gain recognized by the Nonparticipating Unitholder will exceed the cash amount received with respect to his Units by an amount equal to the excess (if any) of his share of the Partnership's liabilities allocable to him for federal tax purposes over his adjusted tax basis in his Units (which is commonly referred to as a "negative capital account").

     For a discussion of the federal income tax rates applicable to the gain recognized by a Nonparticipating Unitholder from the disposition of a Unit that has been held as a capital asset by the Nonparticipating Unitholder, see "-- Federal Income Tax Rates Applicable to Gain from Disposition of Units by Participating and Nonparticipating Unitholders" below.

     Allocations of Profits and Losses to Participating and Nonparticipating Unitholders. Pursuant to the Amendments, Unitholders will be allocated Partnership profits and losses through the period ending on the date that the judgment order relating to the Settlement becomes final. However, if no appeal is filed after the judgment order is entered, Unitholders will receive a final distribution of cash available for distribution (in accordance with the terms of the Partnership Agreement) for the period ending on the day before the date the judgment order is entered. Unitholders will not receive any distribution that relates to the period beginning on the date of the entry of the judgment order and ending on the date the judgment order becomes final (the "Appeal Period") unless an appeal is filed with regard to the judgment order during the Appeal Period (other than an appeal relating solely to counsel's fees), in which event Unitholders also will receive a distribution of cash available for distribution (in accordance with the terms of the Partnership Agreement) for the Appeal Period. Any allocation of taxable income received by a Unitholder with regard to the Appeal Period will increase such Unitholder's adjusted tax basis in his Units and, thus, will decrease the amount of capital gain, or increase any capital loss, recognized by the Unitholder as a result of the disposition of his Units in the Purchase Offer or pursuant to the Merger. Any distribution received by a Unitholder will decrease such Unitholder's adjusted tax basis in his Units and, consequently, will increase the amount of capital gain, or decrease any capital loss, recognized by the Unitholder as a result of the disposition of his Units.

     Basis of Units of Participating and Nonparticipating Unitholders. In general, a Unitholder had an initial tax basis in his Units ("Initial Basis") equal to his cash investment in the Partnership, plus his share of the Partnership's liabilities allocable to him for tax purposes at the time he acquired his Units. A Unitholder's Initial Basis generally has been increased by
(1) such Unitholder's share of Partnership taxable income, and (2) any increases in his share of liabilities of the Partnership. Generally, such Unitholder's Initial Basis has been decreased (but not below zero) by (a) his share of Partnership cash distributions, (b) any decreases in his share of liabilities of the Partnership, (c) his share of losses of the Partnership, and (d) his share of nondeductible expenditures of the Partnership that are not chargeable to capital. A Unitholder's basis in his Units would include his share of the syndication costs incurred by the Partnership at formation if he acquired his Units in the original offering.

     The General Partner estimates that, as of December 31, 1999, a Unitholder who acquired his Units at the time of the original offering of such Units and has held such Units at all times since the offering would have an adjusted basis in each Unit of approximately $201,000 (which amount includes approximately $238,000 attributable to his share of the Partnership's nonrecourse liabilities). Accordingly, such a Unitholder has a "negative capital account" with respect to his Units of approximately $37,000, and thus the gain recognized on any disposition of those Units would exceed the cash received therefor by that amount. Such Unitholder's share of syndication costs would be approximately $11,000 per Unit.

     Federal Income Tax Rates Applicable to Gain from Disposition of Units by Participating and Nonparticipating Unitholders. The disposition of Units by a Unitholder in the Purchase Offer or pursuant to the Merger generally will result in the recognition of capital gain by the Unitholder with respect to the Deemed Unit Purchase Amount if the Units have been held by the Unitholder as a capital asset. For corporations, the maximum rate of tax on the net capital gain from a sale or exchange of a capital asset held for more than twelve months is currently 35%. Generally, non-corporate Unitholders (i.e., individuals, trusts and estates) who have held their Units as capital assets for more than 12 months will be taxed at a maximum long-term capital gain rate of 20% on the disposition of those Units. However, a maximum rate of 25% for non-corporate Unitholders may apply to capital gain that is recognized as a result of the transfer of Units in the Purchase Offer or pursuant to the Merger to the extent such capital gain is treated as "unrecaptured section 1250 gain" (i.e., previously claimed depreciation deductions with respect to depreciable real property that would not be recaptured as ordinary income pursuant to Sections 751 and 1250 of the Code, as described in the next paragraph). While there is some uncertainty regarding the issue, the IRS takes the position, for which there is support in legislative history, that a Unitholder who has held his Units for more than one year prior to the disposition of those Units will be subject to the 25% capital gain tax rate on his share of the Partnership's "unrecaptured Section 1250 gain." Regulations proposed by the IRS that were issued in August of 1999 would treat the amount of "unrecaptured Section 1250 gain" that a partner must recognize upon the disposition of his partnership interest as his share of the amount that would result if his partnership had transferred all of its Section 1250 property in a fully taxable transaction immediately prior to the disposition of his partnership interest. There can be no assurance that such proposed regulations, if adopted, would be adopted in their proposed form without substantive revisions. Accordingly, Unitholders are urged to consult with their own tax advisors with respect to their capital gain tax liability.

     In addition, to the extent that the amount realized on the disposition of the Units attributable to a Unitholder's share of the Partnership's inventory items and/or "unrealized receivables" (as defined in Section 751 of the Code) exceeds the basis attributable to those assets, such excess will be treated as ordinary income, taxable to non-corporate Unitholders at a maximum statutory rate of 39.6%. Unrealized receivables include amounts that would be subject to recapture as ordinary income if the Partnership had sold its assets at their fair market value at the time of the disposition of the Units, such as "depreciation recapture" under Sections 1245 and 1250 of the Code.

     The General Partner estimates that, as of December 31, 1999, the "unrecaptured Section 1250 gain" of the Partnership that is taxable to non-corporate Unitholders at the 25% capital gain rate was approximately $87,000 per Unit with regard to a Unitholder who acquired his Units in the original offering of Units by the Partnership.

     The General Partner has not estimated the fair market value of the Partnership's personal property, and thus takes no position at this time as to whether the value is such that a Unitholder would recognize ordinary income pursuant to Sections 751 and 1245 upon the disposition of his Units. In any event, the ordinary income amount would be equal to the Unitholder's share of the excess, if any, of the value of such personal property at the time of disposition of the Units over its adjusted basis at such time. For purposes of determining its share of the Partnership's tax basis in its personal property after the Purchase Offer and the Merger, however, the Purchaser will take the position that the fair market value of the Partnership's personal property is equal to its adjusted tax basis at the time of the Purchase Offer and the Merger. If this position is respected by the IRS, no ordinary income would be recognized pursuant to Sections 751 and 1245; however, there can be no assurance that the IRS will respect the Purchaser's position.

     Passive Activity Income and Loss Carryforwards of Participating and Nonparticipating Unitholders. Any gain recognized by a Unitholder in connection with the disposition of his Units pursuant to the Settlement will constitute "passive activity income" for purposes of the "passive activity loss" limitation rules. Accordingly, such income generally may be offset by losses from all sources, including "passive activity loss" carryforwards with respect to the Partnership and "passive" or active losses from other activities. The General Partner estimates that, as of December 31, 1999, a Unitholder who purchased his Units at the time of the original offering, has held those Units continuously since that time, and whose Units have been his only investment in a passive activity would not have any passive activity loss carryforward with respect to his Units.

     Federal Tax Withholding Applicable to Participating and Nonparticipating Unitholders. The federal income tax laws require that taxes be withheld on amounts payable to foreign persons by reason of a disposition of certain United States real property interests, which includes interests in certain partnerships that hold real property in the United States. Withholding of ten percent (10%) of the amount realized by a Unitholder pursuant to the Purchase Offer or the Merger may be required unless the Unitholder completes, executes and returns the Certificate of Non-Foreign Status included in the Proof of Claim. Because uncertainty exists as to the correct allocation of the amount received by a Participating Unitholder in the Purchase Offer or pursuant to the Merger between the Deemed Unit Purchase Amount and the Deemed Claim Value, solely for purposes of determining any amounts required to be withheld, the "amount realized" by a Participating Unitholder will be treated as the sum of (1) the amount of $134,130 per Unit (or a pro rata portion thereof) plus (2) the Participating Unitholder's share of the Partnership's nonrecourse liabilities immediately prior to the disposition of his Units. The "amount realized" by a Nonparticipating Unitholder will be treated as the sum of (a) the cash amount received for his Units at the time of the Merger (which will be deemed to include any amount owed by the Nonparticipating Unitholder on the original purchase price of his Units), plus (b) the Nonparticipating Unitholder's share of the Partnership's nonrecourse liabilities immediately prior to the disposition of his Units. See "Important Tax Information" in the Proof of Claim.

     Even if a Unitholder chooses not to return the rest of the Proof of Claim, he should return the Certificate of Non-Foreign Status to prevent federal income tax withholding on the amounts payable to him pursuant to the Settlement.

                                   * * * * *

     BECAUSE THE INCOME TAX CONSEQUENCES OF THE DISPOSITION OF UNITS PURSUANT TO THE SETTLEMENT WILL NOT NECESSARILY BE THE SAME FOR ALL UNITHOLDERS, UNITHOLDERS CONSIDERING TENDERING THEIR UNITS SHOULD CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS.

Selected Historical Consolidated Financial Data


                                        1Q 2000   1Q 1999     1999      1998      1997      1996      1995
                                      ----------------------------------------------------------------------
                                                    (in thousands, except for per unit amounts)
Income Statement Data:
Revenues                                $ 48,013  $ 48,230  $206,074  $201,250  $189,552  $181,639  $170,799
Operating profit                          10,074    10,730    43,896    44,276    40,683    35,985    30,752
Net Income before
 extraordinary items                       4,551     4,865    19,601    18,885    15,340    13,454     4,988

Net income                                 4,551     4,865    19,601    18,885    27,813    13,454     4,988
Net income before                          3,759     4,019    16,192    15,601    12,672    11,114     4,120
 extraordinary items per LP
 unit (1,150 Units)

Net Income per LP unit (1,150 Units)       3,759     4,019    16,192    15,601    22,976    11,114     4,120

Ratio of earnings to
   fixed charges (1)                        1.90      1.92      1.88      1.84      1.72      1.70      1.33

Balance Sheet Data:
Total assets:                           $326,768  $333,025  $328,860  $331,246  $331,406  $330,509  $338,740
Total liabilities:                       344,915   352,965   347,321   356,046   362,991   349,839   369,224
Cash distributions per LP unit
 (1,150 Units)                             3,500     3,000    11,000    10,000    35,000     2,000         -


(1) The ratio of earnings to fixed charges is unaudited and is computed by dividing the Partnership's net income before interest expense, and other fixed charges by total fixed charges. Fixed charges consist of interest expense (including amortization of deferred financing costs) and the portion of rent expense attributed to interest.

Description of Real Estate

     Hotels. The Partnership was formed on July 15, 1986 to acquire and own 50 Courtyard by Marriott hotels and the respective fee or leasehold interests in the land on which the Hotels are located. The Hotels are located in 16 states and contain a total of 7,223 guest rooms as of December 31, 1999. The Partnership commenced operations on August 20, 1986 and will terminate on December 31, 2086, unless earlier dissolved.

     Each of the Partnership's Courtyard by Marriott Hotels is designed around a courtyard area containing a swimming pool (indoor pool in northern climates), walkways, landscaped areas and a gazebo. Each Hotel generally contains a small lobby, a restaurant with seating for approximately 50 guests, a lounge, a hydrotherapy pool, a guest laundry, an exercise room and two small meeting rooms. The Hotels do not contain as much public space and related facilities as full-service hotels.

     The properties consisted of 50 Hotels as of December 31, 1999. The Hotels range in age between 12 and 17 years. The Hotels are geographically diversified among 16 states, and no state has more than nine Hotels.

     The following table summarizes certain attributes of each of the Hotels.

                             SUMMARY OF PROPERTIES
                             (50 COURTYARD HOTELS)

Location                                                Rooms                Location                      Rooms
--------------------------------------------------  ------------  -------------------------------      -------------
Alabama                                                           Michigan
          Montgomery (1)                                 146              Dearborn (1)                       147
                                                                          Southfield                         147
Arizona                                                                   Troy                               147
         Phoenix Airport (1)                             145              Warren                             147

California                                                        North Carolina
         Buena Park (1)                                  145              Charlotte-Arrowood Road (1)        146
         Freemont (1)                                    146              Raleigh-Wake Forest Road           153
         Pleasanton                                      145
         Sacramento-Rancho Cordova                       144      New York
         San Francisco Airport (2)                       147              Tarrytown                          139
         Santa Ana (1)                                   145
                                                                  Ohio
Connecticut                                                               Cincinnati-Blue Ash (1)            140
         Windsor (1)                                     149              Columbus-Dublin (1)                147
                                                                          Columbus-Worthington (1)           145
Florida
         Melbourne (1)                                   146      Pennsylvania
         Miami Airport-West (1)                          145              Valley Forge (1)                   150
         Tallahassee (1)                                 154
                                                                  Tennessee
Georgia                                                                   Brentwood (1)                      145
         Atlanta-Delk Road (1)                           146              Memphis-Park Avenue East (1)       146
         Atlanta-Executive Park (1)                      145
         Atlanta-Northlake (2)                           128      Texas
         Atlanta-Peachtree Corners                       131              Arlington                          147
         Atlanta-Peachtree Dunwoody                      128              Bedford (1)                        145
         Atlanta-Windy Hill                              127              Dallas-Addison (1)                 145
         Augusta                                         130              Dallas-Las Colinas                 147
         Columbus                                        139              Dallas-LBJ Northwest (1)           146
         Savannah                                        144              San Antonio Airport (1)            145
                                                                          San Antonio-Medical Center (1)     146
Illinois
         Naperville (1)                                  147      Virginia
                                                                          Fair Oaks                          144
Maryland                                                                  Herndon (1)                        146
         Hunt Valley (1)                                 146              Hampton (1)                        146
         Landover                                        152              Richmond (1)                       145
         Rockville (1)                                   147              Virginia Beach (1)                 146
                                                                                                             ---

                                                                          Total rooms:                     7,223
                                                                                                           =====

(1) Land is leased from an affiliate of Marriott
 International.
(2) Land is leased from a third party.

     Property Improvement Fund. The Hotels routinely purchase furniture and equipment. The Partnership has a property improvement fund for the Hotels. The funding of this reserve is based on a percentage of gross Hotel revenues. The contribution to the property improvement fund has been established at 6% for all Hotels and may be increased, at the option of the Manager, to 7% of gross Hotel revenues in 2001.

     Debt. On March 21, 1997 both the Partnership's existing mortgage debt on 49 of the Partnership's Hotels and the Partnership's existing mortgage debt on the Windsor CT Hotel (collectively, the "Loan") were refinanced. The total amount of the debt was increased from $280.8 million to $325.0 million. The $44.2 million of excess refinancing proceeds were used to: (i) make a $7 million contribution to the property improvement fund to cover anticipated shortfalls; (ii) pay approximately $7 million of refinancing costs; and (iii) make a $30.2 million partial return of capital distribution to the partners.
The Loan is non-recourse and requires monthly payments of interest at a fixed rate of 7.865% and principal based on a 20-year amortization schedule. The Loan has a scheduled maturity of April 10, 2012; however, the loan maturity can be extended for an additional five years. During the extended loan term, the Loan bears interest at an Adjusted Rate, as defined, and all cash flow from Partnership operations will be used to amortize the principal balance of the Loan. As of December 31, 1999, the principal balance of the Loan was $305.1 million.

     The refinanced mortgage Loan is secured by first mortgages on all 50 of the Partnership's Hotels, related personal property, and the land on which the Hotels are located or an assignment of the Partnership's interest under the land leases. No guarantees have been provided by Host Marriott or Marriott International. As additional security, affiliates of Marriott International, as the land lessors, agreed to continue to subject their ownership interest as well as receipt of ground rent to debt service on the mortgage loan.

     Leases. The land on which 31 of the Hotels are located is leased from affiliates of Marriott International. In addition, two of the Hotels are located on land leased from third parties. The land leases have remaining terms (including renewal options) expiring between the years 2058 and 2081. The Marriott International land leases and the third party land leases provide for rent based on specific percentages (from 2% to 9.75%) of gross sales in certain categories, subject to minimum amounts. The minimum rentals are adjusted at various anniversary dates throughout the lease terms, as defined in the agreements. See "The Settlement--Certain Transactions with the Partnership."

     Competitive Conditions. The moderately priced lodging segment continues to be highly competitive. An increase in supply growth continued through 1999 with the introduction of a number of new national brands. The Partnership is continually making improvements at the Hotels intended to enhance the overall value and competitiveness of the Hotels. It is expected that the Partnership will continue outperforming both national and local competitors. The brand is continuing to carefully monitor the introduction and expansion of new mid-priced brands including Wingate Hotels, Hilton Garden Inns, Four Points by Sheraton, AmeriSuites, Hampton Inn and Hampton Inn and Suites.

     Insurance. The General Partner believes that the Hotels are adequately covered by insurance.

Operating Data

     The following chart sets forth the combined average occupancy and the combined average daily room rates of the Hotels for each of the last five years.

                              First Quarter 2000   First Quarter 1999     1999      1998      1997      1996      1995
                              ------------------   ------------------   --------  --------  --------  --------  --------
Combined average occupancy           76.4%                79.1%            79.1%     79.7%     80.0%     79.2%     81.0%
Combined average room rate         $93.48               $90.18           $89.54    $87.09    $81.10    $76.39    $71.23

     The Partnership's tax basis of its property and equipment is recorded at cost. The Partnership depreciates its assets using the Modified Accelerated Cost Recovery System method ("MACRS") for tax purposes. Under MACRS, buildings and improvements are depreciated over 15 to 39 years while furniture and equipment is depreciated over five years.

     The Partnership's 50 Hotels are located in various real estate taxing jurisdictions. Therefore, the real estate tax rates vary by jurisdiction. 1999 real estate tax expense was $6.6 million.

     The Partnership is engaged solely in the business of owning and operating Hotels and, therefore, is engaged in one industry segment.

                                THE PURCHASE OFFER

Terms of the Purchase Offer

     Upon the terms, and subject to the conditions of, the Purchase Offer (including, if the Purchase Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will accept for payment and thereby purchase all Units validly tendered on or prior to the Expiration Date and not validly withdrawn in accordance with the procedures described under the heading "--Withdrawal Rights" of this Purchase Offer and Consent Solicitation. The term "Expiration Date" means 12:00 midnight, New York City time, on [weekday], _______ __, 2000, unless and until the Purchaser, in its sole discretion, shall have extended the period of time during which the Purchase Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Purchase Offer, as so extended by the Purchaser, shall expire.

     The Purchaser expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period during which the Purchase Offer is open by giving oral or written notice of such extension to the Claims Administrator and making a public announcement thereof. There can be no assurance that the Purchaser will exercise its right to extend the Purchase Offer. During any such extension, all Units previously tendered and not withdrawn will remain subject to the Purchase Offer and subject to the right of a tendering Unitholder to withdraw such Units. See "--Withdrawal Rights." For purposes of this Purchase Offer, a "business day" means any day other than a Saturday, Sunday, or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

     Subject to applicable rules and regulations of the SEC and to the provisions of the Settlement Agreement and any applicable court order, the Purchaser reserves the right, at any time or from time to time, to (a) terminate the Purchase Offer and not accept for payment any Units, (b) delay acceptance for payment or, regardless of whether such Units were accepted for payment, payment for, any Units and not pay for any Units not accepted for payment or paid for, until such time as the first condition referred to under the heading "The Settlement--Conditions of the Purchase Offer and the Merger" is satisfied,
(c) waive any unsatisfied condition (if it is waivable) to its obligation to acquire Units pursuant to the Purchase Offer, (d) extend the period of time during which the Purchase Offer is open, or (e) otherwise amend the Purchase Offer. Whenever the Purchaser extends the period during which the Purchase Offer is open, makes a material change in the terms of the Purchase Offer, waives a condition of the Purchase Offer, terminates the Purchase Offer or otherwise amends the Purchase Offer, it will give oral or written notice of such event to the Claims Administrator and make a public announcement thereof in the manner provided below. The Purchaser acknowledges that (a) Rule 14e-1(c) under the Exchange Act requires the Purchaser to pay the consideration offered or return the Units tendered promptly after the termination or withdrawal of the Purchase Offer (except as provided in clause (b) of the first sentence of this paragraph) and (b) upon and after the Expiration Date, the Purchaser may not delay acceptance for payment of, or payment for (except as provided in clause
(b) of the first sentence of this paragraph), any Units if the second or third conditions specified under the heading "The Settlement--Conditions of the Purchase Offer and the Merger" have been satisfied, without extending the period of time during which the Purchase Offer is open.

     Any extension, delay in payment, termination, waiver of conditions, or material amendment to the terms of the Purchase Offer will be followed as promptly as practicable by a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Purchaser may choose to make any public announcement, subject to applicable law (including Rules 14d-4(c), 14d-6(d) and 14e-1 under the Exchange Act, which require that material changes be promptly disseminated to holders of Units), the Purchaser shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service or by letter sent to the Unitholders.

     If the Purchaser makes a material change in the terms of the Purchase Offer or the information concerning the Purchase Offer, or waives a material condition of the Purchase Offer, the Purchaser will extend the Purchase Offer and disseminate additional tender offer materials to the extent required by Rules 14d-4(d), 14d-6(c) and 14e-1 under the Exchange Act. Those rules prescribe that the minimum period during which a tender offer must remain open following material changes in the terms of the tender offer or information concerning the tender offer, other than a change in price or a change in percentage of securities sought or in any dealer's soliciting fee, will depend upon the facts and circumstances, including the relative materiality of the terms or information changed. The SEC has announced in a published release that in its view a tender offer must remain open for a minimum period of time following a material change in the terms of a tender offer or in information concerning a tender offer. The release states that a tender offer should remain open for a minimum of five business days from the date the material change is first published, sent or given to security holders and that, if material changes are made with respect to information that approaches the significance of price and share levels, a minimum of 10 business days may be required to allow for adequate dissemination and investor response.

     If, by the Expiration Date, the second condition to the Purchase Offer set forth under the heading "The Settlement--Conditions of the Purchase Offer and Merger," has not been satisfied, the Purchaser may, in its sole discretion, elect to (a) extend the Purchase Offer and, subject to applicable withdrawal rights, retain all tendered Units until the expiration of the Purchase Offer, as extended, subject to the terms of the Purchase Offer, (b) waive the unsatisfied condition and not extend the Purchase Offer or (c) terminate the Purchase Offer and return all tendered Units to tendering Unitholders and be relieved from any obligations under the Settlement Agreement.

     If an order of an appropriate court denying approval of the Settlement becomes final after all applicable appeals have been exhausted or if the parties to the Settlement Agreement decide to terminate the Settlement as to the Partnership, the Purchase Offer will terminate and all tendered Units will be returned to the tendering Unitholders as soon as practicable.

     The Partnership has provided the Purchaser and the Claims Administrator with a list of Unitholders and security position listings for the purpose of disseminating the Purchase Offer and Consent Solicitation to Unitholders. This Purchase Offer and Consent Solicitation and the related documents and, if required, other relevant materials will be mailed to record holders of Units and will be furnished for subsequent transmittal to beneficial owners of Units to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the Unitholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Units.


     The Purchaser does not currently intend to make available a "subsequent offering period" as provided for in Rule 14d-11 of the Exchange Act.

Settlement Fund; Acceptance for Payment; Payment for Units

     Upon the terms and subject to the conditions of this Purchase Offer and Consent Solicitation (including, if the Purchase Offer is extended or amended, the terms and conditions of any such extension or amendment), on or before the third business day following the entry by the Court of an executed judgment order approving the Settlement, the Purchaser or the Joint Venture, or one or more of their designees, will pay or cause to be paid by wire transfer the settlement funds to the Escrow Agent. The Escrow Agent will deposit the settlement funds in an interest-bearing account.

     If the judgment order becomes final without an appeal (other than an appeal that relates solely to counsel fees and expenses) and you have submitted a valid Proof of Claim to the Claims Administrator on or before the Effective Date, within seven business days following such date, the Escrow Agent will distribute to you the Net Settlement Amount for each Unit held by you. If you submit a valid Proof of Claim after the Effective Date, the Escrow Agent will distribute to you the Net Settlement Amount for each Unit held by you within seven business days following the receipt of the Proof of Claim by the Claims Administrator.
If a class action plaintiff has not submitted a valid Proof of Claim to the Claims Administrator within 90 days following the Effective Date and such plaintiff has not opted out of the Settlement, Class Counsel may execute a Proof of Claim on behalf of that limited partner. The execution of the Proof of Claim by Class Counsel on behalf of a limited partner will entitle the limited partner to receive the Net Settlement Amount for each Unit held by such limited partner and release, on behalf of such limited partner, all claims that are released, settled and discharged as part of the Settlement as provided in the Proof of Claim. The Escrow Agent will not distribute funds from the settlement fund to any limited partner unless and until a valid Proof of Claim for that limited partner is received, whether from such limited partner or from counsel to the class action plaintiffs. The Net Settlement Amount to be received by any holder of a Unit will be reduced by any amount owed by the holder on the original purchase price of such Unit.

     If you or any other plaintiffs file an appeal of the judgment order (other than an appeal that relates solely to counsel fees and expenses), the Escrow Agent will return the settlement fund, with interest, to the Purchaser or the Joint Venture, or their designees, within two days after receiving documentation of such event. If an order of an appellate court affirming the judgment order subsequently becomes final, then the Purchaser or the Joint Venture, or their designees, will return the settlement fund to the Escrow Agent within three business days thereafter, without interest.

     The Purchaser and the Escrow Agent expressly reserve the right to delay the acceptance for payment of, or payment for, Units in order to comply in whole or in part with any applicable law and the terms of the Settlement Agreement and any applicable court order.

     Units tendered pursuant to the Purchase Offer may be withdrawn at any time on or prior to the Expiration Date and, unless accepted for payment by the Purchaser pursuant to the Purchase Offer, may also be withdrawn at any time after _____, 2000. Units will be returned promptly at such time as it is finally determined that such conditions will not be satisfied or waived. In addition, written consents submitted prior to the Expiration Date will remain valid and outstanding after the Expiration Date and will not expire until the conditions for consummation of the Purchase Offer are satisfied or waived (if waivable) or until such time as it is finally determined that such conditions will not be satisfied or waived.

     For purposes of the Purchase Offer, the Purchaser will be deemed to have accepted for payment (and thereby purchased) Units validly tendered and not withdrawn as, if and when the Purchaser gives oral or written notice to the Claims Administrator that the "Effective Date" under the Settlement Agreement has occurred.

     If, prior to the Expiration Date, the Purchaser increases the consideration offered per Unit, the Purchaser will pay such increased consideration to all holders of those Units purchased pursuant to the Purchase Offer, whether or not such Units have been tendered prior to such increase in the consideration.

Procedures for Accepting the Purchase Offer and Tendering Units

     In order for a Unitholder to validly tender Units pursuant to the Purchase Offer, a properly completed and duly executed Proof of Claim (or facsimile thereof) and any other documents required by the Proof of Claim must be received by the Claims Administrator at its address set forth on the back cover of this Purchase Offer and Consent Solicitation on or prior to the Expiration Date.

     If the Units are registered in the name of a person other than the signer of the Proof of Claim, or if payment is to be made to a person other than the registered holder of the Units surrendered, then the Proof of Claim must be accompanied by duly executed powers signed exactly as the name or names of the registered holder or holders appear in the records of the Partnership. See Instructions 4 and 6 of the Proof of Claim.

     The method of delivery of the Proof of Claim and all other required documents is at the option and risk of each tendering Unitholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

     Notwithstanding any other provision hereof, payment for Units accepted for payment pursuant to the Purchase Offer will in all cases be made only after timely receipt by the Claims Administrator of a properly completed and duly executed Proof of Claim (or facsimile thereof) and any other documents required by the Proof of Claim.

     Appointment as Proxy. By executing the Proof of Claim, a tendering Unitholder irrevocably appoints designees of the Purchaser, and each of them, as such Unitholder's attorneys-in-fact and proxies in the manner set forth in the Proof of Claim, each with full power of substitution, to the full extent of such Unitholder's rights with respect to the Units tendered by such Unitholder and accepted for payment by the Purchaser and with respect to any and all other Units or other securities or rights issued or issuable in respect of such Units after the date of this Purchase Offer and Consent Solicitation. All such proxies shall be considered coupled with an interest in the tendered Units. This appointment will become effective when the judgment order rendered by the Court becomes final. Upon such acceptance for payment, all prior proxies given by such Unitholder with respect to such Units or other securities or rights will, without further action, be revoked, and no subsequent proxies may be given (and, if given, will not be deemed effective) by such Unitholder. The designees of the Purchaser will, with respect to such Units and other securities or rights, be empowered to exercise all voting and other rights of such Unitholder as the designees, in their sole discretion, may deem proper at any annual, special or adjourned meeting of the Unitholders, by written consent in lieu of any such meeting or otherwise. The Purchaser reserves the right to require that, in order for Units to be deemed validly tendered, immediately after the judgment order rendered by the Court becomes final, the Purchaser must be able to exercise full voting and other rights with respect to such Units and other securities or rights including voting at any meeting of Unitholders then scheduled or acting by written consent. In addition, by executing a Proof of Claim, a tendering Unitholder agrees promptly to remit and transfer to the Claims Administrator for the account of the Purchaser any and all cash dividends, distributions, rights, other Units and other securities issued or issuable in respect thereof on or after the date that the Court renders a judgment order (assuming there is no appeal of the order) or, in the event of an appeal, the date that the judgment order becomes final accompanied by appropriate documentation of transfer. Pending such remittance or appropriate assurance thereof, the Purchaser shall be entitled to all rights and privileges as owner of any such other Units or other securities or property and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by the Purchaser in its sole discretion.

     Determination of Validity. The Claims Administrator will review the validity, form and eligibility (including the timeliness of receipt) of Units tendered pursuant to any of the procedures described above. All issues as to the validity, form, eligibility and acceptance for payment of any tendered Units will be determined by the Court. No tender of Units will be deemed to have been validly made until all defects and irregularities have been cured or waived. None of the Purchaser, the Joint Venture, Rockledge or Marriott International, any of their affiliates or assigns, if any, the Claims Administrator, or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

     It is a violation of Section 14(e) of the Exchange Act and Rule 14e-4 promulgated thereunder for a person to tender Units for his or her account unless the person so tendering (1) owns such Units or (2) owns other securities convertible into or exchangeable for such Units or owns an option, warrant or right to purchase such Units and intends to acquire such Units for tender by conversion, exchange or exercise of such option, warrant or right. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

     A tender of Units made pursuant to any one of the procedures set forth above will constitute the tendering Unitholder's acceptance of the terms and conditions of the Purchase Offer, including the tendering Unitholder's representation that (1) such Unitholder owns the Units being tendered within the meaning of Rule 14e-4 and (2) the tender of such Units complies with Rule 14e-4.

     Please note, however, that tendering your Units in the Purchase Offer does not in itself constitute your consent to the Merger and the Amendments. You can only consent to the Merger and the Amendments by executing the GREEN Consent Form and returning it to the Claims Administrator prior to the Expiration Date in the manner described under the heading "The Written Consents 3/4Voting and Revocation of Consents."

Withdrawal Rights

     Except as otherwise provided in this Section, tenders of Units made pursuant to the Purchase Offer are irrevocable. Units tendered pursuant to the Purchase Offer may be withdrawn at any time on or prior to the Expiration Date and, unless theretofore accepted for payment by the Purchaser pursuant to the Purchaser Offer, may also be withdrawn at any time after _______, 2000, but any Consent Form properly executed and received and not withdrawn prior to the Expiration Date will become binding and irrevocable after the Expiration Date and will be deemed coupled with an interest. See "The Written Consents - Voting and Revocation of Consents." Units will be returned promptly at such time as it is finally determined that such conditions will not be satisfied or waived.

     In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Claims Administrator at one of its addresses or numbers set forth on the back cover of this Purchase Offer and Consent Solicitation. Any such notice of withdrawal must specify the name of the person who tendered the Units to be withdrawn, the number of Units to be withdrawn, and the name of the registered holder of the Units to be withdrawn, if different from that of the tendering Unitholder.

     Withdrawals of Units may not be rescinded and any Units properly withdrawn, thereafter, will be deemed not validly tendered for purposes of the Purchase Offer. However, withdrawn Units may be re-tendered at any time prior to the Expiration Date by following one of the procedures described under the heading "--Procedures for Accepting the Purchase Offer and Tendering Units."

     All questions as to the form and validity (including the timeliness of receipt) of any notice of withdrawal will be determined by the Court. Neither the Purchaser, the Joint Venture, Marriott International, MI Investor or Rockledge any of their affiliates or assigns, if any, the Claims Administrator nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failing to give any such notification.

Market for the Partnership's Limited Partnership Units and Related Security Holder Matters

     There is currently no established public trading market for the Units, and it is not anticipated that a public market for the Units will develop. Transfers of Units are limited to the first date of each Accounting Period (as defined in the Partnership Agreement) and may be made only to accredited investors. All transfers are subject to approval by the General Partner. As of December 31, 1999, there were 1,076 holders (including holders of half-units) of record of the 1,150 Units.

     During 1999, 12.5 Units were sold by Unitholders at prices ranging from $65,000 to $86,000 per Unit. Between January 1, 2000 and May 1, 2000, 2 Units were sold by

Unitholders at prices ranging from $73,190 to $80,000 per Unit. Since May 1, 2000, 3.5 Units have been sold by Unitholders at a price of $80,000 per Unit. However, these transfers have not been approved by the General Partner and the purchasers of these 3.5 Units have not been admitted as limited partners to the Partnership. The Partnership does not have any information regarding the circumstances surrounding any of the above sales and believes any of the above sales prices are not necessarily indicative of the market value of the Units.


     The Settlement Agreement provides that, until the judgment order approving the Settlement becomes final, the limited partners in the Partnership will continue to own their respective Units. The General Partner will cause the Partnership to make distributions of Cash Available for Distribution (as defined in the Partnership Agreement) for the period until the judgment order is entered. Following entry of the judgment order, and until the order becomes final, assuming there is no appeal other than an appeal as to counsel fees and expenses only, no further Cash Available for Distribution will be distributed. If an appeal is filed, the General Partner will cause the Partnership to make distributions of Cash Available for Distribution for the period until the judgment order becomes final.

     As of December 31, 1999, the Partnership had distributed a total of $4.9 million to the General Partner and $92.2 million to the limited partners ($80,181 per Unit) since inception. Included in the $80,181 of distributions per Unit was a $4,000 distribution per Unit from excess refinancing proceeds that was distributed to the partners in 1988 and the $25,000 per Unit from 1997 excess refinancing proceeds. During 1999, the Partnership distributed $666,000 to the General Partner and $12.7 million ($3,000 and $8,000 per Unit from 1998 and 1999 operations, respectively) to the limited partners. An additional $3,500 per Unit from 1999 operations was distributed in February 2000.

Transfer Fees and Taxes

     Except as set forth in this paragraph, the Purchaser will pay or cause to be paid any transfer taxes and fees with respect to the transfer and sale of purchased Units to it or its order, pursuant to the Purchase Offer. If, however, payment of the purchase price for the Units is to be made to, or if tendered Units are registered in the name of, any person other than the person(s) signing the Proof of Claim, the amount of any transfer taxes (whether imposed on the registered holders(s) or such person) payable on account of the transfer to such person will be deducted from the purchase price for the Units unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. See also Instruction 5 to the Proof of Claim. The Purchaser will not subtract any transfer fees from the Net Settlement Amount per Unit, other than as described in this paragraph.

                               THE WRITTEN CONSENTS


     In accordance with the terms of the Settlement Agreement, the General Partner is soliciting the consent of the Unitholders to (1) the Merger and (2) the Amendments to the Partnership Agreement. As discussed more fully under "The Settlement--The Settlement Agreement," the Merger and the proposed Amendments must receive Unitholder approval in order for Unitholders to have the opportunity to receive the cash price per Unit offered pursuant to the Purchase Offer. For a discussion of the interests that the Purchaser, the General Partner and their respective affiliates have in the Amendments, the Merger and the Purchase Offer, see "The Settlement--Certain Transactions with the Partnership."

Record Date and Outstanding Units

The General Partner has set the close of business on ________, 2000 as the record date for the determination of Unitholders entitled to consent to the Merger and the Amendments. The only Unitholders who will be entitled to consent to the Merger and the Amendments will be Unitholders of record as of the record date who have been admitted to the Partnership as limited partners and who are not in default with respect to the original purchase price of their Units. On the record date, there were 1,150 Units issued and outstanding, held of record by 1076 Unitholders. The Partnership has no other class of securities.

Majority Vote Required; Voting Rights

     Under the Partnership Agreement, approval of the Merger and the Amendments require the affirmative consent of Unitholders (excluding the General Partner and its affiliates) holding a majority of the issued and outstanding Units. An abstention or failure to timely return the enclosed Consent Form will have the same effect as not consenting to the Merger and the Amendments. With the exception of the General Partner, the Purchaser, and their respective affiliates, each Unitholder who has been admitted to the Partnership as a limited partner is entitled to cast one vote for each Unit held of record on the Merger and the Amendments, other than Unitholders who are in default with respect to the original purchase price of their Units who shall not be entitled to cast a vote with respect to such Units. Holders of half-Units are entitled to cast half a vote for each half-Unit held of record. Units held by the General Partner, the Purchaser and their affiliates cannot be voted on the Merger and the Amendments. The Claims Administrator, an independent intermediary, has been retained by Class Counsel to tabulate and validate the written consents. The Claims Administrator also currently serves as the Partnership's transfer agent. All issues regarding the validity of any written consents will be determined by the Court.

Solicitation Period

     The solicitation period is the time during which Unitholders may vote for or against the Merger and the Amendments. The solicitation period will commence upon delivery of this Purchase Offer and Consent Solicitation and will continue until 12:00 midnight, New York City time, on __________ ___, 2000 unless the Purchase Offer is extended by the Purchaser, in which case the solicitation period will be extended to such later date that coincides with the expiration date of the Purchase Offer, and as to which notice is given to Unitholders.

Voting and Revocation of Consents

     A GREEN Consent Form is included with this Purchase Offer and Consent Solicitation. The Consent Form should be properly executed and returned to the Claims Administrator, GEMISYS Corporation, Proxy Department, 7103 South Revere Parkway, Englewood, Colorado 80112. Any properly executed Consent Forms received by GEMISYS prior to the Expiration Date will be voted in accordance with the instructions contained therein. All properly executed Consent Forms that contain no voting instructions will be deemed to have consented to the Merger and all of the Amendments. Consent Forms will be effective only when actually received by the Claims Administrator prior to the Expiration Date. Consent Forms may be withdrawn at any time prior to the Expiration Date. In addition, subsequent to the submission of a Consent Form, but prior to the Expiration Date, Unitholders may change their vote. For a withdrawal or change of vote to be effective, Unitholders must execute and deliver to the Claims Administrator, prior to the Expiration Date, a subsequently dated Consent Form or a written notice stating that the consent is revoked. Consent Forms and notices of withdrawal or change of vote dated after the Expiration Date will not be valid. All properly executed Consent Forms that are received and not withdrawn prior to the Expiration Date will become binding and irrevocable after the Expiration Date and will be deemed coupled with an interest. Valid written consents submitted prior to the Expiration Date will remain valid and outstanding after the Expiration Date and will not expire until the conditions for consummation of the Purchase Offer are satisfied or waived (if waivable) or until such time as it is finally determined that such conditions will not be satisfied or waived. Questions concerning (1) how to complete the Consent Form, (2) where to remit the Consent Form and (3) obtaining additional Consent Forms should be directed to the Claims Administrator. Substantive questions concerning the Consent Form should be directed to David Berg or Jim Moriarty, counsel to the class action plaintiffs. Mr. Berg's telephone number is (713) 529-5622 and Mr. Moriarty's telephone number is (713) 528-0700.

Effective Time of Amendments

     If approved by the Unitholders, the Amendments will become effective when the General Partner executes and delivers an Amended and Restated Agreement of Limited Partnership incorporating the Amendments in accordance with the Partnership Agreement. Assuming the Unitholders will consent to the Merger and the Amendments and the conditions to the Purchase Offer and the Merger will be satisfied, it is contemplated that the General Partner will execute and deliver the Amended and Restated Agreement of Limited Partnership as soon as practicable following the Expiration Date, but in any event immediately prior to the consummation of the Purchase Offer. If for any reason the Purchase Offer is not consummated, however, the Amendments to the Partnership Agreement will not be implemented, even if they receive Unitholder approval.

Effective Time of the Merger

     As soon as practicable after all conditions of the Purchase Offer and the Merger have been satisfied (or waived, if waivable), the General Partner will file a certificate of merger with the Secretary of State of the State of Delaware. The Merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or such later time as provided in the certificate of merger.

No Special Meeting

     The Partnership Agreement does not require a special meeting of Unitholders to consider the Merger or the Amendments. Accordingly, no such meeting will be held.

Rights of Appraisal

     The Partnership was organized under the Partnership Act. Under the Partnership Act a limited partnership agreement or a merger agreement may contractually provide for appraisal rights with respect to limited partnership interests. Neither the Partnership Agreement nor the Merger Agreement provides for a judicial appraisal of Units in connection with the Merger. However, the Settlement Agreement and the Merger Agreement provide that upon consummation of the Merger, each Unit held by a holder who elects not to participate in the Settlement by delivering an Opt-Out Notice to the Claims Administrator no later than the Expiration Date will be converted into the right to receive the appraised value of such Unit, not including any amount relating to the claims asserted in the litigation, as determined in accordance with the provisions in the Settlement Agreement and the Merger Agreement, and reduced by any amount owed by the holder on the original purchase price of such Unit. Unitholders who wish to opt-out of the Settlement must follow the procedures described under the heading "The Settlement - Procedures for Opting-Out of Settlement."

Interests of Certain Persons in the Matters to be Acted Upon

     In considering whether to vote for or against the Merger and the Amendments, you should be aware that the General Partner is a Defendant. Accordingly, the General Partner has a conflict of interest with respect to this consent solicitation and makes no recommendation to any Unitholder as to whether to vote for or against the Merger and the Amendments.


     Your vote in favor of the Merger and the Amendments does not require that you tender your Units pursuant to the Purchase Offer. If you desire to receive the Net Settlement Amount for each of your Units, you should submit the Proof of Claim and consent to the Merger and the Amendments. If you desire to have the value of your Units appraised pursuant to the terms of the Settlement Agreement and the Merger Agreement, you should consent to the Merger and the Amendments, not tender your Units and submit an Opt-Out Notice to the Claims Administrator no later than the Expiration Date.

                                  OTHER MATTERS

Fees and Expenses

     Counsel to the class action plaintiffs has retained GEMISYS Corporation to act as the Claims Administrator in connection with the Purchase Offer and the Consent Solicitation. The costs of sending the Notice and the Purchase Offer and Consent Solicitation and related materials to the Partnership's limited partners will be paid by the Joint Venture. Other fees and expenses will be paid out of any interest accrued on the settlement funds during the time the settlement funds (including the settlement funds relating to the other Marriott Partnerships) are in escrow. See "The Settlement -- The Settlement Agreement." To the extent such accrued interest is insufficient to cover the Claims Administrator's fees and expenses, the fees will be paid by the Joint
Venture.


     The Court has approved the retention of Chase Bank of Texas, N.A. to act as escrow agent for the settlement funds relating to all of the Litigation covered by the Settlement Agreement. The Escrow Agent will be paid out of any interest accrued during the time the settlement funds (including the settlement funds relating to the other Marriott Partnerships) are in escrow. To the extent such accrued interest is insufficient to cover the fees, the fees will be paid by the Joint Venture.


     Neither the Purchaser, the Joint Venture, Marriott International, MI Investor nor Rockledge will pay any fees or commissions to any broker or dealer or any other person for soliciting tenders of Units pursuant to this Purchase Offer and Consent Solicitation (other than the fees to the Claims Administrator). Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by the Joint Venture for customary mailing and handling expenses incurred by them in forwarding materials to their customers.

Miscellaneous

     The Purchase Offer and Consent Solicitation is being made to all holders of Units, other than the General Partner. The Purchaser is not aware of any state where the making of the Purchase Offer or the soliciting of consents is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Purchase Offer or the acceptance of Units pursuant thereto, or the soliciting of consents, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Purchase Offer and Consent Solicitation will not be made to nor will tenders be accepted from or on behalf of the holders of Units in such state.

     Pursuant to Rule 14d-3 of the General Rules and Regulations under the Exchange Act, the Purchaser, the Joint Venture, Marriott International, MI Investor and Rockledge have filed with the SEC a Tender Offer Statement on Schedule TO, and pursuant to Rule 14d-9 and Rule 14a-6 of the Exchange Act, the Partnership has filed with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 and a Consent Solicitation Statement on Schedule 14A, respectively, together with exhibits in each case, furnishing certain additional information with respect to the Purchase Offer and the Consent Solicitation. Such statements and any amendments thereto, including exhibits, may be inspected and copies may be obtained with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

     Any exhibits filed herewith may be obtained from the Partnership, without charge, by requesting them in writing or by telephone from the Partnership at the following address:

     Courtyard by Marriott Limited Partnership
     10400 Fernwood Road
     Bethesda, Maryland  20817
     Telephone:  (301) 380-9000

     You should rely only on the information contained or incorporated by reference in this Purchase Offer and Consent Solicitation. We have not authorized anyone to provide you with information that is different from what is contained in this Purchase Offer and Consent Solicitation. This Purchase Offer and Consent Solicitation is dated ________ __, 2000. You should not assume that the information contained in this Purchase Offer and Consent Solicitation is accurate as of any date other than that date. The mailing of this Purchase Offer and Consent Solicitation does not create any implication of the contrary.

     No person has been authorized to give any information or make any representation on behalf of the Partnership, the General Partner or the Purchaser not contained herein or in the Proof of Claim and, if given or made, such information or representation must not be relied on as having been authorized.



                                             CBM I HOLDINGS LLC

                                             CBM ONE LLC

                                             _____________ __, 2000

                                                                      SCHEDULE I

       DIRECTORS AND EXECUTIVE OFFICERS OF MARRIOTT INTERNATIONAL, INC.,
             MI CBM INVESTOR LLC, ROCKLEDGE HOTEL PROPERTIES, INC.,
                  CBM JOINT VENTURE LLC AND CBM I HOLDINGS LLC

     The following table sets forth the name, business address and principal occupation or employment at the present time and during the last five years, and the name, principal business and address of any corporation or other organization in which such employment is or was conducted, of each director and executive officer of Marriott International, Inc., MI CBM Investor LLC, Rockledge Hotel Properties, Inc., CBM Joint Venture LLC and CBM I Holdings LLC. The business address of each such person is 10400 Fernwood Road, Bethesda, Maryland 20817. Except as otherwise noted, each occupation set forth below a person's name refers to employment with Marriott International, Inc., MI CBM Investor LLC, Rockledge Hotel Properties, Inc., CBM Joint Venture LLC and CBM I Holdings LLC, respectively, and each such person has held such occupation for at least the past five years and, other than Dr. Cheng, each such person is a citizen of the United States. Except as otherwise noted, where an office with Marriott International, Inc. is set forth opposite a person's name, that person has held that office since March 1998, when the present Marriott International, Inc. was spun off from the prior corporation of the same name ("Old Marriott International," now known as Sodexho Marriott Services, Inc.) and prior to that spin-off held the same office with Old Marriott International.

I.   MARRIOTT INTERNATIONAL, INC.


                                      Present Principal Occupation or Employment and
                                        Material Occupations, Offices or Employment
Name                                          Held During the Past Five Years
----                                  -----------------------------------------------
J.W. Marriott, Jr.Chairman            J.W. Marriott, Jr. is Chairman of the Board and
of the Board and Chief                Chief Executive Officer of Marriott
Executive Officer                     International.  He joined Marriott Corporation
                                      (now known as Host Marriott Corporation) in
                                      1956, became President and a director in 1964,
                                      Chief Executive Officer in 1972 and Chairman of
                                      the Board in 1985.  Mr. Marriott also is a
                                      director of Host Marriott Corporation, General
                                      Motors Corporation and the Naval Academy
                                      Endowment Trust.  He serves on the Board of
                                      Trustees of the National Geographic Society and
                                      The J. Willard & Alice S. Marriott Foundation,
                                      and the Board of Directors of Georgetown
                                      University, and is a member of the Executive
                                      Committee of the World Travel & Tourism Council
                                      and the Business Council. Mr. Marriott has
                                      served as Chief Executive Officer of Marriott
                                      International since its inception in 1997, and
                                      served as Chairman and Chief Executive Officer
                                      of Old Marriott International from October 1993
                                      to March 1998.  Mr. Marriott has served as a
                                      director of Marriott International since March
                                      1998.

Todd Clist                   Todd Clist joined Marriott Corporation in 1968.
Vice President;              Mr. Clist served as general manager of several
President, North American    hotels before being named Regional Vice President,
Lodging Operations           Midwest Region for Marriott Hotels, Resorts and
                             Suites in 1980. Mr. Clist became Executive Vice
                             President of Marketing for Marriott Hotels,
                             Resorts and Suites in 1985, and Senior Vice
                             President, Lodging Products and Markets in 1989.
                             Mr. Clist was named Executive Vice President and
                             General Manager for Fairfield Inn in 1990, for both Fairfield Inn and Courtyard in 1991, and for Fairfield Inn, Courtyard and Residence Inn in
                             1993. Mr. Clist was appointed to his current position in January 1994.


Edwin D. Fuller              Edwin D. Fuller joined Marriott Corporation in
Vice President; President    1972 and held several sales positions before being
and Managing Director        appointed Vice President of Marketing in 1979. He
--Marriott Lodging           became Regional Vice President in the Midwest
International                Region in 1985, Regional Vice President of the
                             Western Region in 1988, and in 1990 was promoted to Senior Vice President & Managing Director of
                             International Lodging, with a focus on developing the international group of hotels. He was named
                             Executive Vice President and Managing Director of
                             International Lodging in 1994, and was promoted to his current position of President and Managing
                             Director of International Lodging in 1997.

Gilbert M. Grosvenor          Gilbert M. Grosvenor is Chairman of the Board of
Director                      the National Geographic Society (a publisher of
                              books and magazines and producer of television documentaries) and a director or trustee of Chevy
                              Chase Federal Savings Bank, Ethyl Corporation,
                              B.F. Saul REIT and Saul Centers, Inc. He is on the
                              Board of Visitors of the Nicholas School of the Environment of Duke University. Mr. Grosvenor served as a member of the Board of Directors of Old Marriott International (and prior to October
                              1993 of Marriott Corporation) from 1987 to March
                              1998, and has served as a director of Marriott
                              International since March 1998.

Henry Cheng Kar-Shun          Henry Cheng Kar-Shun has served as Managing
Director                      Director of New World Development Company Limited
                              ("New World Development"), a publicly held Hong
                              Kong real estate development and investment company, since 1989. He is the Chairman of New
                              World China Land Limited, New World CyberBase
                              Limited, New World Infrastructure Limited and Tai
                              Fook Group Limited and a director of HKR
                              International Limited and Kwoon Chung Bus Holding
                              Limited, all of which are publicly-held Hong Kong companies. Dr. Cheng serves as an executive officer of Chow Tai Fook Enterprises Limited, a privately-held family company that controls New
                              World Development. Dr. Cheng served as Chairman and Director of Renaissance Hotel Group N.V. from
                              June 1995 until its purchase by the Company in March 1997. He is Chairman of the Advisory Council for The Better Hong Kong Foundation. Dr. Cheng serves as a member of the Services Promotion
                              Strategy Group, a unit under the Hong Kong
                              Financial Secretary's Office, and as a Committee
                              Member of the Eighth and Ninth Chinese People's
                              Political Consultative Committee of the People's
                              Republic of China. Dr. Cheng has also served as a member of the Election Committee of the Hong Kong
                              Special Administrative Region. Dr. Cheng served as a director of Old Marriott from June 1997 to March
                              1998, and has served as a director of the Company since March 1998.


Brendan M. Keegan            Brendan M. Keegan joined Marriott Corporation in
Vice President; Executive    1971, in the Corporate Organization Development
Vice President               Department and subsequently held several human
---Human Resources           resources positions, including Vice President of
                             Organization Development and Executive Succession
                             Planning.  In 1986, Mr. Keegan was named Senior
                             Vice President, Human Resources, Marriott Service
                             Group. In April 1997, Mr. Keegan was appointed
                             Senior Vice President of Human Resources for
                             Marriott International's worldwide human resources functions, including compensation, benefits, labor and employee relations, employment and human resources planning and development. In February
                             1998, he was appointed to his current
                             position.

Richard E. Marriott           Richard E. Marriott  is Chairman of the Board of
Director                      Host Marriott Corporation. He is also Chairman of
                              the Board of First Media Corporation and serves as a trustee of Gallaudet University, Polynesian
                              Cultural Center, Primary Children's Medical
                              Center, Boys and Girls Clubs of America SE Region and The J. Willard & Alice S. Marriott Foundation.
                              He is President and a member of the Board of Trustees of the Marriott Foundation for People with Disabilities and President and a director of the R.E.M. Family Foundation, Inc. He also serves on the Board of Trustees of Federal City Council and the Advisory Committee for the International
                              Hotel and Restaurant Association. Prior to 1993,
                              Mr. Marriott served as an Executive Vice President and member of the Board of Directors of Marriott
                              Corporation. Mr. Marriott has been a director of Marriott Corporation (now known as Host Marriott
                              Corporation) since 1979, served as a director of Old Marriott International from October 1993 to
                              March 1998, and has served as a director of Marriott International since March 1998.


Floretta Dukes McKenzie       Floretta Dukes McKenzie is the founder, Chairwoman
Director                      and Chief Executive Officer of The McKenzie Group,
                              Inc. (an educational consulting firm). She is also a director or trustee of Potomac Electric Power
                              Company (PEPCO), National Geographic Society,
                              Acacia Group, Group Hospitalization and Medical
                              Services, Inc. (GHMSI), Howard University, White
                              House Historical Association, American Association of School Administrators Leadership of Learning
                              Foundation, Lightspan Partnership, Inc., Impact II
                              - The Teachers Network, National School Board
                              Foundation, Institute for Educational Leadership,
                              Inc., Forum for the American School
                              Superintendent, Harvard Graduate School of
                              Education Urban Superintendents Program and Johns
                              Hopkins Leadership Development Program. From 1981 to 1988, she served as Superintendent of the District of Columbia Public Schools and Chief
                              State School Officer. Dr. McKenzie served as a director of Old Marriott (and prior to October
                              1993 of Marriott Corporation) from 1992 to March
                              1998, and has served as a director of the Company since March 1998.

Harry J. Pearce               Harry J. Pearce is Vice Chairman of the Board of
Director                      General Motors Corporation (an automobile
                              manufacturer) and a director of General Motors
                              Acceptance Corporation, Hughes Electronics
                              Corporation, Alliance of Automobile Manufacturers,
                              MDU Resources Group, Inc. and the Bone Marrow
                              Foundation and is a member of the U.S. Air Force
                              Academy's Board of Visitors. He also serves on the Board of Trustees of Howard University and
                              Northwestern University and is a member of the Northwestern University School of Law's Law Board.
                              Mr. Pearce served as a director of Old Marriott
                              International from 1995 to March 1998, and has served as a director of Marriott International since March 1998.



William T. Petty              William T. Petty joined Marriott Corporation in
Vice President; Executive     1984 as Vice President of Planning & Business.
Vice President, North         He has since held a number of positions with
American Lodging Operations   Marriott Corporation and Marriott International,
                              becoming Vice President of Market Planning in
                              1985; General Manager of the Atlanta Perimeter
                              Marriott Hotel in 1989; Vice President of
                              Operations for Marriott's time share division in 1990; Regional Vice President for Lodging
                              Operations in 1991; and Senior Vice President for the Western Region in 1995. Mr. Petty was appointed to his present position in December
                              1998.


Robert T. Pras               Robert T. Pras joined Marriott Corporation in
Vice President; President--  1979 as Executive Vice President of Fairfield
Marriott                     Farm Kitchens, the predecessor of Marriott
Distribution Services        Distribution Services. In 1981, Mr. Pras became
                             Executive Vice President of Procurement and
                             Distribution. In May 1986, Mr. Pras was appointed to the additional position of General Manager of Marriott Corporation's Continuing Care Retirement
                             Communities. He was named Executive Vice President and General Manager of Marriott Distribution
                             Services in 1990. Mr. Pras was appointed to his current position in January 1997.

W. Mitt Romney               W. Mitt Romney was appointed President and Chief
Director                     Executive Officer of the Salt Lake Olympic
                             Committee on February 19, 1999. He is a director,
                             President and Chief Executive Officer of Bain
                             Capital, Inc. (a private equity investment firm).
                             He is also a director of Staples, Inc. Mr. Romney is a member of the Executive Board of the Boy
                             Scouts of America and the board of the National
                             Points of Light Foundation. Mr. Romney served as a member of the Board of Directors of Old Marriott
                             (and of Marriott Corporation prior to October 1993) from 1993 to March 1998 and has served as a director of Marriott International since March
                             1998.



Joseph Ryan                  Joseph Ryan joined Old Marriott in December 1994 as
Executive Vice President     Executive Vice President and General Counsel. Prior
and General Counsel          to that time, he was a partner in the law firm of
                             O'Melveny & Myers, serving as the Managing Partner from 1993 until his departure. He joined O'Melveny
                             & Myers in 1967 and was admitted as a partner in 1976.


Roger W. Sant                Roger W. Sant is Chairman of the Board of The AES
Director                     Corporation (a global power company) which he co-
                             founded in 1981. Since 1994, Mr. Sant has chaired the Board of World Wildlife Fund (U.S.). He also chairs the Board of The Summit Foundation, and is a Board member of WWF-International and The
                             National Symphony. Mr. Sant served as a director of Old Marriott International from 1993 to March 1998, and has served as a director of Marriott
                             International since March 1998.



Horst H. Schulze             Horst H. Schulze has served as the President and
Vice President ; President   Chief Operating Officer of The Ritz-Carlton since
and Chief Operating Officer, 1988. Mr. Schulze joined The Ritz-Carlton in 1983
The Ritz-Carlton             as Vice President, Operations and was appointed
Hotel Company, LLC           Executive Vice President in 1987. Prior to 1983, he
                             spent nine years with Hyatt Hotels Corporation where he held several positions including Hotel
                             General Manager, Regional Vice President and
                             Corporate Vice President.

William J. Shaw              William J. Shaw has served as President and Chief
Director, President          Operating Officer of Marriott International since
and Chief Operating          March 1997 (including service in the same capacity
Officer                      with Old Marriott International until March 1998).
                             Mr. Shaw joined Marriott Corporation in 1974, was elected Corporate Controller in 1979 and a Vice
                             President in 1982. In 1986, Mr. Shaw was elected
                             Senior Vice President--Finance and Treasurer of
                             Marriott Corporation. He was elected Chief
                             Financial Officer and Executive Vice President of
                             Marriott Corporation in April 1988. In February
                             1992, he was elected President of the Marriott
                             Service Group. Mr. Shaw is also Chairman of the
                             Board of Directors of Sodexho Marriott Services,
                             Inc. He also serves on the Board of Trustees of the University of Notre Dame and the Suburban Hospital
                             Foundation. Mr. Shaw has served as a director of Old Marriott International (now named Sodexho
                             Marriott Services, Inc.) since May 1997, and as a director of Marriott International since March
                             1998.



Lawrence M. Small            Lawrence M. Small is the Secretary of the
Director                     Smithsonian Institution, the world's largest
                             combined museum and research complex, a position to which he was elected in September, 1999. Prior to becoming the 11th Secretary, he served as President and Chief Operating Officer of Fannie Mae, the nation's largest housing finance company, since
                             1991. Before joining Fannie Mae, Mr. Small had served as Vice Chairman and Chairman of the Executive Committee of the Board of Directors of Citicorp and Citibank, N.A., since January 1990. He had been associated with Citibank since 1964. He is also a director of The Chubb Corporation, New York
                             City's Spanish Repertory Theatre, the John F.
                             Kennedy Center for the Performing Arts, the
                             National Gallery, the Woodrow Wilson Center
                             International Center for Scholars and Mt. Sinai-NYU
                             Medical Center and Health System. Mr. Small served as director of Old Marriott from 1995 to March
                             1998, and he has served as a director of the Company since March 1998.

Arne M. Sorenson             Arne M. Sorenson joined Old Marriott in 1996 as
Executive Vice President     Senior Vice President of Business Development. He
and Chief Financial Officer  was instrumental in Marriott International's acquisition of the Renaissance Hotel Group in 1997.
                             Prior to joining Marriott, he was a partner in the law firm of Latham & Watkins in Washington, D.C., where he played a key role in 1992 and 1993 in the distribution of Old Marriott International by Marriott Corporation. Effective October 1, 1998,
                             Mr. Sorenson was appointed Executive Vice President and Chief Financial Officer.



James M. Sullivan            James M. Sullivan joined Marriott Corporation in
Executive Vice President     1980, departed in 1983 to acquire, manage, expand
---Lodging Development       and subsequently sell a successful restaurant
                             chain, and returned to Marriott Corporation in 1986 as Vice President of Mergers and
                             Acquisitions. Mr. Sullivan became Senior Vice
                             President, Finance - Lodging in 1989, Senior Vice
                             President - Lodging Development in 1990 and was appointed to his current position in December
                             1995.



William R. Tiefel            William R. Tiefel joined Marriott Corporation in
Vice Chairman; Chairman      1961 and was named President of Marriott Hotels,
---The Ritz-Carlton          Resorts and Suites in 1998. He had previously
Hotel Company, LLC           served as resident manager and general manager at
                             several Marriott hotels prior to being appointed
                             Regional Vice President and later Executive Vice
                             President of Marriott Hotels, Resorts and Suites and Marriott Ownership Resorts. Mr. Tiefel was elected Executive Vice President of Marriott
                             Corporation in November 1989. In March 1992, he was elected President-Marriott Lodging Group and assumed responsibility for all of Marriott's lodging brands. In May 1998 he was appointed to his current position.

Stephen P. Weisz                          Stephen P. Weisz joined Marriott Corporation in 1972
Vice President; President -               and was named Regional Vice President of the
Marriott Vacation Club International      Mid-Atlantic Region in 1991.  Mr. Weisz had
                                          previously served as Senior Vice President of Rooms
                                          Operations before being appointed as Vice President
                                          of the Revenue Management Group. Mr. Weisz became
                                          Senior Vice President of Sales and Marketing for
                                          Marriott Hotels, Resorts and Suites in August 1992
                                          and Executive Vice President - Lodging Brands in
                                          August 1994.  In December 1996, Mr. Weisz was
                                          appointed President - Marriott Vacation Club
                                          International.

II.    ROCKLEDGE HOTEL PROPERTIES, INC.

Richard A. Burton                         Richard A. Burton joined Host Marriott in 1996
Vice President                            as Senior Vice President--Taxes.  Prior to
                                          joining Host Marriott, Mr. Burton was Senior
                                          Tax Counsel at Mobil Oil Corporation.  Prior to
                                          that, Mr. Burton also practiced law at
                                          Sutherland, Asbill & Brennan and served as
                                          Attorney Advisor to the United States Tax Court
                                          in Washington, D.C.

Robert E. Parsons, Jr.                    Robert E. Parsons, Jr. joined the Corporate
President and Director                    Financial Planning staff of Host Marriott
                                          Corporation ("Host Marriott") in 1981, became
                                          Assistant Treasurer in 1988, Senior Vice
                                          President and Treasurer in 1993 and in 1995, he
                                          was elected Executive Vice President and Chief
                                          Financial Officer.  He also serves as a director,
                                          manager and officer of numerous Host Marriott
                                          subsidiaries.


Christopher G. Townsend                   Christopher G. Townsend joined Host Marriott's
Vice President, Secretary and Director    Law Department in 1982 as a Senior Attorney,
                                          became Assistant Secretary in 1984, Assistant
                                          General Counsel in 1986, Senior Vice President,
                                          Corporate Secretary and Deputy General
                                          Counsel in 1993 and in January 1997, he was
                                          made General Counsel.  He also serves as a
                                          director, manager and officer of numerous Host
                                          Marriott subsidiaries.

W. Edward Walter                          W. Edward Walter joined Host Marriott in 1996
Vice President and Treasurer              as Senior Vice President--Acquisitions and, in
                                          1998 was made Treasurer.  He also serves as a
                                          director, manager and officer of numerous Host
                                          Marriott subsidiaries.  Prior to joining Host
                                          Marriott, Mr. Walter was a partner at Trammell
                                          Crow Residential Company and President of
                                          Bailey Capital Corporation, a real estate firm
                                          focusing on tax-exempt real estate investments.

III.    MI CBM INVESTOR LLC

                                             Present Principal Occupation or Employment
                                                and Material Occupations, Offices or
Name                                         Employment Held During the Past Five Years
----                                       ---------------------------------------------
Executive Officers and Managers:
-------------------------------
Kevin M. Kimball                           Kevin M. Kimball joined Marriott Corporation in
President and Manager                      1976 as an analyst in the Treasury Department.
                                           In 1980 he was promoted to Director, Partnerships
                                           and Syndications, and was named Vice President
                                           and Assistant Corporate Controller in 1986, Vice
                                           President, Financial Planning and Analysis in
                                           1989, and Vice President Finance, Residence Inn in
                                           1990.  In 1993, Mr. Kimball was appointed Senior
                                           Vice President and Corporate Controller of
                                           Marriott International, Inc.  In 1994 he was named
                                           Senior Vice President and Chief Financial Officer
                                           for Marriott Lodging, and promoted to Executive
                                           Vice President and Chief Financial Officer for
                                           Marriott Lodging in 1996.  Mr. Kimball was
                                           appointed President and Manager of MI Investor
                                           on April 13, 2000.

Carolyn B. Handlon                         Carolyn B. Handlon joined Marriott Corporation in
Treasurer and Manager                      1987 as Manager of Corporate Finance. In 1992,
                                           she was promoted to Vice President and named
                                           Assistant Treasurer of Marriott International in
                                           October 1993, and Senior Vice President, Finance
                                           and Treasurer in June 1999.  Ms. Handlon was
                                           appointed Treasurer and Manager of MI Investor
                                           on April 13, 2000.

Ward R. Cooper                             Ward R. Cooper joined Marriott Corporation in
Assistant Secretary and Manager            1988 as an Attorney.  In addition to that position
                                           he was appointed Assistant Secretary of Marriott
                                           Corporation in 1992.  He assumed the same
                                           positions with Marriott International in October,
                                           1993, and was promoted to Assistant General
                                           Counsel and Assistant Secretary in January, 1994.
                                           Mr. Cooper was appointed Assistant Secretary and
                                           Manager of MI Investor on April 13, 2000.

IV.     CBM JOINT VENTURE LLC

     CBM Joint Venture LLC does not have any directors or executive officers. It is managed by its members, Rockledge Hotel Properties, Inc. and MI CBM Investor LLC. Information concerning the directors and executive officers of Rockledge Hotel Properties, Inc. and MI CBM Investor LLC is set forth elsewhere on this Schedule I.

V.    CBM I HOLDINGS LLC

     CBM I Holdings LLC does not have any directors or executive officers. It is managed by its sole member CBM Mezzanine Borrower LLC, which is managed by its sole member CBM Joint Venture LLC. CBM Joint Venture LLC is managed by its members, Rockledge Hotel Properties, Inc. and MI CBM Investor LLC. Information concerning the directors and executive officers of Rockledge Hotel Properties, Inc. and MI CBM Investor LLC is set forth elsewhere on this Schedule I.

                                                                     SCHEDULE II

                DIRECTORS AND EXECUTIVE OFFICERS OF CBM ONE LLC

     The following table sets forth the name, business address and principal occupation or employment at the present time and during the last five years, and the name, principal business and address of any corporation or other organization in which such employment is or was conducted, of each manager and executive officer of CBM One LLC. Except as otherwise noted, each such person is a citizen of the United States and the business address of each such person is 10400 Fernwood Road, Washington, D.C. 20058. Except as otherwise noted, each occupation set forth below a person's name refers to employment with CBM One LLC and each such person has held such occupation for at least the past five years.

                                       Present Principal Occupation or Employment
                                       and Material Occupations, Offices or
Name                                   Employment Held During the Past Five Years
----------------------------------     -------------------------------------------
Robert E. Parsons, Jr.                 Robert E. Parsons, Jr. joined the Corporate
President and Manager                  Financial Planning staff of Host Marriott
                                       Corporation ("Host Marriott") in 1981, became
                                       Assistant Treasurer in 1988, Senior Vice
                                       President and Treasurer in 1993 and in 1995,
                                       he was elected Executive Vice President and
                                       Chief Financial Officer.  He is also an
                                       Executive Vice President and Chief Financial
                                       Officer of Host Marriott L.P. and serves as a
                                       director, manager and officer of numerous Host
                                       Marriott subsidiaries

Christopher G. Townsend                Christopher G. Townsend joined Host Marriott's
Executive Vice President, Secretary    Law  Department in 1982 as  a Senior Attorney,
 and Manager                           became Assistant Secretary in 1984, Assistant
                                       General Counsel in 1986, Senior Vice
                                       President, Corporate Secretary and Deputy
                                       General Counsel in 1993 and  in January 1997,
                                       he was made General Counsel.  He is also a
                                       Senior Vice President, Corporate Secretary and
                                       General Counsel of Host Marriott L.P. and
                                       serves as a director, manager and officer of
                                       numerous Host Marriott subsidiaries.

W. Edward Walter                       W. Edward Walter joined Host Marriott in
Treasurer                              1996 as Senior Vice President--Acquisitions
                                       and, in 1998 was made Treasurer.  He is also a
                                       Senior Vice President and Treasurer of Host
                                       Marriott L.P. and serves as a director, manager
                                       and officer of numerous Host Marriott
                                       subsidiaries.  Prior to joining Host Marriott,
                                       Mr. Walter was a partner at Trammell Crow
                                       Residential Company and President of Bailey
                                       Capital Corporation, a real estate firm focusing
                                       on tax-exempt real estate investments.

                        [PAGE INTENTIONALLY LEFT BLANK]

                               [Back cover page]







          Questions and requests for assistance concerning (1) how to complete the Consent Form or the Proof of Claim, (2) where to remit the Consent Form or the Proof of Claim or (3) obtaining additional copies of this Purchase Offer and Consent Solicitation, the Proof of Claim and the Consent Form and other Purchase Offer and Consent Solicitation materials should be directed to the Claims Administrator at its address and telephone number listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Purchase Offer or the Merger. Substantive questions concerning the Consent Form and the Proof of Claim should be directed to David Berg or Jim Moriarty, counsel to the class action plaintiffs. Mr. Berg's telephone number is (713) 529-5622 and Mr. Moriarty's telephone number is (713) 528-0700.

     Facsimile copies of the BLUE Proof of Claim properly completed and duly executed, will be accepted. However, the GREEN consent form, properly completed and duly executed, should be sent to the Claims Administrator in the enclosed envelope with pre-paid postage. The Proof of Claim and the Consent Form, and any other required documents should be sent or delivered by you or your broker, dealer, commercial bank, trust company or other nominee to the Claims Administrator, at one of the addresses set forth below:



 The Claims Administrator for the Purchase Offer and Consent Solicitation is:

                              GEMISYS Corporation

          By Mail:                   Facsimile Transmission:        By Hand or Overnight Delivery:
Attention: Proxy Department                303-705-6171               Attention: Proxy Department
 7103 South Revere Parkway       (For Eligible Institutions Only)      7103 South Revere Parkway
 Englewood, CO 80112-9523                                              Englewood, CO 80112-9523

                                             Telephone:
                                           (800) 326-8222

                                 CONSENT FORM

THIS WRITTEN CONSENT IS SOLICITED BY THE GENERAL PARTNER OF COURTYARD BY MARRIOTT LIMITED PARTNERSHIP FOR ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS TO BE EFFECTIVE AS SET FORTH IN THE PURCHASE OFFER AND CONSENT SOLICITATION ACCOMPANYING THIS CONSENT FORM

The undersigned, with respect to each unit in Courtyard by Marriott Limited Partnership (the "Partnership") held of record by the undersigned on _____________, 2000, hereby sets forth his, her or its vote in connection with the written consent solicited by the General Partner of the Partnership as described in the Purchase Offer and Consent Solicitation accompanying this consent form. You are encouraged to indicate your vote by marking the appropriate box on the reverse side. Failure to check any of the boxes with respect to the proposed authorization will, if this consent card has been signed and dated, constitute a vote "FOR" the proposed authorization. Please sign and date this card. A postage-paid return envelope is enclosed for your convenience in returning this form.

IMPORTANT: PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE.

Authorization of the General Partner's grant of consent on behalf of the Partnership to:

(1) the proposed amendments to Partnership Agreement as described in the accompanying Purchase Offer and Consent Solicitation Statement dated ____________, 2000.

FOR [_]             AGAINST   [_]       ABSTAIN [_]


(2) the proposed Merger as described in the accompanying Purchase Offer and Consent Solicitation Statement dated ____________, 2000.


FOR [_]             AGAINST   [_]       ABSTAIN [_]


                                    __________________________
                                    (SIGNATURE(S) OF LIMITED PARTNERS(S))

                                    Dated: _________________, 2000

                                    (NOTE: Please sign exactly as your name
                                    or names appear on the label. If more
                                    than one name appears, all persons so
                                    designated should sign. When signing in a representative capacity, please give your full title.)